Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265105

PROSPECTUS

Blackstone Private Credit Fund

Offer to Exchange

$365,000,000 aggregate principal amount of 1.750% Notes due 2024

$500,000,000 aggregate principal amount of 2.350% Notes due 2024

$500,000,000 aggregate principal amount of 2.700% Notes due 2025

$900,000,000 aggregate principal amount of 4.700% Notes due 2025

$900,000,000 aggregate principal amount of 2.625% Notes due 2026

$1,000,000,000 aggregate principal amount of 3.250% Notes due 2027

$650,000,000 aggregate principal amount of 4.000% Notes due 2029

For

$365,000,000 aggregate principal amount of 1.750% Notes due 2024

$500,000,000 aggregate principal amount of 2.350% Notes due 2024

$500,000,000 aggregate principal amount of 2.700% Notes due 2025

$900,000,000 aggregate principal amount of 4.700% Notes due 2025

$900,000,000 aggregate principal amount of 2.625% Notes due 2026

$1,000,000,000 aggregate principal amount of 3.250% Notes due 2027

$650,000,000 aggregate principal amount of 4.000% Notes due 2029, respectively,

registered under the Securities Act of 1933, as amended

Blackstone Private Credit Fund (the “Company,” “we,” “us,” or “our”) is offering to exchange all of its outstanding (i) 1.750% Notes due 2024 (the “1.750% Restricted Notes”) that were issued in a transaction not requiring registration under the Securities Act of 1933, as amended (the “1933 Act”), on September 15, 2021; (ii) 2.350% Notes due 2024 (the “2.350% Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act, on November 22, 2021; (iii) 2.700% Notes due 2025 (the “2.700% Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act, on January 18, 2022; (iv) 4.700% Notes due 2025 (the “4.700% Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act, on March 24, 2022; (v) 2.625% Notes due 2026 (the “2.625% Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act, on September 15, 2021; (vi) 3.250% Notes due 2027 (the “3.250% Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act, on November 22, 2021; and (vii) 4.000% Notes due 2029 (the “4.000% Restricted Notes” and, collectively with the 1.750% Restricted Notes, 2.350% Restricted Notes, 2.700% Restricted Notes, 4.700% Restricted Notes, 2.625% Restricted Noted and 3.250% Restricted Notes, the “Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act on January 18, 2022, for an equal aggregate principal amount of its new (a) 1.750% Notes due 2024 (the “1.750% Exchange Notes”); (b) 2.350% Notes due 2024 (the “2.350% Exchange Notes”); (c) 2.700% Notes due 2025 (the “2.700% Exchange Notes”); (d) 4.700% Notes due 2025 (the “4.700% Exchange Notes”); (e) 2.625% Notes due 2026 (the “2.625% Exchange Notes”); (f) 3.250% Notes due 2027 (the “3.250% Exchange Notes”); and (g) 4.000% Notes due 2029 (the “4.000% Exchange Notes” and, collectively with the 1.750% Exchange Notes, 2.350% Exchange Notes, 2.700% Exchange Notes, 4.700% Exchange Notes, 2.625% Exchange Notes, and 3.250% Exchange Notes, the “Exchange Notes”), respectively, that have been registered with the Securities and Exchange Commission (the “SEC”) under the 1933 Act.

We refer to the 1.750% Restricted Notes and 1.750% Exchange Notes together as the “1.750% Notes”, the 2.350% Restricted Notes and 2.350% Exchange Notes together as the “2.350% Notes”, the 2.700% Restricted Notes and 2.700% Exchange Notes together as the “2.700% Notes”, the 4.700% Restricted Notes and 4.700% Exchange Notes together as the “4.700% Notes”, the 2.625% Restricted Notes and 2.625% Exchange Notes together as the “2.625% Notes”, the 3.250% Restricted Notes and 3.250% Exchange Notes together as the 3.250% Notes, and the 4.000% Restricted Notes and 4.000% Exchange Notes together as the “4.000% Notes”. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes”.

If you participate in the exchange offer, you will receive Exchange Notes for your Restricted Notes that are validly tendered. The terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 5:00 p.m., New York City time, on August 8, 2022, unless extended.

We will exchange all 1.750% Restricted Notes, 2.350% Restricted Notes, 2.700% Restricted Notes, 4.700% Restricted Notes, 2.635% Restricted Notes, 3.250% Restricted Notes and 4.000% Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for 1.750% Exchange Notes, 2.350% Exchange Notes, 2.700% Exchange Notes, 4.700% Exchange Notes, 2.635% Exchange Notes, 3.250% Exchange Notes, and 4.000% Exchange Notes, respectively. You may withdraw tendered Restricted Notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the Restricted Notes, and we do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotations through any automated dealer quotation system.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 13 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2022

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Exchange Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at:

Investor Relations

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, NY 10154

(212) 503-2100

To obtain timely delivery, you must request information no later than five business days prior to the expiration of the exchange offer, which expiration is 5:00 p.m., New York City time, on August 8, 2022.

i

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Exchange Notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. The accompanying letter of transmittal relating to the Exchange Offer states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of Exchange Notes received in the exchange offer for Restricted Notes that were acquired by the broker-dealer as a result of market-making or other trading activities.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 13 of this prospectus, as well as the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any updates to those risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), all of which we incorporate by reference herein other than as specified.

The Company

Blackstone Private Credit Fund (the “Company,” “we,” “us,” or “our”) is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for U.S. federal income tax purposes, we have elected to be treated and intend to qualify annually as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). We are externally managed by an affiliate of Blackstone Inc. (formerly, The Blackstone Group Inc.). Our adviser, Blackstone Credit BDC Advisors LLC (the “Adviser”) is an affiliate of Blackstone Alternative Credit Advisors LP (collectively with its affiliates in the credit-focused business of Blackstone Inc., “Blackstone Credit,” which, for the avoidance of doubt, excludes Harvest Fund Advisors LLC and Blackstone Insurance Solutions). Blackstone Credit is one of the world’s largest credit oriented managers and comprises the credit-focused investment platform of Blackstone, which is the largest alternative asset manager in the world with preeminent investment businesses across asset classes. Blackstone’s platform provides significant competitive advantages including scale, expertise across industries and capital structures, deep relationships with companies and financial sponsors, and access to operating resources and a large network of portfolio companies. Blackstone Credit together with its non-credit-focused affiliates within Blackstone Inc. is referred to herein as “Blackstone.”

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Under normal circumstances, we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, we will also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). We expect that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-

traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies. We generally intend to distribute substantially all of our available earnings annually by paying distributions on a monthly basis, as determined by the Board of Trustees of the Company (the “Board”) in its discretion. To seek to enhance our returns, we use and continue to expect to use leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act; which currently allows us to borrow up to a 2:1 debt to equity ratio. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings” incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q of the Company.

The Company is a Delaware statutory trust formed on February 11, 2020. We are currently offering on a continuous basis up to $36.5 billion of common shares of beneficial interest pursuant to an offering registered with the Securities and Exchange Commission. The Company offers to sell any combination of three classes of common shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount.

Our corporate headquarters are located at 345 Park Avenue, 31st Floor, New York, New York 10154. We maintain a website at www.bcred.com. Information contained on our website or on Blackstone’s website at www.blackstone.com is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

Exchange Notes	$365,000,000 aggregate principal amount of 1.750% Notes due 2024 (the “1.750% Exchange Notes”).

$500,000,000 aggregate principal amount of 2.350% Notes due 2024 (the “2.350% Exchange Notes”).

$500,000,000 aggregate principal amount of 2.700% Notes due 2025 (the “2.700% Exchange Notes”).

$900,000,000 aggregate principal amount of 4.700% Notes due 2025 (the “4.700% Exchange Note”).

$900,000,000 aggregate principal amount of 2.625% Notes due 2026 (the “2.625% Exchange Notes”).

$1,000,000,000 aggregate principal amount of 3.250% Notes due 2027 (the “3.250% Exchange Notes”).

$650,000,000 aggregate principal amount of 4.000% Notes due 2029 (the “4.000% Exchange Notes” and, collectively with the 1.750% Exchange Notes, 2.350% Exchange Notes, 2.700% Exchange Notes, 4.700% Exchange Notes, 2.625% Exchange Notes and 3.250% Exchange Notes, the “Exchange Notes”).

The terms of our 1.750% Exchange Notes, 2.350% Exchange Notes, 2.700% Exchange Notes, 4.700% Exchange Notes, Exchange Notes, 2.625% Exchange Notes, 3.250% Exchange Notes, and 4.000% Exchange Notes that have been registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) are substantially identical to those of our outstanding 1.750% Notes due 2024 (the “1.750% Restricted Notes”), 2.350% Notes due 2024 (the “2.350% Restricted Notes”), 2.700% Notes due 2025 (the “2.700% Restricted Notes”), 4.700% Notes due 2025 (the “4.700% Restricted Notes”), 2.625% Notes due 2026 (the “2.625% Restricted Notes”), 3.250% Notes due 2027 (the “3.250% Restricted Notes”), and 4.000% Notes due 2029 (the “4.000% Restricted Notes” and, collectively with the 1.750% Restricted Notes, 2.350% Restricted Notes, 2.700% Restricted Notes, 4.700% Restricted Notes, 2.625% Restricted Notes, and 3.250% Restricted Notes, the “Restricted Notes”) that were issued in transactions not requiring registration under the 1933 Act on September 15, 2021, November 22, 2021, January 18, 2022, March 24, 2022, September 15, 2021, November 22, 2021 and January 18, 2022, respectively, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes. See “Description of the Exchange Notes.”

We refer to the 1.750% Restricted Notes and 1.750% Exchange Notes together as the “1.750% Notes”, the 2.350% Restricted Notes and 2.350% Exchange Notes together as the “2.350% Notes”, the 2.700% Restricted Notes and 2.700% Exchange Notes together as the “2.700% Notes”, the 4.700% Restricted Notes and 4.700% Exchange Notes together as the “4.700% Notes”, the 2.625% Restricted Notes and 2.625% Exchange Notes together as the “2.625% Notes”, the 3.250% Restricted Notes and 3.250% Exchange Notes together as the 3.250% Notes, and the 4.000% Restricted Notes and 4.000% Exchange Notes together as the “4.000% Notes”. We refer to the Restricted Notes and the Exchange Notes as the “Notes”.

Restricted Notes	$365,000,000 aggregate principal amount of 1.750% Notes due 2024, which were issued in a private placement on September 15, 2021.

$500,000,000 aggregate principal amount of 2.350% Notes due 2024, which were issued in a private placement on November 22, 2021.

$500,000,000 aggregate principal amount of 2.700% Notes due 2025, which were issued in a private placement on January 18, 2021.

$900,000,000 aggregate principal amount of 4.700% Notes due 2025, which were issued in a private placement on March 24, 2022.

$900,000,000 aggregate principal amount of 2.625% Notes due 2026, which were issued in a private placement on September 15, 2021.

$1,000,000,000 aggregate principal amount of 3.250% Notes due 2027, which were issued in a private placement on November 22, 2021.

$650,000,000 aggregate principal amount of 4.000% Notes due 2029, which were issued in a private placement on January 18, 2022.

The Exchange Offer	In the exchange offer, we will exchange the 1.750% Restricted Notes, 2.350% Restricted Notes, 2.700% Restricted Notes, 4.700% Restricted Notes, 2.635% Restricted Notes, 3.250% Restricted Notes and 4.000% Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for a like principal amount of the 1.750% Exchange Notes, 2.350% Exchange Notes, 2.700% Exchange Notes, 4.700% Exchange Notes, 2.635% Exchange Notes, 3.250% Exchange Notes, and 4.000% Exchange Notes, respectively, to satisfy certain of our obligations under the applicable registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the 1933 Act.

In order to be exchanged, an outstanding Restricted Notes must be validly tendered and accepted. We will accept any and all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on August 8, 2022. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer. However, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

We will issue Exchange Notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreements

In connection with the private placement of the 1.750% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers. In connection with the private placement of the 2.350% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers. In connection with the private placement of the 2.700% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers. In connection with the private placement of the 4.700% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers. In connection with the private placement of the 2.635% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers. In connection with the private placement of the 3.250% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers. In connection with the private placement of the 4.000% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

Under each registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•	file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the registration rights agreements.

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If we fail to meet certain conditions described in the applicable registration rights agreement (“Registration Default”), the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum (the “Additional Interest”). Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

A copy of each registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resales of Exchange Notes	We believe that the Exchange Notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the 1933 Act (subject to the limitations described below). This, however, is based on your representations to us that:

(1)	you are acquiring the Exchange Notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

(3)	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

(4)	you are not our “affiliate,” as that term is defined in Rule 405 under the 1933 Act;

(5)	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

(6)	you are not acting on behalf of any person that could not truthfully make these representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you cannot make the representations described above:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you may not participate in the exchange offer; and

•

you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on August 8, 2022, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of Restricted Notes being tendered for exchange. See “The Exchange Offer—Conditions.”

Procedures for Tendering Restricted Notes	The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interests in the Restricted

Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

Accordingly, if you wish to exchange your Restricted Notes for Exchange Notes pursuant to the exchange offer, you must transmit to U.S. Bank Trust Company, National Association, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal (“Letter of Transmittal”). See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Procedures for Beneficial Owners	If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Acceptance of Restricted Notes and Delivery of Exchange Notes	Except under the circumstances summarized above under “—Conditions to the Exchange Offer,” we will accept for exchange any and all Restricted Notes that are validly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. The Exchange

Notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance	You may withdraw any tender of your Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer by following the procedures described in this prospectus and the letter of transmittal. Any Restricted Notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such Restricted Notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer—Withdrawal Rights.”

No Appraisal or Dissenters’ Rights	Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank Trust Company, National Association, the trustee (the “Trustee”) under the Indenture (defined below) governing the Notes, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or validly tender your Restricted Notes in the exchange offer:

•	you will retain Restricted Notes that are not registered under the 1933 Act and that will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•	you will not be able, except in very limited instances, to require us to register your Restricted Notes under the 1933 Act;

•

you will not be able to resell or transfer your Restricted Notes unless they are registered under the 1933 Act or unless you resell or transfer them pursuant to an exemption from registration under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Certain Material U.S. Federal Income Tax Considerations	Your exchange of Restricted Notes for Exchange Notes in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.

Issuer	Blackstone Private Credit Fund

Notes Offered	$365,000,000 aggregate principal amount of 1.750% Notes due 2024.

$500,000,000 aggregate principal amount of 2.350% Notes due 2024.

$500,000,000 aggregate principal amount of 2.700% Notes due 2025.

900,000,000 aggregate principal amount of 4.700% Notes due 2025.

$900,000,000 aggregate principal amount of 2.625% Notes due 2026.

$1,000,000,000 aggregate principal amount of 3.250% Notes due 2027.

$650,000,000 aggregate principal amount of 4.000% Notes due 2029.

Maturity Date	The 1.750% Exchange Notes will mature on September 15, 2024. The 2.350% Exchange Notes will mature on November 22, 2024. The 2.700% Exchange Notes will mature on January 15, 2025. The 4.700% Exchange Notes will mature on March 24, 2025. The 2.625% Exchange Notes will mature on December 15, 2026. The 3.250% Exchange Notes will mature on March 15, 2027. The 4.000% Exchange Notes will mature on January 15, 2029.

Ranking	The Exchange Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The Exchange Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of March 31, 2022, our total consolidated indebtedness was approximately $19.2 billion, $1.4 billion of which was secured, $6.6 billion of which was unsecured and $11.2 billion of which was indebtedness of our subsidiaries.

Interest and Payment Dates	The 1.750% Notes bear cash interest from September 15, 2021, at an annual rate of 1.750% payable on March 15 and September 15 of each year, beginning on March 15, 2021. The 2.350% Notes bear cash interest from November 22, 2022, at an annual rate of 2.350% payable on May 22 and November 22 of each year, beginning on May 22, 2022. The 2.700% Notes bear cash interest from January 18, 2022, at an annual rate of 2.700% payable on January 15 and July 15 of each year, beginning on July 15, 2022. The 4.700% Notes bear cash interest from March 24, 2022, at an annual rate of 4.700% payable on March 24 and September 24 of each year, beginning on September 24, 2022. The 2.625% Notes bear cash interest from September 15, 2021, at an annual rate of 2.625% payable on June 15 and December 15 of each year, beginning on June 15, 2022. The 3.250% Notes bear cash interest from November 22, 2021, at an annual rate of 3.250% payable on March 15 and September 15 of each year, beginning on March 15, 2022. The 4.000% Notes bear cash interest from January 18, 2022, at an annual rate 4.000% payable on January 15 and July 15 of each year, beginning on July 15, 2022.    If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Optional Redemption	We may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, in the case of the 2.625% Notes, through November 15, 2026 (the date falling one month prior to the maturity date of the 2.625% Notes), in the case of the 3.250% Notes, through February 15, 2027 (the date falling one month prior to the maturity date of the 3.250% Notes), and in the case of the 4.000% Notes, through November 15, 2028 (the date falling two months prior to the maturity date of the 4.000% Notes) (“Par Call Date”)) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 25 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 1.750% Notes, 2.350% Notes, 2.700% Notes; plus 30 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 2.625% Notes; plus 35 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 3.250% Notes; and plus 40 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 4.000% Notes and 4.700% Notes.

On or after the Par Call Date, or at any time before the maturity date of the applicable Notes, as applicable, we may redeem some or all of the 1.750% Notes, 2.350% Notes, 2.700% Notes, 4.700% Notes, 2.625% Notes, 3.250% Notes or 4.000% Notes at a redemption price equal to 100% of the principal amount of the 1.750% Notes, 2.350% Notes, 2.700% Notes, 4.700% Notes, 2.625% Notes, 3.250% Notes or

4.000% Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control; Offer to Repurchase	If a Change of Control Repurchase Event described under “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, holders of the Exchange Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Book-Entry Form	The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described below. See “Description of Exchange Notes—Book-Entry System.”

Trustee	The Trustee for the Exchange Notes will be U.S. Bank Trust Company, National Association.

Governing Law	The Indenture and the Restricted Notes are, and the Exchange Notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.

Risk Factors	You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus for an explanation of certain risks of investing in the Exchange Notes. See “Risk Factors.”

RISK FACTORS

In addition to the other information included in this prospectus, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and under “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any updates to those risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference in this prospectus, other than as specified, and the following risks before investing in the Exchange Notes. Any of the risks and uncertainties discussed below and in the documents referred to above could be exacerbated by the effects of the ongoing COVID-19 pandemic.

Risks Related to the Exchange Notes

The Exchange Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur.

The Exchange Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Exchange Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Exchange Notes. As of March 31, 2022, our total consolidated indebtedness was approximately $19.2 billion, $1.4 billion of which was secured, $6.6 billion of which was unsecured and $11.2 billion of which was indebtedness of our subsidiaries.

The Exchange Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Exchange Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Exchange Notes and the Exchange Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of March 31, 2022, approximately $11.2 billion of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Exchange Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Exchange Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Exchange Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Exchange Notes, if any, could cause the liquidity or market value of the Exchange Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any initial purchaser undertakes any obligation to maintain our credit ratings or to advise holders of the Exchange Notes of any changes in our credit ratings.

The 1.750% Exchange Notes, 2.350% Exchange Notes, 2.625% Exchange Notes and 3.250% Exchange Notes are rated by Moody’s Investors Service (“Moody’s”), and the 2.700% Exchange Notes, 4.700% Exchange Notes and 4.000% Exchange Notes are rated by Moody’s and S&P Global Ratings Services (S&P). There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Exchange Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Exchange Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Exchange Notes bearing interest at fixed rates and market interest rates increase, the market values of those Exchange Notes may decline. We cannot predict the future level of market interest rates.

The Indenture governing the Exchange Notes contains limited protection for holders of the Exchange Notes.

The Indenture governing the Exchange Notes offers limited protection to holders of the Exchange Notes. The terms of the Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Exchange Notes. In particular, the terms of the Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:

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issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Exchange Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Exchange Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Exchange Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Exchange Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay distributions on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Exchange Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of distributions or other amounts to us from our subsidiaries.

In addition, the terms of the Indenture and the Exchange Notes do not protect holders of the Exchange Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Exchange Notes—Events of Default” in this prospectus.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Exchange Notes and may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the trading value of the Exchange Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Exchange Notes, including additional covenants and events of default. See “Risk Factors—Risks Related to Debt Financing—We borrow money, which magnifies the potential for loss on amounts invested in us and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for debt service, and result in losses” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Exchange Notes.

The optional redemption provision may materially adversely affect your return on the Exchange Notes.

The Exchange Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Exchange Notes at times when prevailing interest rates are lower than the interest rate paid on the Exchange Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Exchange Notes being redeemed.

There is currently no public market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop or is not maintained, you may not be able to sell them.

The Exchange Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the initial purchasers in the private offerings of the outstanding Restricted Notes have advised us that they intend to make a market in the Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the Exchange Notes, and they may discontinue their market-making activities at any time without notice. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Exchange Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Exchange Notes may require us to repurchase for cash some or all of the Exchange Notes at a repurchase price equal to 100% of the aggregate principal amount of the Exchange Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Exchange Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the Indenture governing the Exchange Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Exchange Notes. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus for additional information.

FATCA withholding may apply to payments to certain foreign entities.

Payments made under the Exchange Notes to a foreign financial institution or non-financial foreign entity (including such an institution or entity acting as an intermediary) may be subject to a U.S. withholding tax of 30% under U.S. Foreign Account Tax Compliance Act provisions of the Code (commonly referred to as “FATCA”). This withholding tax may apply to certain payments of interest on the Exchange Notes unless the foreign financial institution or non-financial foreign entity complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. You should consult your own tax advisors regarding FATCA and how it may affect your investment in the Exchange Notes.

Risks Related to the Exchange Offer

If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.

Restricted Notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the 1933 Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Restricted Notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Restricted Notes.” Because we anticipate that most holders of the Restricted Notes will elect to exchange their outstanding Restricted Notes, we expect that the liquidity of the market for the Restricted Notes remaining after the completion of the exchange offer will be substantially limited, which may have an adverse effect upon and increase the volatility of the market price of the outstanding Restricted Notes. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding Restricted Notes at maturity. Further, following the exchange offer, if you did not exchange your Restricted Notes, you generally will not have any further registration rights, and Restricted Notes will continue to be subject to certain transfer restrictions.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the 1933 Act.

Any broker-dealer that (1) exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes or (2) resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the 1933 Act.

You may not receive the Exchange Notes in the exchange offer if the exchange offer procedures are not validly followed.

We will issue the Exchange Notes in exchange for your Restricted Notes only if you validly tender such Restricted Notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange. If you are the beneficial holder of Restricted Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person through whom your Restricted Notes are held and instruct that person to tender the Restricted Notes on your behalf.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference herein, contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, are excluded from the safe harbor protection provided by Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing conflict between Russia and Ukraine;

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general economic, logistical and political trends and other external factors, including the impact of the uncertainty of the duration and severity of the current novel coronavirus (“COVID-19”) pandemic, related COVID-19 variants and recent supply chain disruptions;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser or any of its affiliates;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we may invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	the effect of investments that we expect to make and the competition for those investments;

•

our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives as a result of the current COVID-19 pandemic;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the impact of any future acquisitions and divestitures;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	general price and volume fluctuations in the stock market;

•	our ability to maintain our qualification as a regulated investment company and as a business development company (“BDC”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in this prospectus and in the documents we incorporate by reference.

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q of the Company, as well as any amendments filed with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in this prospectus, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s subsequent Quarterly Reports on Form 10-Q. These projections and forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued (a) $365,000,000 aggregate principal amount of the 1.750% Restricted Notes in a transaction not requiring registration under the 1933 Act on September 15, 2021; (b) $500,000,000 aggregate principal amount of the 2.350% Restricted Notes in a transaction not requiring registration under the 1933 Act on November 22, 2021; (c) $500,000,000 aggregate principal amount of the 2.700% Restricted Notes in a transaction not requiring registration under the 1933 Act on January 18, 2021; (d) $900,000,000 aggregate principal amount of the 4.700% Restricted Notes in a transaction not requiring registration under the 1933 Act on March 24, 2022; (e) $900,000,000 aggregate principal amount of the 2.625% Restricted Notes in a transaction not requiring registration under the 1933 Act on September 15, 2021; (f) $1,000,000,000 aggregate principal amount of the 3.250% Restricted Notes in a transaction not requiring registration under the 1933 Act on November 22, 2021; and (g) $650,000,000 aggregate principal amount of the 4.000% Restricted Notes in a transaction not requiring registration under the 1933 Act on January 18, 2021.

The 1.750% Restricted Notes were issued, and the 1.750% Exchange Notes will be issued, pursuant to a base indenture dated as of September 15, 2021 (the “Base Indenture”), and the first supplemental indenture, dated as of September 15, 2021, to the Base Indenture (the “First Supplemental Indenture”) between us and U.S. Bank Trust Company, as Trustee (the “Trustee”). The 2.350% Restricted Notes were issued, and the 2.350% Exchange Notes will be issued, pursuant to the Base Indenture and the fourth supplemental indenture, dated as of November 22, 2021, to the Base Indenture (the “Fourth Supplemental Indenture”) between us and the Trustee. The 2.700% Restricted Notes were issued, and the 2.700% Exchange Notes will be issued, pursuant to the Base Indenture and the sixth supplemental indenture, dated as of January 18, 2022, to the Base Indenture (the “Sixth Supplemental Indenture”) between us and the Trustee. The 4.700% Restricted Notes were issued, and the 4.700% Exchange Notes will be issued, pursuant to the Base Indenture and the eighth supplemental indenture, dated as of March 24, 2022, to the Base Indenture (the “Eighth Supplemental Indenture”) between us and the Trustee. The 2.625% Restricted Notes were issued, and the 2.625% Exchange Notes will be issued, pursuant to the Base Indenture and the second supplemental indenture, dated as of September 15, 2021, to the Base Indenture (the “Second Supplemental Indenture”) between us and the Trustee. The 3.250% Restricted Notes were issued, and the 3.250% Exchange Notes will be issued, pursuant to the Base Indenture and the fifth supplemental indenture, dated as of November 22, 2021, to the Base Indenture (the “Fifth Supplemental Indenture”) between us and the Trustee. The 4.000% Restricted Notes were issued, and the 4.000% Exchange Notes will be issued, pursuant to the Base Indenture and the seventh supplemental indenture, dated as of January 18, 2022, to the Base Indenture (the “Seventh Supplemental Indenture,” and collectively with the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and the Eighth Supplemental Indenture, the “Indenture”) between us and the Trustee.

In connection with such Restricted Notes issuances, we entered into registration rights agreements, which require that we file this registration statement under the 1933 Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your Restricted Notes for a like principal amount of Exchange Notes.

Under each registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•	cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

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cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If there is a Registration Default, the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum. Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

The Exchange Notes will be issued without a restrictive legend, and except as set forth below, you may resell or otherwise transfer them without registration under the 1933 Act. After we complete the exchange offer, our obligation to register the exchange of Exchange Notes for Restricted Notes will terminate. A copy of each registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the Exchange Notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the 1933 Act. Our belief, however, is based on your representations to us that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are not our “affiliate” as that term is defined in Rule 405 under the 1933 Act;

•	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

•	you are not acting on behalf of any person that could not truthfully make these representations.

If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the 1933 Act in order to resell your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are not eligible to participate in the exchange offer, you can elect to have your Restricted Notes registered for resale on a “shelf” registration statement pursuant to Rule 415 under the 1933 Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective for so long as such Restricted Notes remain registrable securities under the applicable registration rights agreement. Other than as set forth in this paragraph, you will not have the right to require us to register your Restricted Notes under the 1933 Act. See “—Procedures for Tendering Restricted Notes.”

Consequences of Failure to Exchange

If you do not participate or validly tender your Restricted Notes in the exchange offer:

•

you will retain your Restricted Notes that are not registered under the 1933 Act and they will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•

you will not be able to require us to register your Restricted Notes under the 1933 Act unless, as set forth above, you do not receive freely tradable Exchange Notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•

you will not be able to resell or otherwise transfer your Restricted Notes unless they are registered under the 1933 Act or unless you offer to resell or transfer them pursuant to an exemption under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of the Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer; however, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.

The form and terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes (except for Restricted Notes sold pursuant to the shelf registration statement described above). The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Restricted Notes.

As of the date of this prospectus, $365,000,000 aggregate principal amount of the 1.750% Restricted Notes, $500,000,000 aggregate principal amount of the 2.350% Restricted Notes, $500,000,000 aggregate principal amount of the 2.700% Restricted Notes, $900,000,000 aggregate principal amount of the 4.700% Restricted Notes, $900,000,000 aggregate principal amount of the 2.625% Restricted Notes, $1,000,000,000 aggregate principal amount of the 3.250% Restricted Notes and $650,000,000 aggregate principal amount of 4.000% Restricted Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the Restricted Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered Restricted Notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to U.S. Bank Trust Company, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the Exchange Notes for the tendering noteholders. If we do not accept any tendered Restricted Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such Restricted Notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “—Transfer Taxes,” with respect to the exchange of your Restricted Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extension; Amendment

The expiration date for the exchange offer will be 5:00 p.m., New York City time, on August 8, 2022, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we may delay acceptance of any Restricted Notes by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•	to accept tendered Restricted Notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered Restricted Notes;

•

subject to applicable law, to delay accepting any Restricted Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions set forth under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•	to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to issue the Exchange Notes, or return the Restricted Notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering Restricted Notes

The Restricted Notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificateless depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated Restricted Notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of the Exchange Notes—Book-Entry System.”

Accordingly, you must tender your Restricted Notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Restricted Notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “—Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

If you hold Restricted Notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your Restricted Notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the Restricted Notes are in book-entry form represented by global securities, Restricted Notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.

If you tender a Restricted Note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Restricted Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Restricted Notes not validly tendered or any Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain Restricted Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your Restricted Notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Restricted Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Restricted Notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:

•	you invalidly tender your Restricted Notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or invalid tender.

•	In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases of or offers for Restricted Notes could differ from the terms of the exchange offer.

In all cases, the issuance of Exchange Notes for Restricted Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your Restricted Notes into the exchange agent’s account at DTC, a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged Restricted Notes, or Restricted Notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, as promptly as practicable after rejection of tender or the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Restricted Notes being tendered by causing DTC to transfer such Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Any DTC participant wishing to tender Restricted Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Restricted Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Restricted Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

No Guaranteed Delivery Procedures

Guaranteed delivery procedures are not available in connection with the exchange offer.

Withdrawal Rights

You may withdraw tenders of your Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•	specify the name and DTC account number of the DTC participant that tendered such Restricted Notes;

•	specify the principal amount of Restricted Notes to be withdrawn;

•	specify the name and account number of the DTC participant to which the withdrawn Restricted Notes should be credited; and

•	contain a statement that the holder is withdrawing its election to have the Restricted Notes exchanged.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Restricted Notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Restricted Notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Restricted Notes validly tendered, and no Exchange Notes will be issued in exchange for any tendered Restricted Notes, if, at the time the Restricted Notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of Restricted Notes being tendered for exchange.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the Letter of Transmittal and other related documents should be directed to the exchange agent addressed as follows:

U.S. Bank Trust Company, National Association, as Exchange Agent

By Registered or Certified Mail, Overnight Delivery on or before

5:00 p.m. New York City Time on the Expiration Date:

U.S. Bank Trust Company, National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

For Information or Confirmation by Telephone Call:

(800) 934-6802

By Email or Facsimile Transmission (for Eligible Institutions only):

Email: cts.specfinance@usbank.com

Facsimile: (651) 466-7367

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as the Trustee under the Indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $800,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your Restricted Notes unless Exchange Notes are to be registered in the name of, or Restricted Notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the Restricted Notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of Restricted Notes to, or upon the order of, the Company pursuant to the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under generally accepted accounting principles in the United States of America (“GAAP”).

DESCRIPTION OF THE EXCHANGE NOTES

We issued the 1.750% Restricted Notes, and will issue the 1.750% Exchange Notes, under the Base Indenture and the First Supplemental Indenture. We issued the 2.350% Restricted Notes, and will issue the 2.350% Exchange Notes, under the Base Indenture and the Fourth Supplemental Indenture. We issued the 2.700% Restricted Notes, and will issue the 2.700% Exchange Notes, under the Base Indenture and the Sixth Supplemental Indenture. We issued the 4.700% Restricted Notes, and will issue the 4.700% Exchange Notes, under the Base Indenture and the Eighth Supplemental Indenture. We issued the 2.625% Restricted Notes, and will issue the 2.625% Exchange Notes, under the Base Indenture and the Second Supplemental Indenture. We issued the 3.250% Restricted Notes, and will issue the 3.250% Exchange Notes, under the Base Indenture and the Fifth Supplemental Indenture. We issued the 4.000% Restricted Notes, and will issue the 4.000% Exchange Notes, under the Base Indenture and the Fifth Supplemental Indenture. The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the Notes.

Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Notes or the Indenture, as applicable.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The Restricted Notes are, and the Exchange Notes will be, our general senior unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The 1.750% Notes, 2.350% Notes, 2.700% Notes, 4.700% Notes, 2.625% Notes, 3.250% Notes and 4.000% Notes will mature on September 15, 2024, November 22, 2024, January 15, 2025, March 24, 2025, December 15, 2026, March 15, 2027 and January 15, 2029, respectively, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “—Offer to Repurchase Upon a Change of Control Repurchase Event.” The Exchange Notes and the Restricted Notes that remain outstanding after the exchange offer will be a single series under the Indenture.

The 1.750% Restricted Notes bear, and the 1.750% Exchange Notes will bear, cash interest at the rate of 1.750% per annum from September 15, 2021, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2021 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding March 1 and September 1 (whether or not a business day), respectively.

The 2.350% Restricted Notes bear, and the 2.350% Exchange Notes will bear, cash interest at the rate of 2.350% per annum from November 22, 2022, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each May 22 and November 22, commencing May 22, 2022 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding May 7 and November 7 (whether or not a business day), respectively.

The 2.700% Restricted Notes bear, and the 2.700% Exchange Notes will bear, cash interest at the rate of 2.700% per annum from January 18, 2022, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 2022 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding January 1 and July 1 (whether or not a business day), respectively.

The 4.700% Restricted Notes bear, and the 4.700% Exchange Notes will bear, cash interest at the rate of 4.700% per annum from March 24, 2022, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each March 24 and September 24, commencing September 24, 2022 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding March 9 and September 9 (whether or not a business day), respectively.

The 2.625% Restricted Notes bear, and the 2.625% Exchange Notes will bear, cash interest at the rate of 2.625% per annum from September 15, 2021, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2022 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding June 1 and December 1 (whether or not a business day), respectively.

The 3.250% Restricted Notes bear, and the 3.250% Exchange Notes will bear, cash interest at the rate of 3.250% per annum from November 22, 2021, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2022 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding March 1 and September 1 (whether or not a business day), respectively.

The 4.000% Restricted Notes bear, and the 4.000% Exchange Notes will bear, cash interest at the rate of 4.000% per annum from January 18, 2022, to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 2022 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding January 1 and July 1 (whether or not a business day), respectively.

Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the Notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date or the stated maturity date or date of early redemption of the Notes falls on a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.

We issued the 1.750 Restricted Notes, 2.350% Restricted Notes, 2.700% Restricted Notes, 4.700% Restricted Notes, 2.625% Restricted Notes, 3.250% Restricted Notes and 4.000% Restricted Notes initially in an aggregate principal amount of $365.0 million, $500.0 million, $500.0 million, $900.0 million $900.0 million,

$1,000.0 million and $650.0 million, respectively, in each case. The Indenture does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, without the consent of the holders of the Notes, issue additional Notes (in any such case, other than any Exchange Notes, “Additional Notes”) under the Indenture with the same ranking and the same interest rate, maturity and other terms as the Notes of a series; provided that, if such Additional Notes are not fungible with the Notes of the applicable series (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP numbers from the Notes of such series (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes of a series will constitute a single series under the Indenture and all references to the relevant Notes herein will include the Additional Notes unless the context otherwise requires.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

The Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a Note for registration of transfer, we, the Trustee and any other agent of ours or the Trustee may treat the registered holder of each Note as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever.

The Indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or the credit rating of the Notes.

The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Optional Redemption

We may redeem some or all of the Notes at any time, or from time to time. If we choose to redeem any Notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the redemption date:

•	100% of the principal amount of the Notes to be redeemed, or

•

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed through the Par Call Date, if applicable, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 25 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 1.750% Notes, 2.350% Notes, 2.700% Notes; plus 30 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 2.625% Notes; plus 35 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 3.250% Notes; and plus 40 basis points and accrued and unpaid interest, if any, to, but excluding, the redemption date in the case of the 4.000% Notes and 4.700% Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, if applicable, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding the redemption date.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes to be redeemed not less than 15 (or 10, in the case of the 2.700% Notes, 4.700% Notes and 4.000% Notes) nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes, “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.

With respect to the 2.700%, 4.700% Notes and 4.000% Notes, “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the maturity date of the Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the Notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the Notes but there are two or more United States

Treasury securities with a maturity date equally distant from the maturity date of the Notes, one with a maturity date preceding the maturity date of the Notes and one with a maturity date following the maturity date of the Notes, the Company shall select the United States Treasury security with a maturity date preceding the maturity date of the Notes. If there are two or more United States Treasury securities maturing on the maturity date of the Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Notes Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes, “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes (assuming the Notes matured on the applicable Par Call Date, if applicable) to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

With respect to the 2.625% Notes, 3.250% Notes and 4.000% Notes, “Par Call Date” means (a) for the 2.625% Notes, November 15, 2026, which is the date that is one month prior to the maturity date of the 2.625% Notes, (b) for the 3.250% Notes, February 15, 2027, which is the date that is one month prior to the maturity date of the 3.250% Notes, and (c) for the 4.000% Notes, November 15, 2028, which is the date that is two months prior to the maturity date of the 4.000% Notes.

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes, “Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes, “Quotation Agent” means a Reference Treasury Dealer selected by us.

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes, “Reference Treasury Dealer” means, with respect to the 2.125% Notes, each of (1) Citigroup Global Markets Inc., (2) Goldman Sachs & Co. LLC, (3) Wells Fargo Securities, LLC and (4) a primary U.S. government securities dealer selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will select another Primary Treasury Dealer; and, with respect to the 2.850% Notes, each of (1) Citigroup Global Markets Inc., (2) J.P. Morgan Securities, LLC, (3) RBC Capital Markets, LLC, (4) Wells Fargo Securities, LLC and (5) a primary U.S. government securities dealer selected by SMBC Nikko Securities America, Inc.; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we will select another Primary Treasury Dealer.

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes, “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes, all determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)    deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of the written instruction, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a Exchange Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any

Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial

Condition, Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for a general discussion of our and our subsidiaries’ indebtedness. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Exchange Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the sole Rating Agency (in the case of the 1.750% Notes, 2.350% Notes, 2.625% Notes and 3.250% Notes) or both of the Rating Agencies (in the case of the 2.700% Notes, 4.700% Notes and 4.000% Notes) on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Blackstone Private Credit Fund and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act)

(other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3)    the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Investment Grade” means (a) in the case of the 1.750% Notes, 2.350% Notes, 2.625% Notes and 3.250% Notes, a rating of BBB- or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or the equivalent investment grade credit rating from any Rating Agency selected by the Company as a Rating Agency); or (b) in the case of the 2.700% Notes, 4.700% Notes and 4.000% Notes, a rating of BBB- or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P)(or, in case case, if such Rating Agency ceases to make a rating of the applicable Notes publicly available for reasons outside of the Company’s control, the equivalent investment grader credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

With respect to all Notes, “Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.

“Rating Agency” means:

With respect to all Notes other than the 2.700% Notes, 4.700% Notes and 4.000% Notes:

(1)    Moody’s; and

(2)    if Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Moody’s.

With respect to the 2.700% Notes, 4.700% Notes and 4.000% Notes:

(1)    one or both of Moody’s and S&P; and

(2)    if both Moody’s & S&P cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for either of Moody’s or S&P, as the case may be.

With respect to the 2.700% Notes, 4.700% Notes and 4.000% Notes, “S&P” means S&P’s Global Ratings Services, or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the Base Indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the Base Indenture and the following covenants, the following covenants will govern:

Merger, Consolidation or Sale of Assets

The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Blackstone Private Credit Fund or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and applicable registration rights agreement to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•

we will deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1)    default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2)    default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3)    default by us in the performance, or breach, of any covenant or agreement in the Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4)    default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Blackstone Private Credit Fund for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)    pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)    certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i)    such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

(ii)    the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default;

(iii)    such holder or holders have offered to the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the Indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the

Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the Indenture.

Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the Trustee must transmit notice of such default known to the Trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the Indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the Indenture.

Trustee

U.S. Bank Trust Company, National Association is the Trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as the Trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

Except as set forth below, Notes will be issued in registered, global form, without interest coupons (the “Global Notes”). The Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “—Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the Indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the Indenture.

So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.

Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.

Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:

•	DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Restricted Note exchanged therefor and the basis of the Exchange Note will be the same as the basis of the Restricted Note exchanged therefor immediately before the exchange.

In any event, persons considering the exchange of Restricted Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

FINANCIAL HIGHLIGHTS

The following table of financial highlights is intended to help a prospective investor understand the Company’s financial performance for the periods shown. The financial data set forth in the following table as of and for the years ended December 31, 2021 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which may be obtained from www.sec.gov or upon request. The Company’s unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 are incorporated by reference herein. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC.

The following are the financial highlights for the year ended December 31, 2021 and three months ended March 31, 2022:

	Three Months Ended March 31, 2022			Year Ended December 31, 2021
	Class I	Class S	Class D(6)	Class I	Class S	Class D(6)
Per Share Data:
Net asset value, beginning of period	$25.93	$25.93	$25.93	$25.00	$25.00	$25.59
Net investment income(1)	0.55	0.50	0.54	2.20	1.99	1.46
Net unrealized and realized gain (loss)(2)	(0.14)	(0.14)	(0.14)	0.84	0.84	0.39

Net increase (decrease) in net assets resulting from operations	0.41	0.36	0.40	3.04	2.83	1.85
Distributions from net investment income(3)	(0.52)	(0.47)	(0.51)	(2.09)	(1.88)	(1.49)
Distributions from net realized gains(3)	—	—	—	(0.02)	(0.02)	(0.02)

Net increase (decrease) in net assets from shareholders’ distributions	(0.52)	(0.47)	(0.51)	(2.11)	(1.90)	(1.51)

Early repurchase deduction fees(7)	—	—	—	—	—	—

Total increase (decrease) in net assets	(0.11)	(0.11)	(0.11)	0.93	0.93	0.34

Net asset value, end of period	$25.82	$25.82	$25.82	$25.93	$25.93	$25.93

Shares outstanding, end of period	475,287,142	190,961,700	26,986,663	346,591,556	132,425,100	16,814,460
Total return based on NAV(4)	1.60%	1.39%	1.54%	12.56%	11.64%	7.43%

	Three Months Ended March 31, 2022			Year Ended December 31, 2021
	Class I	Class S	Class D(6)	Class I	Class S	Class D(6)
Ratios:
Ratio of net expenses to average net assets(5)	5.19%	6.06%	5.44%	4.77%	5.85%	5.71%
Ratio of net investment income to average net assets(5)	8.68%	7.82%	8.42%	8.61%	7.81%	8.31%
Portfolio turnover rate	2.30%	2.30%	2.30%	29.14%	29.14%	29.14%
Supplemental Data:
Net assets, end of period	$12,273,986	$4,931,495	$696,926	$8,985,674	$3,433,213	$435,933
Asset coverage ratio(8)	193.4%	193.4%	193.4%	170.2%	170.2%	170.2%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)

For the year ended December 31, 2021, the amount shown does not correspond with the aggregate amount for the period as it includes a $0.31, $0.38 and $0.15 impact, on Class I, Class S and Class D, respectively, from the effect of the timing of capital transactions. For the three months ended March 31, 2022, the amount shown does not correspond with the aggregate amount for the period as it includes a $(0.01), $(0.01) and $(0.01) impact, on Class I, Class S and Class D, respectively, from the effect of the timing of capital transactions. For the three months ended March 31, 2021, the amount shown does not correspond with the aggregate amount for the period as it includes a $0.07 and $0.09 impact, on Class I and Class S respectively, from the effect of the timing of capital transactions

(3)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

For the year ended December 31, 2021, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the year ended December 31, 2021, the ratio of total operating expenses to average net assets was 5.36%, 6.29%, and 5.87% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.58%, 0.46% and 0.16% on Class I, Class S and Class D, respectively, of average net assets. For the three months ended March 31, 2022, amounts are annualized except for organizational costs, excise tax and management fee and income based incentive fee waivers by the Adviser. For the three months ended March 31, 2022, the ratio of total operating expenses to average net assets was 5.19%, 6.06%, and 5.44% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.00%, 0.00% and 0.00% on Class I, Class S and Class D, respectively, of average net assets. For the three months ended March 31, 2021, amounts are annualized except for organizational costs. For the three months ended March 31, 2021, the ratio of total operating expenses to average net assets was 4.73% and 5.66%, on Class I and Class S respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 2.72% and 2.66% on Class I and Class S, respectively, of average net assets.

(6)	Class D commenced operations on May 1, 2021.
(7)	The per share amount rounds to less than $0.01 per share.
(8)	Asset coverage calculation includes the Facility Agreement purchase obligation as a senior security.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Part I, Item 3 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 is incorporated herein by reference.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such Exchange Notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of Exchange Notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any resales or other transfers of Exchange Notes by such broker-dealers. Exchange Notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” of the Exchange Notes within the meaning of the 1933 Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The accompanying Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act.

BUSINESS OF THE COMPANY

The information in “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is incorporated herein by reference.

REGULATION OF THE COMPANY

The information in “Business—Regulation as a Business Development Company” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is incorporated herein by reference.

SENIOR SECURITIES

Information about the Company’s senior securities is shown as of the dates indicated in the below table. This information about the Company’s senior securities should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein. Deloitte & Touche’s report on the senior securities table as of December 31, 2021 is attached as an exhibit to the registration statement of which this prospectus is a part.

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	($ in millions)
Bard Peak Funding Facility
March 31, 2022 (unaudited)	679	1,934	—	N/A
December 31, 2021	879	1,702		N/A

Castle Peak Funding Facility
March 31, 2022 (unaudited)	1,171	1,934	—	N/A
December 31, 2021	1,172	1,702	—	N/A

Maroon Peak Funding Facility
March 31, 2022 (unaudited)	800	1,934	—	N/A
December 31, 2021	484	1,702	—	N/A

Summit Peak Funding Facility
March 31, 2022 (unaudited)	782	1,934	—	N/A
December 31, 2021	1,643	1,702	—	N/A

Denali Peak Funding Facility
March 31, 2022 (unaudited)	506	1,934	—	N/A
December 31, 2021	668	1,702	—	N/A

Bushnell Peak Funding Facility
March 31, 2022 (unaudited)	395	1,934	—	N/A
December 31, 2021	395	1,702	—	N/A

Granite Peak Funding Facility
March 31, 2022 (unaudited)	198	1,934	—	N/A
December 31, 2021	248	1,702	—	N/A

Middle Peak Funding Facility
March 31, 2022 (unaudited)	721	1,934	—	N/A
December 31, 2021	800	1,702	—	N/A

Bison Peak Funding Facility
March 31, 2022 (unaudited)	1,200	1,934	—	N/A
December 31, 2021	1,321	1,702	—	N/A

Blanca Peak Funding Facility
March 31, 2022 (unaudited)	893	1,934	—	N/A
December 31, 2021	893	1,702	—	N/A

Windom Peak Funding Facility
March 31, 2022 (unaudited)	764	1,934	—	N/A
December 31, 2021	990	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	($ in millions)
Monarch Peak Funding Facility
March 31, 2022 (unaudited)	513	1,934	—	N/A
December 31, 2021	567	1,702	—	N/A

Revolving Credit Facility
March 31, 2022 (unaudited)	637	1,934	—	N/A
December 31, 2021	1,144	1,702	—	N/A

2.56% Notes
March 31, 2022 (unaudited)	435	1,934	—	N/A
December 31, 2021	435	1,702	—	N/A

3.27% Notes
March 31, 2022 (unaudited)	400	1,934	—	N/A
December 31, 2021	400	1,702	—	N/A

1.750% Notes
March 31, 2022 (unaudited)	365	1,934	—	N/A
December 31, 2021	365	1,702	—	N/A

2.625% Notes
March 31, 2022 (unaudited)	1,250	1,934	—	N/A
December 31, 2021	1,250	1,702	—	N/A

Eurobonds
March 31, 2022 (unaudited)	570	1,934	—	N/A
December 31, 2021	570	1,702	—	N/A

2.350% Notes
March 31, 2022 (unaudited)	500	1,934	—	N/A
December 31, 2021	500	1,702	—	N/A

3.250% Notes
March 31, 2022 (unaudited)	1,000	1,934	—	N/A
December 31, 2021	1,000	1,702	—	N/A

2.700% Notes
March 31, 2022 (unaudited)	500	1,934	—	N/A

4.000% Notes
March 31, 2022 (unaudited)	650	1,934	—	N/A

4.700% Notes
March 31, 2022 (unaudited)	900	1,934	—	N/A

2021-1 BSL Debt
March 31, 2022 (unaudited)	663	1,934	—	N/A
December 31, 2021	663	1,702	—	N/A

2021-2 Debt
March 31, 2022 (unaudited)	506	1,934	—	N/A
December 31, 2021	506	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	($ in millions)
MML 2021-1 Debt
March 31, 2022 (unaudited)	690	1,934	—	N/A
December 31, 2021	690	1,702	—	N/A

MML 2022-1 Debt
March 31, 2022 (unaudited)	759	1,934	—	N/A

Short-Term Borrowings
March 31, 2022 (unaudited)	759	1,934	—	N/A
December 31, 2021	718	1,702	—	N/A
Total (March 31, 2022) (unaudited)	$19,206	$1,934
Total (December 31, 2021)	$18,301	$1,702

(1)	Total amount of each class of senior securities outstanding at the end of the period presented
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “-” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

PORTFOLIO COMPANIES

The following table sets forth certain information as of March 31, 2022 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.

The Board approved the valuation of the Company’s investment portfolio, as of March 31, 2022, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus.

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
2U, Inc. (6)(10)	Software	First Lien Debt	L + 5.75%	6.50%	11/30/2024		75,976	75,023	73,412	0.41%

7800 Harkins RD, Lanham MD 20706 United States

Abaco Energy Technologies, LLC (4)(13)	Energy Equipment & Services	First Lien Debt	L + 7.00% (incl. 1.00% PIK)	8.50%	10/4/2024		10,656	10,100	10,656	0.06%

1999 Bryan Street, Suite 900, Dallas TX 75201 United States

Access CIG, LLC (8)	Commercial Services & Supplies	First Lien Debt	L + 3.75%	4.21%	2/27/2025		40,938	40,795	40,395	0.23%

6818 A Patterson Pass Road, Livermore CA 94550 United States

ACI Group Holdings, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.50%	6.51%	8/2/2028		202,458	197,739	200,594	1.12%

629 Davis Drive, Suite 300, Morrisville, NC 27560, United States

Acrisure, LLC (8)	Insurance	First Lien Debt	L + 3.50%	3.96%	2/15/2027		1,980	1,966	1,956	0.01%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
100 Ottawa Avenue SW, Grand Rapids, MI 49503 United States

Acrisure, LLC (9)	Insurance	First Lien Debt	L + 3.75%	4.25%	2/15/2027		19,132	19,010	19,024	0.11%

100 Ottawa Avenue SW, Grand Rapids, MI 49503 United States

Acrisure, LLC (9)	Insurance	First Lien Debt	L + 4.25%	4.75%	2/15/2027		19,800	19,750	19,750	0.11%

100 Ottawa Avenue SW, Grand Rapids, MI 49503 United States

ADCS Clinics Intermediate Holdings, LLC (4)(7)(11)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.25%	5/7/2027		45,317	44,476	44,758	0.25%

151 Southhall Lane Suite 300 Maitland FL 32751 United States

ADMI Corp. (9)	Health Care Providers & Services	First Lien Debt	L + 3.50%	4.00%	12/23/2027		39,487	39,291	39,113	0.22%

299 Park Avenue 34th Floor New York NY 10171 United States

Advisor Group Holdings, Inc. (8)	Capital Markets	First Lien Debt	L + 4.50%	4.96%	7/31/2026		42,270	42,192	42,145	0.24%

20 East Thomas Road, Phoenix AZ 85012 United States

Aegion Corporation (4)(10)	Construction & Engineering	First Lien Debt	L + 4.75%	5.50%	5/17/2028		23,819	23,757	23,730	0.13%

787 7th Avenue 49th Floor New York NY 10019 United States

AGI-CFI Holdings, Inc. (4)(10)	Air Freight & Logistics	First Lien Debt	L + 5.50%	6.25%	6/11/2027		270,620	265,659	267,914	1.50%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States

Ahead DB Holdings, LLC (5)(10)	IT Services	First Lien Debt	L + 3.75%	4.76%	10/18/2027		2,589	2,602	2,568	0.01%

401 N Michigan Ave., Suite 3400, Chicago IL 60611 United States

AHP Health Partners, Inc. (9)	Health Care Providers & Services	First Lien Debt	L + 3.50%	4.00%	8/4/2028		11,696	11,637	11,608	0.06%

1 Burton Hills Blvd Suite 250 Nashville,TN,37215 United States

AI Altius Bidco, Inc. (4)(5)(6)(7)(10)	IT Services	First Lien Debt	L + 5.50%	6.25%	12/13/2028		144,577	141,467	141,338	0.79%

Suite 1, 3rd Floor, 11 - 12 St James’s Square, London, SW1Y 4LB

AI Altius Bidco, Inc. (4)(5)(6)(8)	IT Services	First Lien Debt	9.75% PIK	9.75%	12/21/2029		21,721	21,111	21,070	0.12%

Suite 1, 3rd Floor, 11 - 12 St James’s Square, London, SW1Y 4LB

AI Aqua Merger Sub, Inc. (6)(7)(9)	Household Durables	First Lien Debt	SOFR + 4.00%	4.50%	6/16/2028		49,111	48,867	48,640	0.27%

9399 West Higgins Road, Rosemont, IL 60018 United States

Air Canada (6)(10)	Airlines	First Lien Debt	L + 3.50%	4.25%	8/11/2028		12,819	12,802	12,712	0.07%

2001 University Street Suite 1600 Montreal,QC, H3A 2A6 Canada

AIT Worldwide Logistics Holdings, Inc. (10)	Transportation Infrastructure	First Lien Debt	L + 4.75%	5.50%	3/31/2028		51,825	51,084	51,566	0.29%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
399 Park Avenue 30th Floor New York NY 10022 United States

Albireo Energy, LLC (4)(7)(11)	Electronic Equipment, Instruments & Components	First Lien Debt	L + 6.00%	7.00%	12/23/2026		35,406	34,801	34,057	0.19%

3 Ethel Road, Suite 300, Edison, NJ 08817

Alera Group, Inc. (4)(7)(10)	Insurance	First Lien Debt	L + 5.50%	6.25%	9/30/2028		70,360	69,510	69,449	0.39%

3 Parkway North, Suite 500, Deerfield, IL 60015, United States

ALKU, LLC (4)(10)	Professional Services	First Lien Debt	L + 5.25%	6.00%	3/1/2028		243,032	240,757	242,424	1.35%

200 Brickstone Square, Suite 503, Andover, MA 01810

Alliant Holdings Intermediate, LLC (8)	Insurance	First Lien Debt	L + 3.25%	3.71%	5/9/2025		7,996	7,988	7,918	0.04%

1301 Dove Street, Suite 200, Newport Beach, CA 92660 United States

Alliant Holdings Intermediate, LLC (9)	Insurance	First Lien Debt	L + 3.50%	4.00%	11/6/2027		37,084	37,061	36,901	0.21%

1301 Dove Street, Suite 200, Newport Beach, CA 92660 United States

Allied Universal Holdco, LLC (9)	Commercial Services & Supplies	First Lien Debt	L + 3.75%	4.25%	5/12/2028		63,742	63,503	62,848	0.35%

1551 North Tustin Avenue Suite 650 Santa Ana CA 92705 United States

AllSpring Buyer, LLC (9)	Capital Markets	First Lien Debt	L + 3.25%	4.31%	11/1/2028		3,000	3,017	2,985	0.02%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
P.O. Box 219967 Kansas City, MO 64121-9967

All-Star Co-Borrower, LLC (4)(6)(9)	Commercial Services & Supplies	First Lien Debt	L + 4.00%	4.51%	11/16/2028		2,790	2,799	2,773	0.02%

Corporation Service Company, 251 Little Falls Drive Wilmington, DE 19808

All-Star Co-Borrower, LLC (6)(9)	Commercial Services & Supplies	First Lien Debt	L + 3.50%	4.01%	11/16/2028		33,448	33,317	32,998	0.18%

Corporation Service Company, 251 Little Falls Drive Wilmington, DE 19808

Alterra Mountain Company (9)	Hotels, Restaurants & Leisure	First Lien Debt	L + 3.50%	4.00%	8/17/2028		22,431	22,455	22,291	0.12%

3501 Wazee Street, Denver CO 80216 United States

Altice Financing S.A. (5)(6)(8)	Media	First Lien Debt	5.75%	5.75%	8/15/2029		994	1,003	905	0.01%

5, rue Eugène Ruppert L - 2453 Luxembourg LU

Amentum Government Services Holdings, LLC (8)	Aerospace & Defense	First Lien Debt	L + 3.50%	3.96%	1/29/2027		2,992	2,996	2,965	0.02%

20501 Seneca Meadows Pkwy #300, Germantown, MD 20876

Amentum Government Services Holdings, LLC (9)	Aerospace & Defense	First Lien Debt	L + 4.00%	4.65%	2/15/2029		19,306	19,216	19,185	0.11%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
20501 Seneca Meadows Pkwy #300, Germantown, MD 20876

American Airlines, Inc. (6)(10)	Airlines	First Lien Debt	L + 4.75%	5.50%	3/11/2028		7,314	7,251	7,424	0.04%

4333 Amon Carter Blvd, Fort Worth TX 76155 United States

American Rock Salt Company, LLC (10)	Metals & Mining	First Lien Debt	L + 4.00%	4.75%	6/4/2028		30,779	30,757	30,529	0.17%

5520 Route 63 PO Box 190 Mount Morris NY 14510 United States

Amerivet Partners Management, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	SOFR + 5.50%	6.25%	2/25/2028		97,750	94,926	94,880	0.53%

520 Madison Avenue, New York, NY 10022

AMGH Holding Corp. (11)	Health Care Providers & Services	First Lien Debt	L + 4.25%	5.25%	3/14/2025		16,719	16,738	16,644	0.09%

209 Highway 121 Bypass Suite 21 Lewisville, TX 75067 United States

Ancestry.com Operations, Inc (9)	Interactive Media & Services	First Lien Debt	L + 3.25%	3.75%	12/6/2027		9,975	9,917	9,828	0.05%

1300 West Traverse Parkway Lehi, UT 84043

ANI Pharmaceuticals, Inc. (6)(10)	Pharmaceuticals	First Lien Debt	L + 6.00%	6.75%	4/27/2028		38,583	37,870	38,583	0.22%

210 Main Street West, Baudette MN 56623 United States

Apex Group Treasury, LLC (6)(9)	Software	First Lien Debt	L + 3.75%	4.76%	7/27/2028		28,342	28,336	28,148	0.16%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
4 Embarcadero Center Suite 1900 San Francisco, CA,94111 United States

Apex Tool Group, LLC (9)	Machinery	First Lien Debt	L + 5.25%	5.75%	8/1/2024		14,831	14,765	14,481	0.08%

910 Ridgebrook Road Suite 200 Sparks MD 21152 United States

APFS Staffing Holdings, Inc. (9)	Professional Services	First Lien Debt	SOFR + 4.25%	4.75%	12/29/2028		7,299	7,281	7,276	0.04%

125 S Wacker Dr Ste 2700, Chicago, Illinois 60606

Apttus Corp. (10)	Software	First Lien Debt	L + 4.25%	5.00%	4/27/2028		15,433	15,407	15,433	0.09%

150 North Riverside Plaza Suite 2800 Chicago IL 60606 United States

APX Group, Inc. (6)(9)	Commercial Services & Supplies	First Lien Debt	L + 3.50%	4.00%	7/10/2028		32,930	32,824	32,858	0.18%

4931 North 300 West Provo, UT, 84604, United States

Aqgen Island Holdings, Inc. (9)	Professional Services	First Lien Debt	L + 3.50%	4.56%	5/20/2028		54,874	54,797	54,531	0.30%

535 Madsion Avenue, 24TH Floor New York, NY 10022

Armada Parent, Inc. (4)(7)(10)	Marine	First Lien Debt	L + 5.75%	6.50%	10/29/2027		226,838	221,950	221,581	1.24%

93 Eastmont Ave Ste 100 East Wenatchee, WA, 98802-5305 United States

Armor Holdco, Inc. (6)(9)	Professional Services	First Lien Debt	L + 4.50%	5.20%	12/11/2028		3,632	3,597	3,635	0.02%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
48 Wall Street 22nd Floor New York,NY,10005 United States

Arterra Wines Canada, Inc. (6)(10)	Beverages	First Lien Debt	L + 3.50%	4.51%	11/24/2027		7,937	7,922	7,874	0.04%

441 Courtneypark Dr E, Mississauga ON L5T 2V3 Canada

Ascend Buyer, LLC (4)(7)(10)	Containers & Packaging	First Lien Debt	L + 5.75%	6.76%	9/30/2028		77,410	75,855	76,152	0.43%

1111 Busch Parkway, Buffalo Grove, IL 60089, United States

Ascend Learning, LLC (9)	Diversified Consumer Services	First Lien Debt	L + 3.50%	4.00%	12/11/2028		7,539	7,384	7,465	0.04%

11161 Overbrook Road, Leawood, KS, 66211, United States

Ascend Performance Materials Operations, LLC (10)	Chemicals	First Lien Debt	L + 4.75%	5.76%	8/27/2026		4,950	5,018	4,942	0.03%

400 Park Avenue Suite 820 New York NY 10022 United States

ASP Blade Holdings, Inc. (9)	Machinery	First Lien Debt	L + 4.00%	4.50%	10/13/2028		4,988	4,964	4,933	0.03%

4909 Southeast International Way Portland,OR,97222 United States

ASP Endeavor Acquisition, LLC (4)(9)	Construction & Engineering	First Lien Debt	L + 6.50%	7.00%	5/3/2027		35,730	35,124	35,015	0.20%

515 Houston St Ste 500, Fort Worth, TX 76102 United States

AssuredPartners, Inc. (9)	Insurance	First Lien Debt	L + 3.50%	4.00%	2/12/2027		60,066	59,723	59,468	0.33%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
200 Colonial Center Parkway Suite 140 Lake Mary FL 32746 United States

athenahealth, Inc. (7)(9)	Health Care Technology	First Lien Debt	SOFR + 3.50%	4.00%	2/11/2026		27,077	26,922	26,811	0.15%

Arsenal Street, Watertown, MA 02472 United States

Atlas CC Acquisition Corp. (7)(10)	Aerospace & Defense	First Lien Debt	L + 4.25%	5.00%	5/25/2028		52,436	50,459	51,939	0.29%

9465 Wilshire Blvd, Suit 300 Beverly Hills, California 90212 United States

Auris Luxembourg III Sarl (6)(8)	Health Care Equipment & Supplies	First Lien Debt	L + 3.75%	4.21%	2/27/2026		19,987	19,949	19,519	0.11%

23 Rue Aldringen, Luxembourg, L-1118, Luxembourg

AxiomSL Group, Inc. (4)(7)(11)	Software	First Lien Debt	L + 6.00%	7.01%	12/3/2027		78,814	77,260	77,009	0.43%

125 London Wall, London, EC2Y 5AJ, United Kingdom

Baldwin Risk Partners, LLC (6)(9)	Insurance	First Lien Debt	L + 3.50%	4.00%	10/14/2027		26,880	26,751	26,679	0.15%

4211 W Boy Scout Blvd Suite 800 Tampa FL 33607 United States

Barbri Holdings, Inc. (4)(7)(10)	Diversified Financial Services	First Lien Debt	L + 5.75%	6.50%	4/30/2028		166,289	163,271	164,627	0.92%

12222 Merit Drive, Suite 1340, Dallas, TX 75251 United States

Bazaarvoice, Inc. (4)(7)(8)	Commercial Services & Supplies	First Lien Debt	L + 5.75%	5.87%	5/7/2028		371,236	371,236	371,236	2.07%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
338 Pier Avenue, Hermosa Beach CA 90254 United States

Belfor Holdings, Inc. (4)(8)	Commercial Services & Supplies	First Lien Debt	L + 3.75%	4.21%	4/6/2026		4,949	4,967	4,931	0.03%

185 Oakland Avenue Suite 300 Birmingham MI 48009 United States

Benefytt Technologies, Inc. (4)(7)(10)	Insurance	First Lien Debt	L + 6.00%	6.75%	8/12/2027		94,348	92,392	90,777	0.51%

15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States

Berlin Packaging, LLC (9)	Containers & Packaging	First Lien Debt	L + 3.75%	4.28%	3/11/2028		42,936	42,797	42,603	0.24%

525 West Monroe Street, Chicago IL 60661 United States

Bettcher Industries, Inc. (9)	Industrial Conglomerates	First Lien Debt	SOFR + 4.00%	4.65%	12/13/2028		11,316	11,207	11,146	0.06%

6801 State Route 60 Birmingham, OH, 44889 United States

BMC Acquisition, Inc. (11)	Professional Services	First Lien Debt	L + 5.25%	6.25%	12/28/2024		4,717	4,705	4,611	0.03%

300 West 6th Street,, Suite 2300, Austin, TX 78701 United States

Boxer Parent Company, Inc. (8)	Software	First Lien Debt	L + 3.75%	4.76%	10/2/2025		54,266	54,071	54,018	0.30%

John Hancock Tower 200 Clarendon Street Boston MA 02116 United States

BP Purchaser, LLC (4)(10)	Distributors	First Lien Debt	L + 5.50%	6.25%	12/10/2028		34,800	34,134	34,104	0.19%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
2650 Galvin Dr, Elgin, IL 60124, United States

BPPH2 Limited (4)(6)(8)	Professional Services	First Lien Debt	L + 6.75%	7.31%	3/2/2028		£40,700	55,039	54,022	0.30%

One Wood Street, London, EC2V 7WS

Brave Parent Holdings, Inc. (8)	Software	First Lien Debt	L + 4.00%	4.46%	4/18/2025		10,948	10,983	10,850	0.06%

600 Montgomery Street 20th Floor San Francisco CA 94111 United States

BroadStreet Partners, Inc. (8)	Insurance	First Lien Debt	L + 3.00%	3.46%	1/27/2027		11,889	11,858	11,693	0.07%

580 North Fourth Street Suite 450 Columbus OH 43215 United States

Brookfield WEC Holdings, Inc. (9)	Construction & Engineering	First Lien Debt	L + 2.75%	3.25%	8/1/2025		4,987	4,827	4,907	0.03%

3259 Progress Drive Suite 126 Orlando, FL 32826, United States

Bungie, Inc. (4)(11)	Interactive Media & Services	First Lien Debt	L + 6.25%	7.25%	8/28/2024		2,500	2,485	2,525	0.01%

550 106th Ave NE, Ste 207 Bellevue, WA 98004 United States

Bution Holdco 2, Inc. (4)(11)	Distributors	First Lien Debt	L + 6.25%	7.25%	10/17/2025		5,900	5,809	5,855	0.03%

907 S. Detroit Ave Tulsa, OK 74120 United States

Bway Holding Corporation (8)	Containers & Packaging	First Lien Debt	L + 3.25%	3.71%	4/3/2024		6,371	6,307	6,295	0.04%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
1515 West 22nd Street Suite 1100 Oak Brook, IL, 60523, United States

Byjus Alpha, Inc. (6)(10)	Software	First Lien Debt	L + 5.50%	6.25%	11/5/2026		70,376	69,380	69,782	0.39%

2nd FL Twr D 4/1 Bannerghatta Main RD Bengaluru, KA, India

Cambium Learning Group, Inc. (4)(7)(10)	Diversified Consumer Services	First Lien Debt	L + 5.50%	6.25%	7/20/2028		965,822	957,127	965,822	5.39%

17855 North Dallas Parkway Suite 400 Dallas TX 75287 United States

Cambrex Corp. (10)	Life Sciences Tools & Services	First Lien Debt	L + 3.50%	4.25%	12/4/2026		26,065	26,031	25,882	0.14%

One Meadowlands Plaza, East Rutherford NJ 07073 United States

Camelot US Acquisition, LLC (6)(11)	Professional Services	First Lien Debt	L + 3.00%	4.00%	10/30/2026		19,895	19,789	19,754	0.11%

1500 Spring Garden Streeet, Philadelphia PA 19130 United States

Canadian Hospital Specialties Ltd. (4)(6)(7)(11)	Health Care Providers & Services	First Lien Debt	C + 4.50%	5.68%	4/14/2028		CAD 42,442	32,928	33,262	0.19%

676 North Michigan Avenue Suite 3300 Chicago IL 60611 United States

Capstone Logistics, LLC (7)(11)	Transportation Infrastructure	First Lien Debt	L + 4.75%	5.75%	11/12/2027		22,402	22,464	22,441	0.13%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
30 Technology Parkway South, Suite 200, Peachtree Corner, GA 30092

Caramel Bidco Limited (4)(5)(6)(7)(8)	Health Care Providers & Services	First Lien Debt	S + 6.00%	6.45%	2/24/2029		£60,000	77,552	75,563	0.42%

Western House Broad Lane, Yate, Bristol, England, BS37 7LD

Cast & Crew Payroll, LLC (8)	Professional Services	First Lien Debt	L + 3.50%	3.96%	2/9/2026		14,447	14,473	14,379	0.08%

2300 Empire Avenue 5th Floor Burbank CA 91504 United States

Cast & Crew Payroll, LLC (9)	Professional Services	First Lien Debt	SOFR + 3.75%	4.25%	12/29/2028		14,017	13,978	13,960	0.08%

2300 Empire Avenue 5th Floor Burbank CA 91504 United States

CCBlue Bidco, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.00%	12/21/2028		466,265	456,455	456,022	2.55%

1148 Main St Saint Helena, CA, 94574-2013 United States

CCI Buyer, Inc. (10)	Wireless Telecommunication Services	First Lien Debt	SOFR + 4.00%	4.75%	12/17/2027		44,898	44,781	44,375	0.25%

300 N. LaSalle St, Suite 5600, Chicago 60602 United States

CE Intermediate I, LLC (4)(9)	Entertainment	First Lien Debt	L + 4.00%	4.50%	11/10/2028		7,778	7,704	7,700	0.04%

455 Delta Ave Fl 3 Cincinnati, OH, 45226 United States

CEC Entertainment, Inc. (5)(8)	Hotels, Restaurants & Leisure	First Lien Debt	6.75%	6.75%	5/1/2026		79,800	79,781	77,289	0.43%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
1707 Market Place Blvd Suite 200 Irving TX 75063 United States

Cengage Learning, Inc. (11)	Interactive Media & Services	First Lien Debt	L + 4.75%	5.75%	6/29/2026		18,920	18,756	18,792	0.10%

20 Channel Center Street, Boston MA 02210 United States

Century Casinos, Inc. (6)(10)	Hotels, Restaurants & Leisure	First Lien Debt	SOFR + 6.00%	6.75%	4/2/2029		44,000	43,120	43,725	0.24%

455 East Pikes Peak Avenue Suite 210, Colorado Springs, CO,80903, United States

CFGI Holdings, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.25%	6.00%	11/1/2027		145,561	142,265	143,115	0.80%

1 Lincoln Street, Suite 1301 Boston, MA 02111, United States

Charter NEX US, Inc. (10)	Containers & Packaging	First Lien Debt	L + 3.75%	4.50%	12/1/2027		46,874	46,930	46,676	0.26%

1264 East High Street, Milton WI 53563 United States

CHG Healthcare Services, Inc. (9)	Health Care Providers & Services	First Lien Debt	L + 3.50%	4.00%	9/29/2028		27,907	27,788	27,698	0.15%

6440 South Millrock Drive Suite 175 Salt Lake City UT 84121 United States

CHG PPC Parent, LLC (4)(9)	Food Products	First Lien Debt	L + 3.00%	4.00%	11/16/2028		10,339	10,319	10,120	0.06%

6440 South Millrock Drive Suite 175 Salt Lake City,UT,84121 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Claims Automation Intermediate 2, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 4.75%	5.64%	12/16/2027		45,833	44,309	44,231	0.25%

101 S Tryon St Suite 3300 Charlotte,NC,28280 United States

Clarios Global LP (6)(8)	Auto Components	First Lien Debt	L + 3.25%	3.71%	4/30/2026		14,806	14,676	14,643	0.08%

Florist Tower 5757 North Green Bay Avenue Milwaukee WI 53201 United States

Clear Channel Outdoor Holdings, Inc. (6)(8)	Media	First Lien Debt	L + 3.50%	3.80%	8/21/2026		22,941	22,507	22,590	0.13%

4830 North Loop 1604W, San Antonio, TX, 78249, United States

Clearview Buyer, Inc. (4)(7)(10)	Professional Services	First Lien Debt	L + 5.25%	6.26%	8/26/2027		151,630	148,450	148,106	0.83%

1 Newton Pl Ste 405, 275 Washington Street, Newton, MA 02458, United States

Cloudera, Inc. (9)	Software	First Lien Debt	L + 3.75%	4.25%	8/9/2028		37,556	37,222	37,157	0.21%

1001 Page Mill Road Building 3 Palo Alto, CA,94304 United States

Colibri Group, LLC (10)	Diversified Consumer Services	First Lien Debt	SOFR + 5.00%	5.99%	3/12/2029		13,305	13,173	13,255	0.07%

218 Liberty ST, Warren, PA, 16365, United States

Community Brands ParentCo, LLC (4)(7)(10)	Software	First Lien Debt	SOFR + 5.75%	6.50%	2/24/2028		91,875	89,837	89,803	0.50%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
9620 Executive Center Dr N, Suite 200, St. Petersburg, FL 33702

Confine Visual Bidco (4)(6)(7)(10)	Software	First Lien Debt	SOFR + 5.75%	6.50%	2/23/2029		252,786	245,210	245,202	1.37%

Kistagången 12, 164 40 Kista, Sweden

Connatix Buyer, Inc. (4)(7)(10)	Software	First Lien Debt	L + 5.50%	6.25%	7/14/2027		112,870	110,307	112,220	0.63%

666 Broadway, 10th Floor, New York, NY 10012, United States

ConnectWise, LLC (6)(9)	Software	First Lien Debt	L + 3.50%	4.00%	9/29/2028		32,438	32,310	32,267	0.18%

4110 George Road Suite 200, Tampa, FL, 33634, United States

ConvergeOne Holdings, Inc. (8)	IT Services	First Lien Debt	L + 5.00%	5.46%	1/4/2026		31,683	30,924	30,429	0.17%

0900 Nesbitt Avenue South Bloomington MN 55437 United States

COP Home Services TopCo IV, Inc. (4)(7)(11)	Construction & Engineering	First Lien Debt	L + 5.00%	6.00%	12/31/2027		128,609	125,567	127,239	0.71%

3150 E Birch St., Brea, CA 92821

CoreLogic, Inc. (9)	Professional Services	First Lien Debt	L + 3.50%	4.00%	6/2/2028		31,450	31,309	31,155	0.17%

40 Pacifica #900, Irvine, CA 92618 United States

Corfin Holdings, Inc. (4)(11)	Aerospace & Defense	First Lien Debt	L + 5.75%	6.75%	12/27/2027		32,494	32,456	32,477	0.18%

1050 Perimeter Road, Manchester, NH 03103 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Cornerstone Building Brands, Inc. (6)(9)	Building Products	First Lien Debt	L + 3.25%	3.75%	4/12/2028		7,428	7,404	7,209	0.04%

5020 Weston Parkway, Cary NC 27513 United States

Cornerstone OnDemand, Inc. (9)	Software	First Lien Debt	L + 3.75%	4.25%	10/16/2028		24,836	24,762	24,634	0.14%

1601 Cloverfield Blvd Suite 620 South Santa Monica,CA,90404 United States

Covenant Surgical Partners, Inc. (8)	Health Care Providers & Services	First Lien Debt	L + 4.00%	4.46%	7/1/2026		2,975	2,933	2,934	0.02%

401 Commerce Street Suite 600 Nashville TN 37219 United States

CP Atlas Buyer, Inc. (9)	Building Products	First Lien Debt	L + 3.75%	4.25%	11/23/2027		54,422	54,222	52,993	0.30%

1521 North Cooper, Suite 500, Arlington US-TX US 76011

CPI Holdco, LLC (4)(7)(10)	Health Care Equipment & Supplies	First Lien Debt	L + 5.50%	6.25%	11/1/2028		265,475	259,217	258,884	1.45%

625 East Bunker Ct Vernon Hills , IL 60061 United States

CPI International, Inc. (11)	Electronic Equipment, Instruments & Components	First Lien Debt	L + 3.25%	4.25%	7/26/2024		18,930	18,939	18,809	0.11%

580 Skylane Blvd, Santa Rosa CA 95403 United States

CQP Holdco LP (9)	Oil, Gas & Consumable Fuels	First Lien Debt	L + 3.75%	4.76%	6/5/2028		33,472	33,449	33,355	0.19%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
700 Milan Street, Suite 1900 Houston TX 77002

Cross Country Healthcare, Inc. (4)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	6/8/2027		113,526	111,441	113,526	0.63%

5201 Congress Avenue Suite 100B Boca Raton FL 33487 United States

Cumming Group, Inc. (4)(7)(11)	Real Estate Management & Development	First Lien Debt	L + 5.75%	6.76%	5/26/2027		136,884	133,722	136,406	0.76%

485 Lexington Avenue, New York NY 10017 United States

Curia Global, Inc. (10)	Life Sciences Tools & Services	First Lien Debt	L + 3.75%	4.50%	8/30/2026		42,749	42,770	42,447	0.24%

26 Corporate Circle Albany,NY,12203 United States

CustomInk, LLC (4)(11)	Specialty Retail	First Lien Debt	L + 6.21%	7.21%	5/3/2026		36,866	36,269	36,405	0.20%

2910 District Avenue Fairfax VA 22031 United States

Dana Kepner Company, LLC (4)(11)	Distributors	First Lien Debt	L + 6.25%	7.25%	12/29/2026		14,850	14,613	14,961	0.08%

700 Alcott St. Denver, CO 80204

DCA Investment Holdings, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.00%	3/12/2027		45,369	44,795	44,883	0.25%

6240 Lake Osprey Drive, Sarasota, FL 34240

Dcert Buyer, Inc. (8)	IT Services	First Lien Debt	L + 4.00%	4.46%	10/16/2026		28,172	28,214	28,010	0.16%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
2801 N Thanksgiving Way #500, Lehi 84043 United States

DCG Acquisition Corp. (8)	Chemicals	First Lien Debt	L + 4.50%	4.96%	9/30/2026		4,987	4,999	4,916	0.03%

45 Rockefeller Plaza 20th Floor, New York, NY 10111

Deerfield Dakota Holding, LLC (11)	Professional Services	First Lien Debt	L + 3.75%	4.75%	4/9/2027		25,937	25,969	25,842	0.14%

55 East 52nd Street 31st Floorm Park Avenue Plaza, New York, NY 10055 United States

Deliver Buyer, Inc. (8)	Technology Hardware, Storage & Peripherals	First Lien Debt	L + 5.00%	6.01%	5/1/2024		16,922	16,861	16,922	0.09%

3955 East Blue Lick Road, Louisville, KY 40229 United States

Delta Topco, Inc. (10)	Software	First Lien Debt	L + 3.75%	4.50%	12/1/2027		35,331	35,291	34,833	0.19%

3111 Coronado Drive in Santa Clara, CA 95054 United States

DG Investment Intermediate Holdings 2, Inc. (10)	Commercial Services & Supplies	First Lien Debt	SOFR + 3.50%	4.25%	3/17/2028		46,518	46,541	46,116	0.26%

One Commerce Drive Schaumburg, Illinois 60173 United States

DG Investment Intermediate Holdings 2, Inc. (4)(7)(8)	Commercial Services & Supplies	First Lien Debt	SOFR + 4.25%	4.66%	3/17/2028		19,338	19,057	19,169	0.11%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
One Commerce Drive Schaumburg, Illinois 60173 United States

Digital Media Solutions, LLC (6)(10)	Media	First Lien Debt	L + 5.00%	5.75%	5/24/2026		29,780	29,160	29,333	0.16%

4800 140th Avenue North Suite 101 Clearwater FL 33762 United States

Diligent Corporation (4)(11)	Software	First Lien Debt	L + 5.75%	6.76%	8/4/2025		89,100	88,140	88,432	0.49%

111 West 33rd St., 16th Floor, New York, NY 10120

Diversitech Holdings, Inc. (7)(9)	Trading Companies & Distributors	First Lien Debt	L + 3.75%	4.76%	12/22/2028		15,950	15,787	15,724	0.09%

6650 Sugarloaf Parkway Suite 100, Duluth, Georgia, 30097, United States

Divisions Holding Corp. (10)	Commercial Services & Supplies	First Lien Debt	L + 4.75%	5.50%	5/29/2028		23,976	23,763	23,856	0.13%

1 Riverfront Place Suite 500 Newport, KY 41071 United States

Dominion Colour Corporation (4)(6)(11)	Chemicals	First Lien Debt	L + 7.25% (incl. 2.00% PIK)	8.25%	4/6/2024		35,866	34,861	35,239	0.20%

1 Concorde Gate, Suite 608, Toronto, Ontario, Canada

Donuts, Inc. (4)(7)(11)	Internet & Direct Marketing Retail	First Lien Debt	SOFR + 6.00%	7.00%	12/29/2026		515,501	513,667	515,501	2.88%

10500 NE 8th Street Suite 750, Bellevue, WA 98004

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Dreambox Learning Holding LLC (4)(10)	Diversified Consumer Services	First Lien Debt	L + 6.25%	7.00%	12/1/2027		135,213	132,622	132,509	0.74%

305 108th Avenue Northeast Bellevue,WA,98004 United States

EAB Global, Inc. (9)	Commercial Services & Supplies	First Lien Debt	L + 3.50%	4.00%	6/28/2028		17,975	17,924	17,822	0.10%

2008 Saint Johns Ave, Washington DC 20037 United States

Eagle Midstream Canada Finance, Inc. (4)(6)(13)	Oil, Gas & Consumable Fuels	First Lien Debt	L + 6.25%	7.75%	11/26/2024		36,013	35,628	36,013	0.20%

222 3rd Avenue S.W. Suite 900 Calgary, Alberta T2P 0B4 Canada

ECI Macola Max Holding, LLC (6)(10)	Software	First Lien Debt	L + 3.75%	4.76%	11/9/2027		29,966	30,024	29,666	0.17%

5455 Rings Road Suite 100 Dublin OH 43017 United States

ECP Gopher Holdings L.P. (11)	Commercial Services & Supplies	First Lien Debt	L + 3.25%	4.25%	3/6/2025		3,948	3,962	3,600	0.02%

2900 Lone Oak Parkway, Ste 140A, Eagan, MN 55121

Edifecs, Inc. (4)(10)	Health Care Technology	First Lien Debt	L + 5.50%	6.25%	9/21/2026		109,897	107,884	108,248	0.60%

756 114th Ave SE Bellevue WA 98004 United States

Edifecs, Inc. (4)(11)	Health Care Technology	First Lien Debt	L + 7.00%	8.00%	9/21/2026		42,936	42,554	43,623	0.24%

756 114th Ave SE Bellevue WA 98004 United States

EG America, LLC (6)(9)	Specialty Retail	First Lien Debt	L + 4.25%	4.75%	3/10/2026		22,968	22,787	22,693	0.13%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
65 Flanders Rd, Westborough, MA 01581 United States

EG Dutch Finco BV (6)(8)	Specialty Retail	First Lien Debt	L + 4.00%	5.00%	2/7/2025		25,434	25,291	25,089	0.14%

Euro House The Beehive Trading Park Haslingden Road Blackburn Lancashire, BB1 2EE, United Kingdom

Electron Bidco, Inc. (9)	Health Care Providers & Services	First Lien Debt	L + 3.25%	3.75%	11/1/2028		13,000	12,937	12,876	0.07%

4001 Kennett Pike Suite 302, Wilmington, DE 19807.

Emerald US, Inc. (6)(8)	Professional Services	First Lien Debt	L + 3.50%	3.96%	7/12/2028		3,919	3,915	3,870	0.02%

31910 Del Obispo Street Suite 200 San Juan Capistrano, CA 92675 United States

Emergency Power Holdings, LLC (4)(7)(11)	Electrical Equipment	First Lien Debt	L + 5.50%	6.50%	8/17/2028		194,650	190,591	190,196	1.06%

44 S Commerce Way, Bethlehem, PA 18017

Empire Today, LLC (10)	Building Products	First Lien Debt	L + 5.00%	5.75%	3/8/2028		61,471	60,546	58,654	0.33%

333 Northwest Avenue, Northlake IL 60164 United States

Endurance International Group Holdings, Inc. (10)	IT Services	First Lien Debt	L + 3.50%	4.25%	2/10/2028		43,446	43,136	42,305	0.24%

10 Corporate Drive Suite 300 Burlington MA 01803 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
EnergySolutions, LLC (11)	Energy Equipment & Services	First Lien Debt	L + 3.75%	4.76%	5/9/2025		6,392	6,391	6,280	0.04%

299 South Main Street Suite 1700 Salt Lake City UT 84111 United States

Engineered Machinery Holdings, Inc. (6)(10)	Industrial Conglomerates	First Lien Debt	E + 3.75%	4.76%	5/19/2028		27,456	27,434	27,132	0.15%

450 Lexington Avenue New York,NY,10017 United States

Engineered Stone Group Holdings III Ltd. (4)(6)(7)(10)	Building Products	First Lien Debt	E + 5.75%	6.50%	4/23/2028		€58,583	56,468	57,376	0.32%

Floor 5, Smithson Tower Smithson Plaza, St. James’s Street, London, England, SW1A 1HJ

Ensono Holdings, LLC (10)	IT Services	First Lien Debt	L + 4.00%	4.75%	5/19/2028		45,935	45,795	45,227	0.25%

3333 Finley Road, Downers Grove IL 60515 United States

EP Purchaser, LLC (9)	Software	First Lien Debt	L + 3.50%	4.51%	11/6/2028		16,947	16,934	16,859	0.09%

2950 North Hollywood Way Burbank,CA,91505 United States

Epicor Software Corp. (10)	Software	First Lien Debt	L + 3.25%	4.00%	7/30/2027		33,950	33,865	33,724	0.19%

804 Las Cimas Parkway Austin TX 78746 United States

Episerver, Inc. (4)(7)(11)	Software	First Lien Debt	L + 5.50%	6.51%	4/9/2026		25,292	24,850	24,801	0.14%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
542A Amherst Street Route 101A Nashua, NH 03063 United States

Epoch Acquisition, Inc. (4)(11)	Health Care Providers & Services	First Lien Debt	L + 6.00%	7.00%	10/4/2024		29,345	29,345	29,345	0.16%

4600 Lena Drive Mechanicsburg, PA 17055 United States	Commercial Services & Supplies	First Lien Debt	L + 4.50%	5.50%	2/4/2027		32,022	32,102	31,952	0.18%

eResearch Technology, Inc. (11)

1818 Market Street Suite 1000 Philadelphia PA 19103 United States

Excelitas Technologies Corp. (11)	Industrial Conglomerates	First Lien Debt	L + 3.50%	4.51%	12/2/2024		22,729	22,752	22,644	0.13%

200 West Street, Waltham MA 02451 United States

Experity, Inc. (4)(7)(10)	Software	First Lien Debt	L + 5.75%	6.50%	7/22/2027		136,083	133,312	133,092	0.74%

101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States

FCG Acquisitions, Inc. (9)	Industrial Conglomerates	First Lien Debt	L + 3.75%	4.25%	3/16/2028		28,563	28,585	28,147	0.16%

800 Concar Drive, Suite 100, San Mateo, CA 94402 United States

Fencing Supply Group Acquisition, LLC (4)(7)(11)	Building Products	First Lien Debt	L + 6.00%	7.00%	2/26/2027		105,254	103,750	104,728	0.58%

211 Perimeter Center Pkwy NE #250 Dunwoody, GA 30346

Fertitta Entertainment, LLC (9)	Hotels, Restaurants & Leisure	First Lien Debt	SOFR + 4.00%	4.50%	1/27/2029		26,165	26,155	26,069	0.15%
1510 W. Loop South, Houston, Texas 77027

FH MD Buyer, Inc. (10)	Health Care Technology	First Lien Debt	L + 5.00%	5.75%	6/16/2028		45,268	44,859	44,985	0.25%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
6880 West Snowville Road Suite 210 Brecksville, OH,44141 United States

First Student Bidco, Inc. (9)	Transportation Infrastructure	First Lien Debt	L + 3.00%	3.98%	7/21/2028		13,764	13,673	13,670	0.08%

600 Vine Street, Suite 1400 Cincinnati, OH 45202 United States

Flex Acquisition Co., Inc. (8)	Containers & Packaging	First Lien Debt	L + 3.00%	3.46%	6/29/2025		7,000	6,856	6,996	0.04%

101 E Carolina Ave, Hartsville, SC 29550

Flex Acquisition Co., Inc. (9)	Containers & Packaging	First Lien Debt	L + 3.50%	4.00%	2/23/2028		5,491	5,489	5,486	0.03%

101 E Carolina Ave, Hartsville, SC 29550

Flexera Software, LLC (10)	Software	First Lien Debt	L + 3.75%	4.50%	1/26/2028		23,363	23,304	23,134	0.13%

300 Park Blvd Suite 500 Itasca IL 60143 United States

Fluidra SA (6)(9)	Household Durables	First Lien Debt	SOFR + 2.00%	2.50%	1/29/2029		1,471	1,467	1,461	0.01%

C/O Zodiac Pool Solutions LLC, 2882 Whiptail Loop East # 100, CA, 92010, United States

Flynn Restaurant Group LP (9)	Hotels, Restaurants & Leisure	First Lien Debt	L + 4.25%	4.75%	12/1/2028		30,712	30,481	30,392	0.17%

225 Bush Street Suite 1800 San Francisco,CA,94104 United States

Foundation Building Materials, Inc. (9)	Trading Companies & Distributors	First Lien Debt	L + 3.25%	3.75%	2/3/2028		30,515	30,264	30,027	0.17%

2520 Red Hill Avenue, Santa Ana, CA 92705

Foundation Risk Partners Corp. (4)(7)(10)	Insurance	First Lien Debt	L + 5.75%	6.50%	10/29/2028		102,038	100,412	100,374	0.56%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States

Foundational Education Group, Inc. (9)	Commercial Services & Supplies	First Lien Debt	L + 4.25%	4.75%	8/31/2028		9,120	9,036	9,120	0.05%

4500 East West Highway Suite 300 Bethesda,MD,20814 United States

Freeport LNG Investments, LLLP (9)	Oil, Gas & Consumable Fuels	First Lien Debt	L + 3.50%	4.00%	12/21/2028		56,470	56,258	56,137	0.31%

333 Clay Street Suite 5050 Houston,TX,77002 United States

Frontline Road Safety, LLC (4)(7)(10)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.67%	5/3/2027		136,298	133,987	131,187	0.73%

2714 Sherman Street, Grand Prairie, TX 75051 United States

Galway Borrower, LLC (4)(7)(10)	Insurance	First Lien Debt	L + 5.25%	6.26%	9/24/2028		238,931	234,016	233,633	1.31%

1 California Street, Suite 400, San Francisco, CA 94111

Garda World Security Corp. (6)(8)	Commercial Services & Supplies	First Lien Debt	L + 4.25%	4.71%	10/30/2026		45,980	45,874	45,566	0.25%

1390 Barre Street, Montreal QC H3C 1N4 Canada

GC EOS Buyer, Inc. (8)	Auto Components	First Lien Debt	L + 4.50%	4.96%	8/1/2025		11,972	11,982	11,865	0.07%

29627 Renaissance Blvd., Howell Township, NJ 07727 United States

GCX Corporation Buyer, LLC (4)(7)(10)	Health Care Equipment & Supplies	First Lien Debt	L + 5.50%	6.30%	9/13/2027		197,118	192,861	192,500	1.08%

3875 Cypress Drive, Petaluma, CA 94954, United States

Genuine Cable Group, LLC (4)(7)(10)	Distributors	First Lien Debt	L + 5.75%	6.50%	11/2/2026		26,303	25,719	26,017	0.15%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
50 Broadway, Hawthorne, NY 10532, United States

Genuine Financial Holdings, LLC (8)	Commercial Services & Supplies	First Lien Debt	L + 3.75%	4.21%	7/11/2025		16,888	16,840	16,728	0.09%

3349 Michelson Drive Suite 150 Irvine, CA 92612 United States

Geon Performance Solutions, LLC (10)	Chemicals	First Lien Debt	L + 4.75%	5.50%	8/9/2028		7,375	7,324	7,375	0.04%

25777 Detroit Road Suite 202 Westlake, OH,44145 United States

GI Consilio Parent, LLC (7)(9)	Software	First Lien Debt	L + 4.00%	4.50%	4/30/2028		37,876	37,144	37,390	0.21%

188 The Embarcadero, San Francisco, CA United States 94016

GI Ranger Intermediate, LLC (4)(7)(10)	Health Care Technology	First Lien Debt	L + 6.00%	6.75%	10/29/2028		136,653	133,718	134,829	0.75%

188 The Embarcadero Suite 700 San Francisco, CA 94105 United States

Gigamon Inc. (4)(7)(10)	Software	First Lien Debt	SOFR + 5.75%	6.78%	3/11/2029		453,846	444,333	444,254	2.48%

3300 Olcott Street, Santa Clara CA 95054 United States

Global Medical Response, Inc. (11)	Health Care Providers & Services	First Lien Debt	L + 4.25%	5.25%	10/2/2025		34,580	34,662	34,402	0.19%

6363 S Fiddlers Green Circle 14th floor Greenwood Village CO 80111 United States

Go Car Wash Management Corp. (4)(7)(11)	Diversified Consumer Services	First Lien Debt	L + 5.75%	6.75%	12/31/2026		62,934	61,317	61,815	0.35%

9801 Troup Ave, Kansas City, Kansas 66111, USA

Gordian Medical, Inc. (10)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.26%	3/29/2027		59,184	57,450	58,148	0.32%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
17595 Cartwright Road, Irvine CA 92614 United States

GovernmentJobs.com, Inc. (4)(7)(10)	Software	First Lien Debt	L + 5.50%	6.25%	12/1/2028		145,966	142,206	142,025	0.79%

300 Continental Blvd., El Segundo, CA 90245, United States

Graham Packaging Co, Inc. (10)	Containers & Packaging	First Lien Debt	L + 3.00%	3.75%	8/4/2027		13,915	13,826	13,702	0.08%

148 Quay Street Floor 9, Auckland Central Auckland, 1010 New Zealand

GraphPAD Software, LLC (4)(7)(11)	Software	First Lien Debt	L + 5.50%	6.50%	4/27/2027		35,753	35,245	35,268	0.20%

2365 Northside Dr #560, San Diego, CA 92108 United States

Great Day Improvements, LLC (4)(7)(10)	Building Products	First Lien Debt	L + 6.25%	7.26%	12/29/2027		183,291	179,231	179,051	1.00%

700 East Highland Road Macedonia, OH,44056 United States

Greeneden U.S. Holdings II, LLC (10)	Software	First Lien Debt	L + 4.00%	4.91%	12/1/2027		41,626	41,752	41,613	0.23%

2001 Junipero Serra Blvd, Daly City CA 94014 United States

Griffon Corporation (6)(9)	Building Products	First Lien Debt	SOFR + 2.75%	3.27%	1/24/2029		2,045	2,040	2,027	0.01%

712 Fifth Avenue 18th Floor, New York, NY, 10019, United States

Gruden Acquisition, Inc. (4)(7)(11)	Road & Rail	First Lien Debt	L + 5.25%	6.25%	7/1/2028		82,415	80,359	81,194	0.45%

4041 Park Oaks Blvd, Suite 200, Tampa, FL 33610, United States

Guidehouse LLP (4)(10)	Professional Services	First Lien Debt	L + 5.50%	6.25%	10/16/2028		1,202,809	1,191,570	1,190,780	6.65%

1730 Pennsylvania Ave NW. Washington, District of Columbia 20006 US

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Heartland Dental, LLC (8)	Health Care Providers & Services	First Lien Debt	L + 4.00%	4.45%	4/30/2025		37,969	37,883	37,704	0.21%

9 West 57th Street Suite 4200 New York NY 10019 United States

Helix TS, LLC (4)(7)(10)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.76%	8/4/2027		119,331	117,176	117,018	0.65%

114 Capital Way Christiana, TN 37037, United States

Herschend Entertainment Co, LLC (9)	Entertainment	First Lien Debt	L + 3.75%	4.25%	8/27/2028		5,293	5,244	5,279	0.03%

2800 West Highway 76 Branson,MO,65616 United States

Hexion Holdings Corp. (9)	Chemicals	First Lien Debt	SOFR + 4.50%	5.00%	3/15/2029		9,835	9,590	9,638	0.05%

180 East Broad Street, Columbus, OH, 43215, United States

HIG Orca Acquisition Holdings, Inc. (4)(7)(11)	Professional Services	First Lien Debt	L + 6.00%	7.10%	8/17/2027		102,550	100,629	102,363	0.57%

100 Cummings Center, Suite 206L, Beverly, MA 01915, United States

High Street Buyer, Inc. (4)(7)(10)	Insurance	First Lien Debt	L + 6.00%	6.75%	4/14/2028		104,315	101,638	102,657	0.57%

600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States

Howden Group Holdings Limited (6)(10)	Insurance	First Lien Debt	L + 3.25%	4.00%	11/12/2027		41,992	41,816	41,580	0.23%

1 Creechurch Place, London, EC3A 5AF United Kingdom

Hoya Midco, LLC (6)(9)	Internet & Direct Marketing Retail	First Lien Debt	SOFR + 3.25%	3.75%	2/3/2029		10,000	9,950	9,919	0.06%

11 North Canal Street Suite 800 60606 Chicago IL US

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
HS Purchaser, LLC (10)	Software	First Lien Debt	L + 4.00%	4.75%	11/19/2026		47,833	47,810	47,354	0.26%

6455 City West Parkway Eden Prairie, MN United States

HUB International Limited (10)	Insurance	First Lien Debt	L + 3.25%	4.00%	4/25/2025		43,485	43,462	43,268	0.24%

55 East Jackson Blvd 14th Floor Chicago IL 60604 United States

HUB International Limited (8)	Insurance	First Lien Debt	L + 3.00%	3.27%	4/25/2025		7,949	7,906	7,869	0.04%

55 East Jackson Blvd 14th Floor Chicago IL 60604 United States

Hunter Douglas, Inc. (6)(9)	Household Durables	First Lien Debt	SOFR + 3.50%	4.00%	2/26/2029		16,147	16,056	15,849	0.09%

1 Blue Hill Plaza PO Box 1569, Pearl River, NY, 10965, United States

Hyland Software, Inc. (10)	Software	First Lien Debt	L + 3.50%	4.25%	7/1/2024		30,236	30,254	30,122	0.17%

28500 Clemens Road, Westlake OH 44145 United States

Hyperion Materials & Technologies, Inc. (9)	Chemicals	First Lien Debt	L + 4.50%	5.01%	8/28/2028		25,207	25,118	25,058	0.14%

6325 Huntley Road Worthington, OH, 43229 United States

IBC Capital US, LLC (6)(8)	Containers & Packaging	First Lien Debt	L + 3.75%	4.67%	9/11/2023		18,465	18,434	18,124	0.10%

3 Changi South Street 1, Santa United Building, #03-01 Singapore 486795

ICS US Holdings, Inc. (4)(6)(9)	Health Care Providers & Services	First Lien Debt	L + 5.25%	5.75%	6/8/2028		35,000	33,250	34,650	0.19%

161 Bay Street PO Box 700 Toronto,ON, M5J 2S1 Canada

Idera, Inc. (10)	Software	First Lien Debt	L + 3.75%	4.50%	2/4/2028		53,335	53,222	52,481	0.29%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092 United States

IG Investments Holdings, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 6.00%	7.01%	9/22/2028		598,180	586,600	595,010	3.32%

4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319 United States

Illuminate Merger Sub Corp. (9)	Building Products	First Lien Debt	L + 3.50%	4.51%	6/30/2028		30,955	30,655	30,004	0.17%

198 Van Buren Street, Suite 200. Herndon, Virginia 20170 United States

Imperva, Inc. (11)	Software	First Lien Debt	L + 4.00%	5.00%	1/12/2026		19,268	19,349	19,068	0.11%

3400 Bridge Parkway Suite 200 Redwood City CA 94065 United States

Imprivata, Inc. (9)	Health Care Technology	First Lien Debt	L + 4.25%	4.75%	12/1/2027		6,970	6,889	6,943	0.04%

10 Maguire Road, Building 1 Suite 125 Lexington MA 02421 United States

Infinite Bidco, LLC (9)	Electronic Equipment, Instruments & Components	First Lien Debt	L + 3.75%	4.26%	2/24/2028		34,743	34,586	34,244	0.19%

17792 Fitch, Irvine, CA 92614 United States

Ingram Micro, Inc. (9)	Electronic Equipment, Instruments & Components	First Lien Debt	L + 3.50%	4.51%	3/31/2028		21,925	21,841	21,771	0.12%

360 North Crescent Drive, Beverly Hills CA 90210 United States

Inmar, Inc. (11)	Professional Services	First Lien Debt	L + 4.00%	5.01%	5/1/2024		31,920	31,815	31,589	0.18%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
8150 Industrial Blvd, Breinigsville, PA 18031 United States

Inovalon Holdings, Inc. (4)(7)(10)	IT Services	First Lien Debt	L + 6.25%	7.00%	11/24/2028		937,744	914,433	913,056	5.10%

4321 Collington Rd, Bowie, MD 20716, United States

Instant Brands Holdings, Inc. (10)	Household Durables	First Lien Debt	L + 5.00%	5.75%	4/12/2028		81,005	79,957	75,605	0.42%

499 Park Avenue 21st Floor New York NY 10022 United States

Integrity Marketing Acquisition, LLC (4)(11)	Insurance	First Lien Debt	L + 5.75%	6.75%	8/27/2025		39,658	38,712	38,919	0.22%

2300 Highland Village Suite 300 Highland Village, TX 75077 United States

Integrity Marketing Acquisition, LLC (4)(7)(10)	Insurance	First Lien Debt	L + 5.50%	6.27%	8/27/2025		36,762	36,257	36,526	0.20%

2300 Highland Village Suite 300 Highland Village, TX 75077 United States

International SOS The Americas LP (4)(6)(9)	Commercial Services & Supplies	First Lien Debt	L + 3.75%	4.81%	8/5/2028		2,325	2,304	2,322	0.01%

Chai Chee Roa, No 04-02 Viva Business Park, Blk 750 Oa Singapore, ,469000 Singapore

ION Trading Finance Ltd. (6)(8)	Software	First Lien Debt	L + 4.75%	5.21%	3/26/2028		28,251	28,277	28,084	0.16%

Simmonscourt Road Minerva House, 4th Floor Dublin 4, D04H9P8 Ireland

IRB Holding Corp. (4)(11)	Hotels, Restaurants & Leisure	First Lien Debt	L + 3.25%	4.25%	12/15/2027		4,975	4,989	4,934	0.03%

Three Glenlake Parkway Northeast Atlanta GA 30328 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
IRB Holding Corp. (8)	Hotels, Restaurants & Leisure	First Lien Debt	L + 3.00%	3.35%	12/15/2027		51,350	51,311	51,101	0.29%

Three Glenlake Parkway Northeast Atlanta GA 30328 United States

Ivanti Software, Inc. (10)	Software	First Lien Debt	L + 4.25%	5.00%	12/1/2027		33,357	33,160	32,960	0.18%

10377 South Jordan Gateway Suite 110 South Jordan UT 84095 United States

Ivanti Software, Inc. (10)	Software	First Lien Debt	L + 4.00%	4.75%	12/1/2027		5,167	5,155	5,089	0.03%

10377 South Jordan Gateway Suite 110 South Jordan UT 84095 United States

Jacuzzi Brands, LLC (4)(11)	Building Products	First Lien Debt	L + 6.50%	7.50%	2/25/2025		52,938	52,455	52,938	0.30%

3925 City Center Drive Suite 200 Chino Hills CA 91709 United States

Java Buyer, Inc. (4)(7)(10)	Commercial Services & Supplies	First Lien Debt	L + 5.75%	6.63%	12/15/2027		139,919	136,434	136,255	0.76%

191 4TH St W Ketchum, ID, 83340-9400 United States

Jayhawk Buyer, LLC (4)(11)	Health Care Providers & Services	First Lien Debt	L + 5.00%	6.01%	10/15/2026		203,931	200,497	201,892	1.13%

8717 West 110th Street, Suite 300 Overland Park, KS 66210

Jazz Pharmaceuticals, Inc. (6)(9)	Pharmaceuticals	First Lien Debt	L + 3.50%	4.00%	4/21/2028		6,972	6,949	6,955	0.04%

1 Burlington Road 4th Floor, Connaught House Dublin, 4 Ireland

Jones Deslauriers Insurance Management, Inc. (6)(7)(10)	Insurance	First Lien Debt	C + 4.25%	5.00%	3/28/2028		CAD 81,727	64,148	63,531	0.35%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
2375 Skymark Avenue, Mississauga, Ontario L4W 4Y6

JSS Holdings, Inc. (4)(10)	Commercial Services & Supplies	First Lien Debt	L + 6.00%	6.75%	12/17/2028		242,741	239,233	240,921	1.35%

180 North Stetson, 29th Floor, Chicago, IL 60601 United States

JSS Holdings, Inc. (4)(11)	Commercial Services & Supplies	First Lien Debt	L + 6.25%	7.25%	12/17/2028		46,468	45,888	46,119	0.26%

180 North Stetson, 29th Floor, Chicago, IL 60601 United States

Kaufman Hall & Associates, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.50%	6.25%	12/14/2028		78,000	76,316	76,242	0.43%

10 S. Wacker, Suite 3375 Chicago, Illinois 60606, United States

Knowledge Pro Buyer, Inc. (4)(7)(10)	Commercial Services & Supplies	First Lien Debt	L + 5.75%	6.50%	12/10/2027		46,724	45,553	45,490	0.25%

Country Squire Lane Princeton Junction NJ 8550, United States

Kodiak BP, LLC (10)	Building Products	First Lien Debt	L + 3.25%	4.00%	2/25/2028		39,167	38,854	38,402	0.21%

1745 Shea Center Drive Suite 130 Highlands Ranch CO 80129 United States

KPSKY Acquisition, Inc. (4)(7)(10)	Commercial Services & Supplies	First Lien Debt	L + 5.50%	6.25%	10/19/2028		195,859	191,987	191,942	1.07%

500 Unicorn Park 3rd Floor Woburn, MA 01801, United States

KUEHG Corp. (11)	Diversified Consumer Services	First Lien Debt	L + 3.75%	4.76%	2/21/2025		44,181	43,652	43,595	0.24%

650 North East Holladay Street, Portland OR 97232 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Kwor Acquisition, Inc. (4)(7)(10)	Professional Services	First Lien Debt	L + 5.25%	6.00%	12/22/2028		88,598	87,157	87,512	0.49%

303 Timber Creek Hammond,LA,70403 United States

L&S Mechanical Acquisition, LLC (4)(7)(10)	Building Products	First Lien Debt	L + 5.75%	6.50%	9/1/2027		114,507	112,438	109,927	0.61%

1101 E Arapaho Rd, Suite 190, Richardson, TX 75081, United States

LABL, Inc. (9)	Containers & Packaging	First Lien Debt	L + 5.00%	5.50%	10/29/2028		7,125	7,022	7,051	0.04%

375 Park Avenue 18th Floor New York,NY,10152 United States

LAH Borrower, LL (4)(10)	Diversified Consumer Services	First Lien Debt	L + 5.75%	6.50%	10/12/2027		7,732	7,589	7,655	0.04%

307 S. Robertson Blvd., Beverly Hills, CA 90211

LBM Acquisition, LLC (10)	Trading Companies & Distributors	First Lien Debt	L + 3.75%	4.50%	12/17/2027		49,969	49,774	48,845	0.27%

1000 Corporate Grove Drive, Buffalo Grove IL 60089 United States

LD Lower Holdings, Inc. (4)(7)(11)	Software	First Lien Debt	L + 6.50%	7.51%	2/8/2026		118,690	116,812	118,690	0.66%

8201 Greensboro Drive, Suite 717 Mclean, VA 22102-3810 United States

Learning Care Group (11)	Diversified Consumer Services	First Lien Debt	L + 3.25%	4.25%	3/13/2025		36,742	36,131	36,256	0.20%

21333 Haggerty Rd., Suite 300, Novi, MI 48375 United States

Legacy Intermediate, LLC (4)(5)(6)(7)(10)	Professional Services	First Lien Debt	SOFR + 5.75%	6.50%	2/25/2028		93,600	91,234	91,196	0.51%

3701 FAU Blvd, Suite 300, Boca Raton, FL 33431, United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Lereta, LLC (10)	Diversified Financial Services	First Lien Debt	L + 5.25%	6.00%	7/27/2028		34,549	34,235	34,613	0.19%

1123 Parkview Drive Covina,CA,91724 United States

Lew’s Intermediate Holdings, LLC (4)(8)	Leisure Products	First Lien Debt	SOFR + 5.00%	5.39%	1/26/2028		31,123	30,891	30,501	0.17%

209 Stoneridge Dr, Columbia, South Carolina 29210

LifePoint Health, Inc. (8)	Health Care Providers & Services	First Lien Debt	L + 3.75%	4.20%	11/16/2025		37,379	37,192	37,218	0.21%

330 Seven Springs Way, Brentwood TN 37027 United States

Lindstrom, LLC (4)(11)	Building Products	First Lien Debt	L + 6.25%	7.25%	4/7/2025		27,906	27,701	27,906	0.16%

2950 100th Court Northeast Blaine MN 55449 United States

Linquest Corp. (4)(7)(10)	Aerospace & Defense	First Lien Debt	L + 5.75%	6.50%	7/28/2028		156,713	153,477	153,131	0.86%

5140 West Goldleaf Circle, Suite 400, Los Angeles, CA 90056, United States

Liquid Tech Solutions Holdings, LLC (10)	Transportation Infrastructure	First Lien Debt	L + 4.75%	5.50%	3/19/2028		19,239	19,155	19,191	0.11%

79 Madison Ave #439, New York, NY 10016 United States

Livingston International, Inc. (4)(6)(10)	Air Freight & Logistics	First Lien Debt	L + 5.50%	6.51%	4/30/2027		105,413	104,675	104,359	0.58%

The West Mall Suite 400 Toronto ON M9C 5K7 Canada

Loar Group, Inc. (4)(11)	Aerospace & Defense	First Lien Debt	L + 7.25%	8.25%	10/2/2023		29,346	29,346	29,346	0.16%

450 Lexington Avenue, New York, NY 10017 United States

Loyalty Ventures, Inc. (9)	Diversified Consumer Services	First Lien Debt	L + 4.50%	5.00%	11/3/2027		9,199	9,020	9,000	0.05%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
7500 Dallas Parkway Suite 700 Plano,TX,75024 United States

LSCS Holdings, Inc. (9)	Life Sciences Tools & Services	First Lien Debt	L + 4.50%	5.00%	12/16/2028		15,734	15,657	15,596	0.09%

190 North Milwaukee Street Milwaukee, WI,53202 United States

LSF11 Skyscraper Holdco S.à r.l, LLC (6)(10)	Chemicals	First Lien Debt	L + 3.50%	4.51%	9/29/2027		19,850	19,762	19,801	0.11%

33 rue du Puits Romain, Bertrange, L-8070 Luxembourg

LTI Holdings, Inc. (8)	Electronic Equipment, Instruments & Components	First Lien Debt	L + 3.50%	3.96%	9/6/2025		4,987	4,971	4,883	0.03%

600 South McClure Road, Modesto, CA, 95357, United States

Lucid Energy Group II Borrower, LLC (10)	Oil, Gas & Consumable Fuels	First Lien Debt	L + 4.25%	5.00%	11/24/2028		14,983	14,838	14,878	0.08%

3100 McKinnon St Suite 800 Dallas,TX,75201 United States

Lucky Bucks, LLC (10)	Leisure Products	First Lien Debt	L + 5.50%	6.25%	7/21/2027		57,275	56,242	56,201	0.31%

5820 Live Oak Parkway Suite 300 Norcross,GA,30071 United States

Lytx, Inc. (4)(11)	Technology Hardware, Storage & Peripherals	First Lien Debt	L + 6.75%	7.75%	2/28/2026		46,246	46,330	45,783	0.26%

9785 Towne Centre Drive San Diego CA 92121 United States

MA FinanceCom, LLC (6)(11)	Software	First Lien Debt	L + 4.25%	5.25%	6/5/2025		4,543	4,597	4,513	0.03%

22-30 Old Bath Road The Lawn, Berkshire Newbury, RG14 1QN United Kingdom

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Mad Engine Global, LLC (4)(11)	Textiles, Apparel & Luxury Goods	First Lien Debt	L + 7.00%	8.00%	6/30/2027		26,663	26,067	25,729	0.14%

6740 Cobra Way, San Diego, CA, 92121 United States

Madison IAQ, LLC (9)	Electrical Equipment	First Lien Debt	L + 3.25%	4.52%	6/16/2028		39,997	39,554	39,480	0.22%

500 W Madison St #3890, Chicago IL United States

MAG DS Corp. (11)	Aerospace & Defense	First Lien Debt	L + 5.50%	6.51%	4/1/2027		10,700	10,541	9,737	0.05%

3580 Groupe Drive Suite 200 Woodbridge VA 22192 United States

Mandolin Technology Intermediate Holdings, Inc. (4)(7)(9)	Software	First Lien Debt	L + 3.75%	4.25%	7/6/2028		78,217	77,059	76,935	0.43%

Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States

MAR Bidco Sarl (6)(9)	Containers & Packaging	First Lien Debt	L + 4.25%	5.26%	4/20/2028		3,797	3,779	3,754	0.02%

320 Stewart Rd, Wilkes-Barre, PA 18706 United States

Maravai Intermediate Holdings, LLC (6)(11)	Life Sciences Tools & Services	First Lien Debt	L + 3.75%	4.75%	10/19/2027		1,973	1,994	1,966	0.01%

10770 Wateridge Circle Suite 200. San Diego, CA 92121 United States

Marcone Yellowstone Buyer, Inc. (4)(7)(10)	Distributors	First Lien Debt	L + 5.50%	6.25%	12/23/2028		88,051	86,176	86,312	0.48%

One City Place Ste 400 St Louis MO 63141, United States

Material Holdings, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.75%	6.76%	8/19/2027		248,673	244,016	243,483	1.36%

27 Provost Street, London, N1 7NH, United Kingdom

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Maverick Acquisition, Inc. (4)(5)(7)(11)	Aerospace & Defense	First Lien Debt	L + 6.00%	7.01%	6/1/2027		49,082	48,005	48,430	0.27%

3063 Philmont Ave B, Huntingdon Valley, PA 19006 United States

MaxGen Energy Services Corporation (4)(11)	Commercial Services & Supplies	First Lien Debt	L + 4.75%	5.75%	6/2/2027		83,615	81,731	81,524	0.46%

1690 Scenic Ave, Costa Mesa, CA 92626 United States

McCarthy & Stone PLC (5)(6)(8)	Real Estate Management & Development	First Lien Debt	7.00%	7.00%	12/16/2025		£20,000	28,011	26,010	0.15%

2711 North Haskell Avenue Suite 1700 Dallas TX 75204 United States

McGraw-Hill Education, Inc. (9)	Media	First Lien Debt	L + 4.75%	5.55%	7/28/2028		28,718	28,452	28,462	0.16%

2 Penn Plaza 20th Floor New York, NY,10121 United States

Medallia, Inc. (4)(7)(10)	Software	First Lien Debt	L + 6.75% PIK	7.50%	10/29/2028		752,505	738,055	737,232	4.12%

200 W 41st St, New York, NY 10036, United States

Medical Knowledge Group, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	2/1/2029		164,529	160,649	161,238	0.90%

One World Trade Center 285 Fulton Street, 84th Floor New York, NY 10007

Metis Buyer, Inc. (10)	Auto Components	First Lien Debt	L + 4.00%	4.75%	5/4/2028		49,625	48,436	49,432	0.28%

358 Saw Mill River Rd, Millwood, NY 10546 United States

Metis Buyer, Inc. (4)(5)(7)(8) - Revolving Term Loan	Auto Components	First Lien Debt	L + 3.75%	4.22%	5/4/2028		5,400	5,234	5,291	0.03%

358 Saw Mill River Rd, Millwood, NY 10546 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
MH Sub I, LLC (11)	Interactive Media & Services	First Lien Debt	L + 3.75%	4.75%	9/13/2024		45,058	45,132	44,639	0.25%

909 North Pacific Coast Highway, 11th Floor El Segundo CA 90245 United States

MH Sub I, LLC (8)	Interactive Media & Services	First Lien Debt	L + 3.50%	3.96%	9/13/2024		9,974	9,937	9,869	0.06%

909 North Pacific Coast Highway, 11th Floor El Segundo CA 90245 United States

MHE Intermediate Holdings, LLC (4)(5)(7)(11)	Machinery	First Lien Debt	L + 5.75%	7.04%	7/21/2027		9,919	9,726	9,707	0.05%

3235 Levis Common Blvd. Perrysburg, OH 43551

Mi Windows and Doors, LLC (11)	Building Products	First Lien Debt	SOFR + 3.50%	4.50%	12/18/2027		15,139	15,176	14,982	0.08%

650 West Market Street, Gratz, PA 17030 United States

Mic Glen, LLC (9)	Hotels, Restaurants & Leisure	First Lien Debt	L + 3.50%	4.00%	7/21/2028		24,468	24,389	24,188	0.14%

88 S State St, Hackensack, NJ 07601 United States

Midwest Physician Administrative Services, LLC (10)	Health Care Providers & Services	First Lien Debt	L + 3.25%	4.26%	3/5/2028		19,328	19,248	19,118	0.11%

1100 West 31st Street Suite 300 Downers Grove IL 60515 United States

Minotaur Acquisition, Inc. (8)	Professional Services	First Lien Debt	L + 4.75%	5.21%	3/27/2026		18,518	18,512	18,381	0.10%

2001 Spring Road, Suite 700 Oak Brook, Illinois 60523 United States

Mitchell International, Inc. (9)	Diversified Financial Services	First Lien Debt	L + 3.75%	4.25%	10/15/2028		62,979	62,423	62,060	0.35%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
6220 Greenwich Drive, San Diego CA 92122 United States

Mitratech Holdings, Inc. (5)(10)	Software	First Lien Debt	L + 3.75%	4.50%	5/18/2028		16,958	16,883	16,788	0.09%

5001 Plaza on the Lake #111 Austin, TX 78746

Mode Purchaser, Inc. (4)(11)	Air Freight & Logistics	First Lien Debt	L + 6.25%	7.25%	12/9/2026		204,561	200,323	204,561	1.14%

17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States

Monk Holding Co. (4)(7)(10)	Software	First Lien Debt	L + 5.75%	6.50%	12/1/2027		92,268	89,618	89,533	0.50%

5473 Morris Hunt Dr Fort Mill, SC, 29708-6523 United States

Motion Finco, LLC (6)(8)	Leisure Products	First Lien Debt	L + 3.25%	4.26%	11/12/2026		4,988	4,929	4,912	0.03%

2-4, rue Eugene Ruppert, Luxembourg, L-2453

Mozart Borrower LP (9)	Health Care Equipment & Supplies	First Lien Debt	L + 3.25%	3.75%	9/20/2028		34,000	33,235	33,700	0.19%

1 Medline Place Mundelein,IL,60060 United States

MRI Software, LLC (7)(11)	Software	First Lien Debt	L + 5.50%	6.51%	2/10/2026		20,027	19,914	19,902	0.11%

28925 Fountain Parkway Solon OH 44139 United States

Naked Juice, LLC (9)	Beverages	First Lien Debt	SOFR + 3.25%	3.90%	1/24/2029		24,835	24,726	24,480	0.14%

1333 S Mayflower Ave Ste 100 Monrovia, CA, 91016-5265 United States

National Intergovernmental Purchasing Alliance Co. (8)	Professional Services	First Lien Debt	L + 3.50%	4.51%	5/23/2025		15,032	14,993	14,807	0.08%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
840 Crescent Centre Drive Suite 600 Franklin TN 37067 United States

National Mentor Holdings, Inc. (10)	Health Care Providers & Services	First Lien Debt	L + 3.75%	4.76%	2/18/2028		11,797	11,781	11,445	0.06%

313 Congress Street 5th Floor Boston MA 02210 United States

Navigator Acquiror, Inc. (4)(7)(9)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.25%	7/16/2027		377,484	374,182	377,484	2.11%

311 South Wacker Drive, 64th Floor, Chicago, IL 60606, United States

NDC Acquisition Corp. (4)(7)(11)	Distributors	First Lien Debt	L + 5.75%	6.76%	3/9/2027		22,275	21,693	22,018	0.12%

402 BNA Drive, Suite 500, Nashville, TN 37217

Netsmart Technologies, Inc. (10)	Health Care Technology	First Lien Debt	L + 4.00%	4.75%	10/1/2027		24,805	24,904	24,743	0.14%

11100 Nall Avenue, Overland Park KS 66211 United States

New Arclin US Holding Corp. (6)(7)(9)	Building Products	First Lien Debt	L + 3.75%	4.25%	10/2/2028		28,862	28,761	28,103	0.16%

1000 Holcomb Woods Parkway Suite 342 Roswell GA 30076 United States

NFP Corp. (8)	Insurance	First Lien Debt	L + 3.25%	3.71%	2/15/2027		33,169	32,849	32,630	0.18%

340 Madison Avenue 20th Floor New York NY 10173 United States

NIC Acquisition Corp. (10)	Chemicals	First Lien Debt	L + 3.75%	4.76%	12/29/2027		11,228	11,231	10,947	0.06%

150 Dascomb Road Andover, MA 01810

Nintex Topco Limited (4)(6)(10)	Software	First Lien Debt	L + 5.75%	6.50%	11/13/2028		686,605	673,602	672,873	3.76%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
10800 NE 8th Street, Suite 400 Bellevue, WA 98004 USA

NMC Crimson Holdings, Inc. (4)(7)(10)	Health Care Technology	First Lien Debt	L + 6.00%	6.75%	3/1/2028		71,173	68,971	69,991	0.39%

1050 Winter Street, Suite 2700 Waltham, MA 02451

NMSC Holdings, Inc. (10)	Health Care Providers & Services	First Lien Debt	SOFR + 5.25%	6.15%	2/23/2029		15,000	14,850	14,841	0.08%

68 South Service Road Suite 350, Melville, NY, 11747, United States

NortonLifeLock, Inc. (6)(9)	Software	First Lien Debt	SOFR + 2.00%	2.50%	1/27/2029		31,714	31,556	31,364	0.18%

60 East Rio Salado Parkway Suite 1000, Tempe, AZ, 8528, United States

Novolex, Inc. (9)	Containers & Packaging	First Lien Debt	SOFR + 4.25%	4.75%	4/13/2029		106,808	104,138	104,138	0.58%

101 E Carolina Ave Hartsville, SC 29550

Numericable US, LLC (6)(8)	Diversified Telecommunication Services	First Lien Debt	L + 3.69%	3.93%	1/31/2026		5,000	4,939	4,892	0.03%

5, rue Eugène Ruppert L - 2453 Luxembourg LU

Numericable US, LLC (6)(8)	Diversified Telecommunication Services	First Lien Debt	L + 4.00%	4.51%	8/14/2026		43,791	43,777	43,002	0.24%

5, rue Eugène Ruppert L - 2453 Luxembourg LU

Odyssey Holding Company, LLC (4)(11)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.75%	11/16/2025		63,649	63,250	63,013	0.35%

100 Winners Circle Suite 440 Brentwood, TN 37027 United States

Olympus Water US Holding Corp. (9)	Chemicals	First Lien Debt	L + 3.75%	4.81%	9/21/2028		13,811	13,781	13,479	0.08%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
360 North Crescent Drive Beverly Hills,CA,90210 United States

Onex Baltimore Buyer, Inc. (4)(7)(10)	Commercial Services & Supplies	First Lien Debt	L + 5.75%	6.50%	12/1/2027		260,796	255,538	255,643	1.43%

712 Fifth Avenue New York, NY 10019 U.S.A.

Onex TSG Intermediate Corp. (6)(10)	Health Care Providers & Services	First Lien Debt	L + 4.75%	5.50%	2/28/2028		23,198	23,023	23,061	0.13%

200 Corporate Boulevard, Lafayette LA 70508 United States

Oxea Corporation (6)(8)	Chemicals	First Lien Debt	L + 3.25%	3.69%	10/14/2024		6	6	6	0.00%

15375 Memorial Drive, West Memorial Place I, Suite 300, Houston, TX, 77079, United States

Packaging Coordinators Midco, Inc. (10)	Life Sciences Tools & Services	First Lien Debt	L + 3.75%	4.76%	11/30/2027		13,709	13,676	13,655	0.08%

3001 Red Lion Road Philadelphia,PA,19114 United States

Padagis, LLC (6)(9)	Pharmaceuticals	First Lien Debt	L + 4.75%	5.72%	7/6/2028		24,371	24,300	24,234	0.14%

1251 Lincoln Rd Allegan, MI 49010 United States

Park Place Technologies, LLC (11)	IT Services	First Lien Debt	L + 5.00%	6.00%	11/10/2027		42,255	41,403	42,132	0.24%

5910 Landerbrook Drive, Mayfield Heights, OH 44124

Park River Holdings, Inc. (10)	Trading Companies & Distributors	First Lien Debt	L + 3.25%	4.22%	12/28/2027		69,534	68,374	68,113	0.38%

1 E. 4TH Street Suite 1400, Cincinnati, OH, 45202 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Pathway Vet Alliance, LLC (8)	Health Care Providers & Services	First Lien Debt	L + 3.75%	4.21%	3/31/2027		20,932	20,848	20,762	0.12%

4225 Guadalupe Street Austin, TX 78751 United States

Paya Holdings III, LLC (4)(5)(6)(7)(10)	Software	First Lien Debt	L + 3.25%	4.26%	6/16/2028		9,453	9,297	9,345	0.05%

303 Perimeter Center N Suite 600. Atlanta, Georgia 30346 United States

Peak Utility Services Group, Inc. (4)(7)(11)	Construction & Engineering	First Lien Debt	L + 5.00%	6.00%	2/26/2028		23,569	23,338	23,415	0.13%

310 Interlocken Parkway Suite 220 Broomfield CO 80021 United States

PECF USS Intermediate Holding III Corp. (9)	Commercial Services & Supplies	First Lien Debt	L + 4.25%	4.76%	12/15/2028		30,765	30,779	30,532	0.17%

118 Flanders Rd Westborough, MA 01581

Pediatric Associates Holding Co., LLC (7)(9)	Health Care Providers & Services	First Lien Debt	L + 3.25%	3.75%	2/7/2029		5,375	5,336	5,317	0.03%

900 South Pine Island Road Suite 800, Plantation, FL, 33324, United States

Peraton Corp. (10)	Aerospace & Defense	First Lien Debt	L + 3.75%	4.50%	2/1/2028		81,357	81,144	80,950	0.45%

12975 Worldgate Drive, Herndon VA 20170 United States

Perforce Software, Inc. (8)	Software	First Lien Debt	L + 3.75%	4.21%	7/1/2026		38,769	38,538	38,387	0.21%

2320 Blanding Avenue, Alameda CA 94501 United States

Petco Health & Wellness Co, Inc. (10)	Specialty Retail	First Lien Debt	L + 3.25%	4.26%	2/24/2028		4,894	4,883	4,855	0.03%

10850 Via Frontera, San Diego CA 92127 United States

PetSmart, Inc. (5)(10)	Specialty Retail	First Lien Debt	L + 3.75%	4.50%	2/11/2028		3,278	3,251	3,272	0.02%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
19601 N 27th Ave, Phoenix, AZ, 85027-4010 United States

PetVet Care Centers, LLC (10)	Health Care Providers & Services	First Lien Debt	L + 3.50%	4.25%	2/14/2025		54,824	54,787	54,636	0.31%

1 Gorham Island, Westport CT 06880 United States

PGIS Intermediate Holdings, LLC (4)(7)(10)	Insurance	First Lien Debt	L + 5.50%	6.25%	10/14/2028		66,321	64,736	64,708	0.36%

5704 Binbranch Ln McKinney, TX, 75071-8475 United States

Phoenix Guarantor, Inc. (6)(8)	Health Care Providers & Services	First Lien Debt	L + 3.25%	3.71%	3/5/2026		4,742	4,746	4,697	0.03%

805 N. Whittington Parkway, Louisville, Kentucky 40222 United States

Phoenix Guarantor, Inc. (6)(8)	Health Care Providers & Services	First Lien Debt	L + 3.50%	3.95%	3/5/2026		18,041	18,044	17,877	0.10%

805 N. Whittington Parkway, Louisville, Kentucky 40222 United States

Phoenix Services Merger Sub, LLC (11)	Machinery	First Lien Debt	L + 3.75%	4.75%	3/1/2025		5,923	5,904	5,740	0.03%

805 North Whittington Parkway Louisville, KY 40222 United States

Point Broadband Acquisition, LLC (4)(7)(11)	Diversified Telecommunication Services	First Lien Debt	L + 6.00%	7.00%	10/1/2028		161,770	157,166	156,813	0.88%

617 E. Lake St. Stanton, MI 48888 United States

Polaris Newco, LLC (9)	Diversified Financial Services	First Lien Debt	L + 4.00%	4.50%	6/2/2028		29,732	29,714	29,558	0.17%

1500 Solana Blvd, Ste 6300 Roanoke, TX 76262-1713

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Polymer Additives, Inc. (8)	Chemicals	First Lien Debt	L + 6.00%	6.30%	7/31/2025		30,342	28,382	29,179	0.16%

5929 Lakeside Blvd Indianapolis IN 46278 United States

Polyphase Elevator Holding Co. (4)(7)(11)	Commercial Services & Supplies	First Lien Debt	L + 5.50%	6.50%	12/21/2027		25,877	25,489	25,228	0.14%

60 Shawmut Road, Suite 1 Canton, MA 02021

Porcelain Acquisition Corp. (4)(7)(11)	Trading Companies & Distributors	First Lien Debt	L + 5.75%	6.75%	4/30/2027		83,553	80,941	82,377	0.46%

20 Sanker Road, Dickson, TN 37055 United States

Pre-Paid Legal Services, Inc. (9)	Diversified Consumer Services	First Lien Debt	L + 3.75%	4.25%	5/1/2025		41,516	41,162	41,071	0.23%

1 Pre-Paid Way, Ada OK 74820 United States

Presidio, Inc. (8)	Electronic Equipment, Instruments & Components	First Lien Debt	L + 3.50%	3.81%	1/22/2027		7,980	7,993	7,940	0.04%

1 Penn Plaza Suite 2832, New York, NY, 10119, United States

Pretium PKG Holdings, Inc. (9)	Containers & Packaging	First Lien Debt	L + 4.00%	4.50%	8/27/2028		23,829	23,422	23,199	0.13%

15450 South Outer Forty Drive Suite 120 Chesterfield,MO,63017 United States

Prime Security Service Borrower, LLC (10)	Diversified Consumer Services	First Lien Debt	L + 2.75%	3.50%	9/23/2026		4,987	4,987	4,958	0.03%

1035 North 3rd Street, Suite 10 Lawrence, KS, 66044, United States

Pro Mach Group, Inc. (7)(11)	Machinery	First Lien Debt	L + 4.00%	5.00%	8/31/2028		27,257	27,239	27,168	0.15%

50 East Rivercenter Blvd Suite 1800 Covington KY 41011 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
ProAmpac PG Borrower, LLC (10)	Containers & Packaging	First Lien Debt	L + 3.75%	4.55%	11/3/2025		40,309	40,363	39,513	0.22%

12025 Tricon Road, Cincinnati, OH 45246 United States

Prodege International Holdings, LLC (4)(7)(10)	Internet & Direct Marketing Retail	First Lien Debt	L + 5.75%	6.58%	12/15/2027		520,061	509,079	508,814	2.84%

100 North Pacific Coast Highway, 8th Floor El Segundo,CA,90245 United States

Profile Products, LLC (4)(7)(10)	Paper & Forest Products	First Lien Debt	L + 5.50%	6.25%	11/12/2027		116,622	113,905	113,720	0.64%

219 Simpson St SW Conover, NC, 28613-8207 United States

Progress Residential PM Holdings, LLC (4)(7)(10)	Real Estate Management & Development	First Lien Debt	L + 6.25%	7.00%	2/16/2028		70,324	68,819	69,445	0.39%

7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256

Project Alpha Intermediate Holding, Inc. (8)	Software	First Lien Debt	L + 4.00%	4.30%	4/26/2024		48,658	48,731	48,424	0.27%

211 South Gulph Road, Suite 500, King of Prussia, PA 19406 United States

Project Boost Purchaser, LLC (8)	Interactive Media & Services	First Lien Debt	L + 3.50%	3.96%	6/1/2026		8,468	8,457	8,394	0.05%

11660 Alpharetta Highway Suite 210 Roswell, GA 30076 United States

Project Boost Purchaser, LLC (9)	Interactive Media & Services	First Lien Debt	L + 3.50%	4.00%	6/1/2026		15,427	15,421	15,298	0.09%

11660 Alpharetta Highway Suite 210 Roswell, GA 30076 United States

Project Leopard Holdings, Inc. (11)	Software	First Lien Debt	L + 4.75%	5.75%	7/7/2024		25,722	25,772	25,645	0.14%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
300 North La Salle Street, Suite 4350, Chicago, IL 60654 United States

Project Ruby Ultimate Parent Corp. (10)	Health Care Technology	First Lien Debt	L + 3.25%	4.00%	3/3/2028		8,525	8,487	8,453	0.05%

11711 West 79th Street Lenexa, Kansas 62214

Proofpoint, Inc. (5)(9)	Software	First Lien Debt	L + 3.25%	3.76%	8/31/2028		8,983	8,945	8,980	0.05%

892 Ross Drive, Sunnyvale CA 94089 United States

PSKW Intermediate, LLC (4)(11)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.25%	3/9/2026		22,050	22,050	22,050	0.12%

The Crossings at Jefferson Park, 200 Jefferson Park, Whippany, NJ 07981 United States

Qualus Power Services Corp. (4)(7)(11)	Electric Utilities	First Lien Debt	L + 5.50%	6.50%	3/26/2027		48,835	47,727	48,217	0.27%

4040 Rev Drive Cincinatti, OH 45232

Quantum Bidco, Ltd. (6)(8)	Food Products	First Lien Debt	S + 6.00%	6.00%	2/5/2028		£18,500	24,511	23,705	0.13%

12 St James’s Square, St. James’s, London SW1Y 4LB

Quest Software US Holdings, Inc. (6)(9)	Software	First Lien Debt	SOFR + 4.25%	4.75%	5/16/2025		27,951	27,696	27,573	0.15%

4 Polaris Way, Aliso Viejo CA 92656 United States

R1 Holdings, LLC (4)(7)(11)	Air Freight & Logistics	First Lien Debt	L + 6.00%	7.00%	1/2/2026		38,652	38,611	38,652	0.22%

One Kellaway Drive Randolph, MA 02368 United States

Radiate Holdco, LLC (10)	Media	First Lien Debt	L + 3.25%	4.00%	9/25/2026		50,842	50,696	50,483	0.28%

650 College Road East, Suite 3100, Princeton, NJ 08540 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Radnet, Inc. (6)(10)	Health Care Providers & Services	First Lien Debt	L + 3.00%	3.75%	4/22/2028		4,887	4,866	4,829	0.03%

3830 Park Ave, Edison, NJ 08820 United States

Radwell International, LLC (4)(6)(7)(10)	Electrical Equipment	First Lien Debt	L + 5.25%	6.00%	7/13/2027		329,946	328,617	329,946	1.84%

Unit D, Dalewood Road, Lymedale Business Park, Newcastle Under Lyme, ST5 9QZ, United Kingdom

Razor Holdco, LLC (4)(10)	IT Services	First Lien Debt	L + 5.75%	6.50%	10/25/2027		190,722	187,183	186,908	1.04%

26 Meadow VW, Victoria, TX, 77904-1676, United States

RealPage, Inc. (9)	Software	First Lien Debt	L + 3.25%	3.75%	4/24/2028		26,932	26,721	26,663	0.15%

4000 International Parkway, Carrollton, TX, 75007, United States

Recess Holdings, Inc. (11)	Leisure Products	First Lien Debt	L + 3.75%	4.75%	9/30/2024		19,819	19,797	19,522	0.11%

544 Chestnut Street Chattanooga, TN 37402 United States

Recorded Books, Inc. (8)	Entertainment	First Lien Debt	L + 4.00%	4.39%	8/29/2025		38,615	38,586	38,390	0.21%

270 Skipjack Road, Prince Frederick MD 20678 United States

Recycle & Resource US, LLC (6)(9)	Commercial Services & Supplies	First Lien Debt	L + 3.50%	4.50%	7/8/2028		5,206	5,171	5,167	0.03%

305 Parramatta Road Auburn,NSW 2144 Australia

Red Planet Borrower, LLC (9)	Interactive Media & Services	First Lien Debt	L + 3.75%	4.76%	10/2/2028		23,940	23,797	23,676	0.13%

1255 Battery St., Suite 500 San Francisco California 94111 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Red River Technology, LLC (4)(7)(11)	IT Services	First Lien Debt	L + 6.00%	7.00%	5/26/2027		150,444	148,184	142,170	0.79%

875 3rd Avenue, New York NY 10022 United States

Refficiency Holdings, LLC (7)(10)	Construction & Engineering	First Lien Debt	L + 3.75%	4.50%	12/31/2027		12,642	12,584	12,498	0.07%

1601 Las Plumas Ave San Jose, CA, 95133-1613 United States

Relativity ODA, LLC (4)(7)(11)	Software	First Lien Debt	L + 6.50% PIK	7.50%	5/12/2027		44,868	43,869	44,121	0.25%

231 South LaSalle Street, 8th Floor, Chicago, IL 60604 United States

Relay Purchaser, LLC (4)(7)(10)	Electrical Equipment	First Lien Debt	L + 6.00%	6.75%	8/30/2028		199,616	195,706	196,835	1.10%

517 Lyons Avenue, Irvington, NJ 07111, United States

Resolute Investment Managers, Inc. (11)	Capital Markets	First Lien Debt	L + 4.25%	5.25%	4/30/2024		12,453	12,497	12,383	0.07%

220 E. Las Colinas Blvd., Suite 1200 Irving, Texas 75039

Resonetics, LLC (10)	Health Care Equipment & Supplies	First Lien Debt	L + 4.00%	4.75%	4/28/2028		26,857	26,812	26,639	0.15%

800 Boylston Street Suite 3325 Boston MA 02199 United States

Reverb Buyer, Inc. (7)(9)	Health Care Providers & Services	First Lien Debt	L + 3.50%	4.00%	11/1/2028		29,792	29,665	29,574	0.17%

3901 Centerview Drive Suite L Chantilly,VA,20151 United States

Revspring, Inc. (8)	Commercial Services & Supplies	First Lien Debt	L + 4.25%	5.26%	10/11/2025		15,414	15,302	15,226	0.09%

38705 Seven Mile Road Suite 450 Livonia MI 48152 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Rhea Parent, Inc. (4)(5)(10)	Pharmaceuticals	First Lien Debt	SOFR + 5.75%	6.50%	2/18/2029		206,500	202,438	202,370	1.13%

Avenue Einstein 8 1300 Wavre Belgium

Rinchem Company, LLC (4)(9)	Diversified Consumer Services	First Lien Debt	SOFR + 4.50%	5.00%	2/2/2029		4,045	4,025	4,035	0.02%

6133 Edith Blvd Northeast, Albuquerque, NM, 87107, United States

Ring Container Technologies Group, LLC (9)	Containers & Packaging	First Lien Debt	L + 3.75%	4.27%	8/12/2028		8,978	8,927	8,865	0.05%

1 Industrial Park Road, Oakland, TN, 38060, United States

Roadsafe Holdings, Inc. (4)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.75%	10/19/2027		119,069	116,746	117,339	0.66%

3331 Street Rd #430, Bensalem, PA 19020 United States

Rocket Software, Inc. (8)	Software	First Lien Debt	L + 4.25%	4.71%	11/28/2025		26,473	26,469	26,184	0.15%

77 4th Avenue, Waltham MA 02451 United States

Rocket Software, Inc. (9)	Software	First Lien Debt	L + 4.25%	4.75%	11/28/2025		28,240	28,004	27,923	0.16%

77 4th Avenue, Waltham MA 02451 United States

RSC Acquisition, Inc. (4)(5)(6)(7)(10)	Insurance	First Lien Debt	L + 5.50%	6.25%	10/30/2026		23,972	23,512	23,723	0.13%

160 Federal Street, Boston, MA 02110

Runner Buyer, Inc. (10)	Specialty Retail	First Lien Debt	L + 5.50%	6.25%	10/20/2028		80,000	78,447	76,800	0.43%

8 Santa Fe Way Cranbury,NJ,8512 United States

RWL Holdings, LLC (4)(7)(10)	Air Freight & Logistics	First Lien Debt	SOFR + 5.75%	6.50%	12/31/2028		218,835	214,088	213,878	1.19%

767 5th Ave #4200, New York, 10153, United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
S&S Holdings, LLC (9)	Textiles, Apparel & Luxury Goods	First Lien Debt	L + 5.00%	5.80%	3/4/2028		6,478	6,351	6,259	0.03%

26748 Alsace Dr, Calabasas, CA, 91302-3450 United States

S2P Acquisition Borrower, Inc. (6)(8)	Software	First Lien Debt	L + 4.00%	4.46%	8/14/2026		15,444	15,480	15,381	0.09%

3020 Carrington Mill Blvd Suite 100, Morrisville, NC 27560 United States

Sabre GLBL, Inc. (6)(9)	IT Services	First Lien Debt	L + 3.50%	4.00%	12/17/2027		36,136	35,802	35,797	0.20%

3150 Sabre Drive Southlake,TX,76092 United States

Safety Borrower Holdings LP (4)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.75%	6.75%	9/1/2027		38,499	38,090	38,047	0.21%

8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States

Sam Holding Co, Inc. (4)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.50%	6.50%	9/24/2027		152,935	149,353	150,159	0.84%

7414 Circle17 South, Sebring, FL 33876, United States

Scientific Games Holdings LP (9)	Hotels, Restaurants & Leisure	First Lien Debt	SOFR + 3.50%	4.00%	2/4/2029		7,250	7,232	7,194	0.04%

1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004

SCIH Salt Holdings, Inc. (10)	Metals & Mining	First Lien Debt	L + 4.00%	4.75%	3/16/2027		37,730	37,556	37,184	0.21%

10955 Lowell Ave Ste 500 Overland Park KS 66210 United States

Sedgwick Claims Management Services, Inc. (6)(11)	Diversified Financial Services	First Lien Debt	L + 4.25%	5.25%	9/3/2026		2,437	2,460	2,427	0.01%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
8125 Sedgwick Way, Memphis TN 38125 United States

Sedgwick Claims Management Services, Inc. (6)(8)	Diversified Financial Services	First Lien Debt	L + 3.25%	3.71%	12/31/2025		38,879	38,685	38,621	0.22%

8125 Sedgwick Way, Memphis TN 38125 United States

SEKO Global Logistics Network, LLC (4)(11)	Air Freight & Logistics	First Lien Debt	E + 5.00%	6.00%	12/30/2026		€35,393	40,409	39,181	0.22%

1100 N. Arlington Heights Rd., Itasca, IL 60143

SEKO Global Logistics Network, LLC (4)(7)(11)	Air Freight & Logistics	First Lien Debt	L + 5.00%	6.00%	12/30/2026		99,729	98,548	99,519	0.56%

1100 N. Arlington Heights Rd., Itasca, IL 60143

SelectQuote, Inc. (4)(7)(10)	Diversified Financial Services	First Lien Debt	L + 5.00%	5.75%	11/5/2024		277,238	275,479	258,334	1.44%

6800 West 115th Street Suite 2511 Overland Park KS 66211 United States

SG Acquisition, Inc. (4)(9)	Insurance	First Lien Debt	L + 5.00%	6.01%	1/27/2027		145,946	145,411	145,946	0.82%

2635 Century Parkway Northeast Suite 900 Atlanta GA 30345 United States

Sharp Midco, LLC (4)(9)	Pharmaceuticals	First Lien Debt	L + 4.00%	5.01%	12/14/2028		5,323	5,310	5,303	0.03%

7451 Keebler Way, Allentown, PA 18106

Sherlock Buyer Corp. (4)(7)(10)	Professional Services	First Lien Debt	L + 5.75%	6.50%	12/8/2028		34,551	33,700	33,660	0.19%

1180 Welsh Rd # 110 North Wales, PA, 19454-2053 United States

Shoals Holdings, LLC (4)(11)	Electrical Equipment	First Lien Debt	L + 3.25%	4.25%	11/25/2026		11,349	11,124	11,405	0.06%

1400 Shoals Way Portland, TN 37148

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Shutterfly, LLC (10)	Internet & Direct Marketing Retail	First Lien Debt	SOFR + 5.00%	5.75%	9/25/2026		160,969	159,417	148,413	0.83%

2800 Bridge Parkway Redwood City CA 94065 United States

Situs-AMC Holdings Corporation (4)(10)	Capital Markets	First Lien Debt	SOFR + 5.75%	6.50%	12/22/2027		110,000	108,950	108,900	0.61%

5065 Westheimer Suite 700E Houston,TX,77056 United States

Smile Doctors, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	12/1/2028		434,031	424,337	424,442	2.37%

295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States

Snacking Investments US, LLC (6)(11)	Food Products	First Lien Debt	L + 4.00%	5.00%	12/18/2026		4,970	5,000	4,914	0.03%

2 Henry St, North City, Dublin 1, D01 C3Y9, Ireland

Snoopy Bidco, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 6.00%	6.75%	6/1/2028		396,000	383,661	392,325	2.19%

8039 Beach Blvd, Buena Park, CA United States

Sophia LP (9)	Software	First Lien Debt	L + 3.25%	3.75%	10/7/2027		6,982	6,845	6,927	0.04%

2003 Edmund Halley Dr Reston, VA, 20191-3496 United States

Sovos Compliance, LLC (7)(9)	Software	First Lien Debt	L + 4.50%	5.00%	7/29/2028		32,536	32,527	32,536	0.18%

200 Ballardvale Street 4th Floor Wilmington,MA,1887 United States

Specialty Building Products Holdings, LLC (9)	Trading Companies & Distributors	First Lien Debt	L + 3.75%	4.25%	10/15/2028		30,263	30,195	29,611	0.17%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
2160 Satellite Blvd Suite 450 Duluth, GA, 30097 United States

SpecialtyCare, Inc. (4)(7)(11)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.75%	6/18/2028		69,103	67,041	67,528	0.38%

111 Radio Circle, Mount Kisco NY 10549 United States

Spin Holdco Inc. (10)	Commercial Services & Supplies	First Lien Debt	L + 4.00%	4.75%	3/1/2028		25,370	25,266	25,220	0.14%

303 Sunnyside Blvd Suite 70 Plainview NY 11803 United States

Spitfire Parent, Inc. (4)(11)	Software	First Lien Debt	E + 5.50%	6.50%	3/11/2027		£19,354	23,001	21,319	0.12%

10161 Park Run Drive, Suite 150, Las Vegas, Nevada

Spitfire Parent, Inc. (4)(7)(11)	Software	First Lien Debt	L + 5.50%	6.60%	3/11/2027		106,200	104,262	105,000	0.59%

10161 Park Run Drive, Suite 150, Las Vegas, Nevada

SPX Flow, Inc. (9)	Industrial Conglomerates	First Lien Debt	SOFR + 4.50%	5.00%	3/16/2029		50,000	47,750	48,771	0.27%

13320 Ballantyne Corporate Pla, Charlotte, NC, 28277, United States

SRS Distribution, Inc. (9)	Trading Companies & Distributors	First Lien Debt	SOFR + 3.50%	4.02%	6/4/2028		57,175	56,970	56,559	0.32%

5900 South Lake Forest Drive 5900 South Lake Forest Drive Mckinney TX 75070 United States

SS&C Technologies, Inc. (9)	Software	First Lien Debt	SOFR + 2.25%	2.75%	3/22/2029		832	811	811	0.00%

80 Lamberton Road, Windsor, CT, 06095, United States

SSH Group Holdings, Inc. (8)	Diversified Consumer Services	First Lien Debt	L + 4.25%	5.26%	7/30/2025		5,000	4,917	4,863	0.03%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
12930 Saratoga Avenue, Suite A2 Saratoga CA 95070

Stamps.com, Inc. (4)(10)	Software	First Lien Debt	L + 5.75%	6.50%	10/5/2028		860,712	844,696	852,105	4.76%

1990 East Grand Avenue El Segundo, CA 90245 USA

Stamps.com, Inc. (4)(10)	Software	First Lien Debt	L + 5.75%	6.50%	10/5/2028		10,123	9,930	10,022	0.06%

1990 East Grand Avenue El Segundo, CA 90245 USA

Stepping Stones Healthcare Services, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	1/2/2029		136,163	132,743	132,608	0.74%

2586 Trailridge Dr E Suite 100, Lafayette, 80026-3111, United States

Sunshine Cadence Holdco, LLC (4)(6)(8)	Personal Products	First Lien Debt	L + 4.25%	4.60%	3/23/2027		40,000	36,800	36,800	0.21%

90 Clubhouse Rd Woodmere, NY, 11598-1905 United States

Sunshine Luxembourg VII S.à r.l, LLC (6)(10)	Health Care Equipment & Supplies	First Lien Debt	L + 3.75%	4.76%	10/2/2026		39,640	39,661	39,436	0.22%

26A Blvd Royal, Luxembourg, L-2449 Luxembourg

Superannuation And Investments US, LLC (6)(9)	Capital Markets	First Lien Debt	L + 3.75%	4.25%	9/23/2028		21,334	21,225	21,165	0.12%

Ground Floor Tower 1 201 Sussex Street Sydney,NSW,2000 Australia

Surf Holdings, LLC (6)(8)	Software	First Lien Debt	SOFR + 3.50%	4.11%	3/5/2027		38,846	38,730	38,524	0.22%

18595 Vineyard Point Lane, Cornelius, NC 28031 United States

Surgery Centers Holdings, Inc. (6)(10)	Health Care Providers & Services	First Lien Debt	L + 3.75%	4.50%	8/31/2026		41,639	41,407	41,384	0.23%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
310, 7 Springs Way Suite 500 Brentwood TN 37027 United States

SurveyMonkey, Inc. (6)(8)	Interactive Media & Services	First Lien Debt	L + 3.75%	4.21%	10/10/2025		6,010	6,005	5,987	0.03%

1 Curiosity Way, San Mateo CA 94403 United States

Sybil Software, LLC (6)(8)	Software	First Lien Debt	L + 1.75%	2.76%	3/22/2028		6,383	6,344	6,385	0.04%

Schiphol Boulevard 369 Tower F, 7th floor, 1118BJ Schiphol, Netherlands

Symphony Technology Group (5)(6)(10)	Software	First Lien Debt	L + 5.00%	5.75%	7/27/2028		92,047	91,352	91,504	0.51%

428 University Ave, Palo Alto CA 94301 United States

Tacala Investment Corp. (10)	Hotels, Restaurants & Leisure	First Lien Debt	L + 3.50%	4.25%	2/5/2027		48,439	48,461	47,870	0.27%

3750 Corporate Woods Drive Vestavia Hills, AL 35242 United States

Tailwind Colony Holding Corporation (4)(7)(11)	Distributors	First Lien Debt	SOFR + 6.25%	7.25%	11/13/2024		68,332	66,931	67,210	0.38%

269 South Lambert Road Orange, CT 06512 United States

Tamko Building Product, LLC (8)	Building Products	First Lien Debt	L + 3.00%	3.52%	6/1/2026		2,000	1,950	1,965	0.01%

220 West 4th Street, PO Box 1404, Joplin, MO, 64801, United States

TecoStar Holdings, Inc. (11)	Health Care Equipment & Supplies	First Lien Debt	L + 3.50%	4.50%	5/1/2024		20,745	20,675	19,500	0.11%

4 Embarcadero Center Suite 1900 San Francisco CA 94111 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Tegra118 Wealth Solutions, Inc. (8)	Software	First Lien Debt	L + 4.00%	4.49%	2/18/2027		3,955	3,980	3,938	0.02%

255 Fiserv Drive, Brookfield WI 53045 United States

Tennessee Bidco Limited (4)(5)(6)(7)(8)	Insurance	First Lien Debt	S + 7.28%	7.97%	8/3/2028		£87,381	116,220	111,778	0.62%

33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom

Tennessee Bidco Limited (4)(6)(8)	Insurance	First Lien Debt	L + 7.00%	7.53%	8/3/2028		197,072	192,085	192,638	1.08%

33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom

Terrier Media Buyer, Inc. (8)	Media	First Lien Debt	L + 3.50%	3.96%	12/17/2026		4,688	4,689	4,623	0.03%

223 Perimeter Center Parkway NE, Atlanta, Georgia 30346 United States

Tetra Technologies, Inc. (4)(6)(11)	Energy Equipment & Services	First Lien Debt	L + 6.25%	7.25%	9/10/2025		22,793	21,881	22,793	0.13%

24955 Interstate 45 North The Woodlands TX 77380 United States

The Action Environmental Group, Inc. (4)(12)	Commercial Services & Supplies	First Lien Debt	L + 6.00%	7.25%	1/16/2026		1,558	1,510	1,527	0.01%

451 Frelinghuysen Avenue Newark NJ 07114 United States

The Action Environmental Group, Inc. (4)(7)(11)	Commercial Services & Supplies	First Lien Debt	L + 6.25%	7.25%	1/16/2026		14,663	14,205	14,199	0.08%

451 Frelinghuysen Avenue Newark NJ 07114 United States

The Chamberlain Group, Inc. (9)	Building Products	First Lien Debt	L + 3.50%	4.51%	11/3/2028		36,461	36,265	36,074	0.20%

300 Windsor Drive Oak Brook, IL 60523, United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
The Cook & Boardman Group, LLC (11)	Trading Companies & Distributors	First Lien Debt	SOFR + 5.75%	6.75%	10/17/2025		79,153	76,913	77,273	0.43%

3064 Salem Industrial Drive Winston Salem NC 27127 United States

The Edelman Financial Engines Center, LLC (10)	Capital Markets	First Lien Debt	L + 3.50%	4.25%	3/15/2028		32,797	32,687	32,476	0.18%

600 Travis, Suite 5800, Houston, Texas 77002 United States

The Fertility Partners, Inc. (4)(6)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	3/16/2028		39,000	38,220	38,220	0.21%

Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, PO15 7AD

The Fertility Partners, Inc. (4)(6)(7)(10)	Health Care Providers & Services	First Lien Debt	C + 5.75%	6.50%	3/16/2029		CAD 139,000	106,560	109,098	0.61%

Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, PO15 7AD

The GI Alliance Management, LLC (4)(7)(11)	Health Care Providers & Services	First Lien Debt	L + 6.25%	7.25%	11/4/2024		211,399	209,138	211,073	1.18%

8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States

The Kenan Advantage Group, Inc. (10)	Air Freight & Logistics	First Lien Debt	L + 3.75%	4.50%	3/12/2026		28,965	28,943	28,630	0.16%

4895 Dressler Road, Canton OH 44718 United States

The NPD Group L.P. (4)(7)(10)	Software	First Lien Debt	L + 6.00%	6.75%	11/9/2028		694,734	678,734	679,790	3.80%

132 W 31st St, New York, 10001 United States

The Ultimate Software Group, Inc. (9)	Software	First Lien Debt	L + 3.25%	4.21%	5/4/2026		33,693	33,618	33,475	0.19%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
2000 Ultimate Way, Weston FL 33326 United States

Therapy Brands Holdings, LLC (4)(5)(7)(10)	Health Care Technology	First Lien Debt	L + 4.00%	4.79%	5/12/2028		6,341	6,313	6,291	0.04%

9 West 57th Street Suite 4200 New York NY 10019 United States

Thermostat Purchaser III, Inc. (4)(7)(10)	Construction & Engineering	First Lien Debt	L + 4.50%	5.25%	8/24/2028		42,417	41,341	42,043	0.23%

10 Parkway North Suite 100 Deerfield,IL,60015 United States

Thevelia US, LLC (6)(9)	Professional Services	First Lien Debt	L + 4.00%	4.50%	2/9/2029		34,639	34,293	34,271	0.19%

Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong

TierPoint, LLC (10)	IT Services	First Lien Debt	L + 3.75%	4.50%	5/6/2026		19,715	19,613	19,561	0.11%

23403 East Mission Avenue, Liberty Lake WA 99019 United States

Titan Acquisition Ltd. (6)(8)	Machinery	First Lien Debt	L + 3.00%	3.35%	3/28/2025		11,846	11,620	11,616	0.06%

QUADRANT HOUSE, FLOOR 6, 4 THOMAS MORE SQUARE London City of London E1W 1YW United Kingdom

Trans Union, LLC (9)	Professional Services	First Lien Debt	L + 2.25%	2.75%	12/1/2028		7,051	7,034	7,010	0.04%

555 West Adams Street Chicago, IL,60661 United States

TRC Companies, Inc. (9)	Commercial Services & Supplies	First Lien Debt	L + 3.75%	4.25%	6/21/2024		35,778	35,551	35,295	0.20%

21 Griffin Road North, Windsor CT 06095 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
TricorBraun Holdings, Inc. (9)	Containers & Packaging	First Lien Debt	L + 3.25%	3.75%	3/3/2028		34,383	34,187	33,619	0.19%

6 CityPlace Drive Suite 1000 Saint Louis MO 63141 United States

Trident TPI Holdings, Inc. (11)	Containers & Packaging	First Lien Debt	L + 3.25%	4.26%	7/29/2028		13,873	13,862	13,739	0.08%

460 Swedesford Rd Wayne, PA 19087 United States

Trident TPI Holdings, Inc. (7)(9)	Containers & Packaging	First Lien Debt	L + 4.00%	4.50%	9/15/2028		25,958	25,724	25,668	0.14%

460 Swedesford Rd Wayne, PA 19087 United States

Trinity Air Consultants Holdings Corp. (4)(7)(10)	Professional Services	First Lien Debt	L + 5.25%	6.00%	6/29/2027		153,694	150,533	150,237	0.84%

330 7th Ave, New York, NY 10001 United States

Trinity Partners Holdings, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.75%	6.50%	12/21/2028		367,966	359,850	359,517	2.01%

230 3RD Ave Prospect Place Waltham, MA 02451 United States

Triple Lift, Inc. (4)(7)(10)	Software	First Lien Debt	L + 5.75%	6.50%	5/6/2028		116,657	114,308	114,941	0.64%

400 Lafayette St 5th floor, New York, NY 10003 United States

Triton Water Holdings, Inc. (9)	Beverages	First Lien Debt	L + 3.50%	4.51%	3/18/2028		48,014	47,637	46,925	0.26%

900 Long Ridge Road, Building 2, Stamford, CT 06902-1138

TRP Infrastructure Services, LLC (4)(7)(11)	Transportation Infrastructure	First Lien Debt	L + 5.50%	6.51%	7/9/2027		73,514	72,107	71,912	0.40%

2411 Minnis Dr, Haltom City, TX 76117, United States

TruGreen Limited Partnership (10)	Diversified Consumer Services	First Lien Debt	L + 4.00%	4.75%	11/2/2027		5,940	5,974	5,913	0.03%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
860 Ridge Lake Blvd, Memphis TN 38120 United States

TTF Holdings, LLC (4)(10)	Health Care Providers & Services	First Lien Debt	L + 4.25%	5.00%	3/24/2028		6,533	6,491	6,517	0.04%

2222 West Grand River Ave, Suite A, Okemos, MI 48864 United States

Turing Holdco, Inc. (4)(6)(7)(8)	IT Services	First Lien Debt	E + 6.00%	6.24%	8/3/2028		€35,242	37,509	36,440	0.20%

26990 Arastradero Road Los Altos Hills, CA 94022, United States

Tutor Perini Corp. (6)(11)	Construction & Engineering	First Lien Debt	L + 4.75%	5.75%	8/13/2027		2,955	2,984	2,909	0.02%

15901 Olden Street, Sylmar CA 91342 United States

Twin River Worldwide Holdings, Inc. (6)(9)	Hotels, Restaurants & Leisure	First Lien Debt	L + 3.25%	3.75%	10/2/2028		8,978	8,969	8,940	0.05%

100 Westminster St, Providence, RI 02903

U.S. Anesthesia Partners, Inc. (9)	Health Care Providers & Services	First Lien Debt	L + 4.25%	4.75%	9/22/2028		38,933	38,816	38,731	0.22%

12222 MERIT DR STE 700 DALLAS TX 75251 United States

UFC Holdings, LLC (10)	Interactive Media & Services	First Lien Debt	L + 2.75%	3.50%	4/29/2026		4,986	4,852	4,944	0.03%

16150 Main Circle Drive, Suite 250 Chesterfield 63017 MO United States

Unified Door & Hardware Group, LLC (4)(11)	Distributors	First Lien Debt	L + 5.75%	6.75%	6/30/2025		53,351	52,543	52,551	0.29%

1650 Suckle Highway Pennsauken, NJ 08110 United States

Unified Women’s Healthcare, LLC (10)	Health Care Providers & Services	First Lien Debt	L + 4.25%	5.00%	12/16/2027		23,275	23,287	23,098	0.13%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
1501 Yamato Road Suite 200 West Boca Raton FL 33431 United States

United Airlines, Inc. (6)(10)	Airlines	First Lien Debt	L + 3.75%	4.50%	4/21/2028		21,577	21,647	21,359	0.12%

233 South Wacker Drive, Chicago IL 60606 United States

University Support Services, LLC (9)	Diversified Consumer Services	First Lien Debt	L + 3.25%	3.75%	2/10/2029		22,090	22,019	21,853	0.12%

3500 Sunrise Hwy, Great River, NY 11739 United States

Univision Communications, Inc. (10)	Media	First Lien Debt	L + 3.25%	4.00%	3/15/2026		25,807	25,753	25,700	0.14%

5999 Center Drive, Los Angeles CA 90045 United States

Univision Communications, Inc. (11)	Media	First Lien Debt	L + 2.75%	3.75%	3/15/2024		3,000	3,009	2,999	0.02%

5999 Center Drive, Los Angeles CA 90045 United States

US Acute Care Solutions (5)(6)(8)	Health Care Providers & Services	First Lien Debt	L + 6.38%	6.38%	3/1/2026		2,885	2,927	2,852	0.02%

4535 Dressler Road, Northwest, Canton, OH, 44718, United States

US Oral Surgery Management Holdco, LLC (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.50%	6.25%	11/18/2027		131,930	128,746	129,287	0.72%

201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States

USIC Holdings, Inc. (10)	Commercial Services & Supplies	First Lien Debt	L + 3.50%	4.25%	5/12/2028		24,875	24,765	24,668	0.14%

9045 North River Road Suite 300 Indianapolis IN 46240 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Vaco Holdings, LLC (10)	Commercial Services & Supplies	First Lien Debt	SOFR + 5.00%	5.80%	1/20/2029		21,375	21,271	21,281	0.12%

5410 Maryland Way, Suite 460, Brentwood, TN, 37027,United States

Veregy Consolidated, Inc. (4)(11)	Commercial Services & Supplies	First Lien Debt	L + 6.00%	7.00%	11/2/2027		20,532	20,578	20,121	0.11%

23325 N. 23rd Ave, Suite 120 Phoenix, AZ 85027

Veritas US, Inc. (6)(11)	Software	First Lien Debt	L + 5.00%	6.00%	9/1/2025		26,033	26,154	24,432	0.14%

2625 Augustine Drive, Santa Clara CA 95054 United States

Verscend Holding Corp. (8)	Health Care Technology	First Lien Debt	L + 4.00%	4.46%	8/27/2025		34,835	34,892	34,791	0.19%

201 Jones Road 4th Floor Waltham MA 02451 United States

Vertex Aerospace Services Corp. (10)	Aerospace & Defense	First Lien Debt	L + 4.00%	4.75%	10/27/2028		40,385	40,290	40,309	0.23%

555 Industrial Drive South Madison,MS,39110 United States

Vertical US Newco, Inc. (6)(9)	Industrial Conglomerates	First Lien Debt	L + 3.50%	4.02%	7/30/2027		35,602	35,496	35,335	0.20%

451 Park Avenue South 7th Floor New York, NY 10016 United States

Victory Buyer, LLC (9)	Industrial Conglomerates	First Lien Debt	L + 3.75%	4.25%	11/19/2028		23,036	22,932	22,750	0.13%

50 East 153rd Street Bronx, NY 10451-2104 United States

Virgin Pulse, Inc. (10)	Software	First Lien Debt	L + 4.00%	4.75%	4/6/2028		42,340	41,975	41,917	0.23%

75 Fountain Street, Providence RI 02902 United States

Virtusa Corp. (10)	IT Services	First Lien Debt	L + 3.75%	4.50%	2/11/2028		39,232	39,099	38,942	0.22%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
132 Turnpike Road Suite 300 Southborough MA 01772 United States

Vision Solutions, Inc. (10)	Software	First Lien Debt	L + 4.00%	4.75%	3/4/2028		43,728	43,604	43,345	0.24%

15300 Barranca Parkway Suite 100 Irvine CA 92618 United States

VT Topco, Inc. (7)(10)	Professional Services	First Lien Debt	L + 3.75%	4.76%	8/1/2025		28,675	28,579	28,282	0.16%

11111 Santa Monica Blvd Suite 2000 Los Angeles,CA,90025 United States

Waystar Technologies, Inc. (8)	Health Care Technology	First Lien Debt	L + 4.00%	4.46%	10/22/2026		30,144	30,221	30,107	0.17%

2055 Sugarloaf Circle Suite 600 Duluth GA 30097 United States

Weld North Education, LLC (9)	Diversified Consumer Services	First Lien Debt	L + 3.75%	4.25%	12/21/2027		39,671	39,516	39,413	0.22%

3 Columbus Circle Suite 2405 New York NY 10019 United States

West Monroe Partners, LLC (4)(7)(10)	Professional Services	First Lien Debt	L + 5.50%	6.25%	11/8/2028		749,572	734,292	734,864	4.10%

311 W Monroe St 14th Floor, Chicago, IL 60606, United States

Whatabrands, LLC (9)	Hotels, Restaurants & Leisure	First Lien Debt	L + 3.25%	3.75%	8/3/2028		14,963	14,885	14,802	0.08%

300 Concord Plaza Drive, San Antonio, TX, 78216, United States

WHCG Purchaser III, Inc. (4)(7)(10)	Health Care Providers & Services	First Lien Debt	L + 5.75%	6.50%	6/22/2028		104,770	102,522	103,402	0.58%

251 Little Falls Drive, Wilmington, DE 19808 United States

Wheel Pros, Inc. (10)	Auto Components	First Lien Debt	L + 4.50%	5.25%	4/23/2028		25,841	25,847	24,707	0.14%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
6101 Knott Avenue, Buena Park CA 90620 United States

White Cap Buyer, LLC (9)	Construction Materials	First Lien Debt	SOFR + 3.75%	4.25%	10/19/2027		44,767	44,715	44,366	0.25%

6250 Brook Hollow Parkway, Norcross, Georgia 30071

Windows Acquisition Holdings, Inc. (4)(11)	Building Products	First Lien Debt	L + 6.50%	7.50%	12/29/2026		62,208	61,217	62,208	0.35%

235 Sunshine Road Royal, AR 71968

Wireless Vision, LLC (4)(11)	Internet & Direct Marketing Retail	First Lien Debt	L + 5.50%	6.50%	12/30/2025		22,635	22,635	22,635	0.13%

40700 Woodward Avenue Suite 250 Bloomfield Hills MI 48304 United States

WP CityMD Bidco, LLC (9)	Health Care Providers & Services	First Lien Debt	L + 3.25%	3.75%	11/18/2028		18,000	17,995	17,923	0.10%

1 Diamond Hill Road, Berkeley Heights, NJ 07922

WR Grace Holdings, LLC (6)(9)	Chemicals	First Lien Debt	L + 3.75%	4.81%	9/22/2028		9,975	9,994	9,920	0.06%

7500 Grace Drive, Columbia, Maryland 21044-4098

Wwex Uni Topco Holdings, LLC (10)	Air Freight & Logistics	First Lien Debt	L + 4.25%	5.00%	7/26/2028		17,637	17,547	17,491	0.10%

2323 Victory Avenue Suite 1600 Dallas,TX,75219 United States

Zacapa, LLC (6)(9)	Diversified Telecommunication Services	First Lien Debt	SOFR + 4.25%	4.75%	3/22/2029		6,128	6,116	6,102	0.03%

4 E PENNSYLVANIA AVE PEN ARGYL, 18072, PA, United States

Zayo Group Holdings, Inc. (8)	Diversified Telecommunication Services	First Lien Debt	L + 3.00%	3.46%	3/9/2027		1,000	942	975	0.01%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
1821 30th Street Unit A, Boulder, CO, 80301, United States

Apex Group Treasury, LLC (4)(6)(9)	Software	Second Lien Debt	L + 6.75%	7.76%	7/27/2029		66,000	64,895	66,990	0.37%

4 Embarcadero Center Suite 1900 San Francisco,CA,94111 United States

Aqgen Island Holdings, Inc. (5)(9)	Professional Services	Second Lien Debt	L + 6.50%	7.50%	5/4/2029		34,508	34,166	34,293	0.19%

535 Madsion Avenue, 24TH Floor New York, NY 10022

Atlas CC Acquisition Corp. (4)(5)(10)	Aerospace & Defense	Second Lien Debt	L + 7.63%	8.38%	5/25/2029		44,520	43,923	44,297	0.25%

9465 Wilshire Blvd, Suit 300 Beverly Hills, California 90212 United States

Canadian Hospital Specialties Ltd. (4)(6)(8)	Health Care Providers & Services	Second Lien Debt	8.50%	8.50%	4/15/2029		CAD 15,800	12,427	12,622	0.07%

676 North Michigan Avenue Suite 3300 Chicago IL 60611 United States

CD&R Artemis UK Bidco Ltd. (4)(6)(7)(9)	Health Care Providers & Services	Second Lien Debt	L + 7.25%	7.75%	8/19/2029		15,000	12,137	14,358	0.08%

26 Southampton Buildings, 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom

CD&R Artemis UK Bidco Ltd. (4)(6)(8)	Health Care Providers & Services	Second Lien Debt	S + 7.50%	7.61%	8/19/2029		£75,340	100,046	96,625	0.54%

26 Southampton Buildings, 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom

Celestial Saturn Parent, Inc. (9)	Professional Services	Second Lien Debt	L + 6.50%	7.00%	6/4/2029		125,488	124,542	124,390	0.69%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
40 Pacifica #900, Irvine, CA 92618 United States

Cloudera, Inc. (9)	Software	Second Lien Debt	L + 6.00%	6.50%	8/9/2029		61,697	61,436	60,925	0.34%

1001 Page Mill Road Building 3 Palo Alto,CA,94304 United States

Confluent Medical Technologies, Inc. (4)(5)(9)	Health Care Equipment & Supplies	Second Lien Debt	SOFR + 6.50%	7.00%	2/16/2030		52,500	51,466	51,450	0.29%

6263 N Scottsdale Road, Suite 224, Scottsdale, AZ 85250

COP Home Services TopCo IV, Inc. (4)(11)	Construction & Engineering	Second Lien Debt	L + 8.75%	9.76%	12/31/2028		43,277	42,524	43,277	0.24%

3150 E Birch St., Brea, CA 92821

Curia Global, Inc. (4)(10)	Life Sciences Tools & Services	Second Lien Debt	L + 6.50%	7.25%	8/31/2029		83,824	82,269	82,147	0.46%

26 Corporate Circle Albany,NY,12203 United States

Dcert Buyer, Inc. (8)	IT Services	Second Lien Debt	L + 7.00%	7.46%	2/16/2029		60,975	61,182	60,428	0.34%

2801 N Thanksgiving Way #500, Lehi 84043 United States

Deerfield Dakota Holding, LLC (10)	Professional Services	Second Lien Debt	L + 6.75%	7.50%	4/7/2028		29,650	29,559	29,724	0.17%

55 East 52nd Street 31st Floorm Park Avenue Plaza, New York, NY 10055 United States

DG Investment Intermediate Holdings 2, Inc. (10)	Commercial Services & Supplies	Second Lien Debt	L + 6.75%	7.50%	3/18/2029		29,464	29,335	29,538	0.16%

One Commerce Drive Schaumburg, Illinois 60173 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Diversitech Holdings, Inc. (4)(9)	Trading Companies & Distributors	Second Lien Debt	L + 6.75%	7.76%	12/16/2029		22,500	22,279	22,106	0.12%

6650 Sugarloaf Parkway Suite 100, Duluth, Georgia, 30097, United States

Drive Chassis Holdco, LLC (8)	Transportation Infrastructure	Second Lien Debt	L + 6.75%	7.81%	4/10/2026		102,042	102,133	101,977	0.57%

9 West 57th Street, New York, NY 10019 United States

Hexion Holdings Corp. (9)	Chemicals	Second Lien Debt	SOFR + 7.00%	7.50%	3/2/2030		65,000	63,219	62,563	0.35%

180 East Broad Street, Columbus, OH, 43215, United States

HS Purchaser, LLC (10)	Software	Second Lien Debt	L + 6.75%	7.50%	11/19/2027		71,000	71,123	70,290	0.39%

6455 City West Parkway Eden Prairie, MN United States

Idera, Inc. (10)	Software	Second Lien Debt	L + 6.75%	7.50%	2/4/2029		30,331	30,233	29,952	0.17%

Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092 United States

Inovalon Holdings, Inc. (4)(5)(10)	IT Services	Second Lien Debt	L + 10.50% PIK	11.25%	11/24/2033		85,014	82,607	82,463	0.46%

4321 Collington Rd, Bowie, MD 20716, United States

Jayhawk Buyer, LLC (4)(11)	Health Care Providers & Services	Second Lien Debt	L + 8.75%	9.75%	10/15/2027		29,372	28,862	29,151	0.16%

8717 West 110th Street, Suite 300 Overland Park, KS 66210

Jones Deslauriers Insurance Management, Inc. (6)(8)	Insurance	Second Lien Debt	C + 7.50%	8.38%	3/26/2029		CAD 32,694	25,454	25,729	0.14%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
2375 Skymark Avenue, Mississauga, Ontario L4W 4Y6

LSCS Holdings, Inc. (4)(9)	Life Sciences Tools & Services	Second Lien Debt	L + 8.00%	8.50%	11/30/2029		40,000	39,420	39,800	0.22%

190 North Milwaukee Street Milwaukee,WI,53202 United States

Mandolin Technology Intermediate Holdings, Inc. (4)(9)	Software	Second Lien Debt	L + 6.50%	7.00%	7/6/2029		31,900	31,493	31,422	0.18%

Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States

Mic Glen, LLC (9)	Hotels, Restaurants & Leisure	Second Lien Debt	L + 6.75%	7.25%	7/30/2029		19,000	18,943	18,725	0.10%

88 S State St, Hackensack, NJ 07601 United States

Mitratech Holdings, Inc. (4)(10)	Software	Second Lien Debt	L + 6.75%	7.50%	4/28/2029		18,000	17,932	17,910	0.10%

5001 Plaza on the Lake #111 Austin, TX 78746

NIC Acquisition Corp. (10)	Chemicals	Second Lien Debt	L + 7.75%	8.76%	12/29/2028		31,500	31,096	30,555	0.17%

150 Dascomb Road Andover, MA 01810

Pearls Netherlands Bidco (4)(6)(9)	Chemicals	Second Lien Debt	L + 7.25%	7.92%	2/25/2030		42,453	41,298	41,298	0.23%

herengracht, 450 Gemeente Amsterdam, 1017CA

Peraton Corp. (10)	Aerospace & Defense	Second Lien Debt	L + 7.75%	8.50%	2/26/2029		53,508	52,838	53,307	0.30%

12975 Worldgate Drive, Herndon VA 20170 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Phoenix Newco, Inc. (4)(9)	Life Sciences Tools & Services	Second Lien Debt	L + 6.50%	7.00%	11/15/2029		90,000	88,228	88,200	0.49%

195 West Street Waltham,MA,2451 United States

Pre-Paid Legal Services, Inc. (9)	Diversified Consumer Services	Second Lien Debt	L + 7.00%	7.50%	12/7/2029		25,000	24,757	24,719	0.14%

1 Pre-Paid Way, Ada OK 74820 United States

Proofpoint, Inc. (5)(9)	Software	Second Lien Debt	L + 6.25%	6.76%	6/8/2029		101,121	100,755	101,089	0.56%

892 Ross Drive, Sunnyvale CA 94089 United States

Sharp Midco, LLC (4)(5)(9)	Pharmaceuticals	Second Lien Debt	L + 7.25%	7.75%	12/31/2029		31,500	30,736	30,713	0.17%

7451 Keebler Way, Allentown, PA 18106

Symphony Technology Group (6)(10)	Software	Second Lien Debt	L + 8.25%	9.00%	5/3/2029		91,647	90,437	91,074	0.51%

428 University Ave, Palo Alto CA 94301 United States

The Edelman Financial Engines Center, LLC (8)	Capital Markets	Second Lien Debt	L + 6.75%	7.21%	7/20/2026		14,000	13,887	13,841	0.08%

600 Travis, Suite 5800, Houston, Texas 77002 United States

The Kenan Advantage Group, Inc. (4)(10)	Air Freight & Logistics	Second Lien Debt	L + 7.25%	8.00%	9/1/2027		33,015	32,410	32,024	0.18%

4895 Dressler Road, Canton OH 44718 United States

Thermostat Purchaser III, Inc. (4)(7)(10)	Construction & Engineering	Second Lien Debt	L + 7.25%	8.00%	8/24/2029		32,725	32,069	32,377	0.18%

10 Parkway North Suite 100 Deerfield,IL,60015 United States

USIC Holdings, Inc. (5)(10)	Commercial Services & Supplies	Second Lien Debt	L + 6.50%	7.25%	5/7/2029		8,594	8,540	8,519	0.05%

9045 North River Road Suite 300 Indianapolis IN 46240 United States

Victory Buyer, LLC (4)(9)	Industrial Conglomerates	Second Lien Debt	L + 7.00%	7.50%	11/1/2029		62,524	61,913	61,899	0.35%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
50 East 153rd Street Bronx, NY 10451-2104 United States

Virgin Pulse, Inc. (10)	Software	Second Lien Debt	L + 7.25%	8.00%	3/30/2029		29,000	28,841	28,638	0.16%

75 Fountain Street, Providence RI 02902 United States

Vision Solutions, Inc. (5)(10)	Software	Second Lien Debt	L + 7.25%	8.00%	3/4/2029		126,381	125,572	124,627	0.70%

15300 Barranca Parkway Suite 100 Irvine CA 92618 United States

VT Topco, Inc. (4)(10)	Professional Services	Second Lien Debt	L + 6.75%	7.76%	7/31/2026		35,500	35,343	35,145	0.20%

11111 Santa Monica Blvd Suite 2000 Los Angeles,CA,90025 United States

Wwex Uni Topco Holdings, LLC (10)	Air Freight & Logistics	Second Lien Debt	L + 7.00%	8.01%	7/26/2029		33,000	32,559	32,546	0.18%

2323 Victory Avenue Suite 1600 Dallas,TX,75219 United States

522 Funding CLO 2020-6, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.76%	10/23/2034		3,000	3,000	2,815	0.02%

522 5th Avenue New York,NY,10036 United States

AIMCO CLO Series 2015-A (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.60%	6.84%	10/17/2034		7,450	7,450	7,279	0.04%
P.O. Box 309 Ugland House, South Church Str, Grand Cayman, Cayman Islands

Allegro CLO Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.00%	7.24%	1/19/2033		3,895	3,856	3,774	0.02%

C/O Estera Trust (Cayman) Limited Clifton House 75 Fort Street GEORGE TOWN, GRAND CAYMAN Cayman Islands

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Apidos CLO XXXIII (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.35%	7.35%	10/24/2034		5,000	4,952	4,795	0.03%

712 5th Avenue 43rd Floor New York,NY,10019 United States

Apidos CLO XXXVI, LLC (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 5.95%	6.56%	7/20/2034		8,500	8,500	8,021	0.04%

712 5th Avenue 43rd Floor New York,NY,10019 United States

Ares LXI CLO, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.25%	7.25%	10/20/2034		7,750	7,750	7,361	0.04%

c/o MaplesFS Limited Boundary Hall Cricket Square, George Town, Grand Cayman, Cayman Islands

Ares LXII CLO, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.50%	1/25/2034		9,000	9,000	8,817	0.05%

c/o MaplesFS Limited Boundary Hall Cricket Square, George Town, Grand Cayman, Cayman Islands

Ares XXVII CLO, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.75%	7.00%	10/28/2034		7,000	6,932	6,832	0.04%

c/o MaplesFS Limited Boundary Hall Cricket Square, George Town, Grand Cayman, Cayman Islands

Balboa Bay Loan Funding 2021-2, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.60%	7.12%	1/20/2035		7,000	6,932	6,781	0.04%

c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands

Barings CLO, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.25%	6.74%	7/15/2034		6,000	6,000	5,868	0.03%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Clifton House, 75 Fort Street PO Box 1350 Grand Cayman, ,KY1-1108 Cayman Islands

Barings CLO, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.65%	6.75%	1/18/2035		7,200	7,200	7,031	0.04%

Clifton House, 75 Fort Street PO Box 1350 Grand Cayman, ,KY1-1108 Cayman Islands

Benefit Street Partners CLO XXI (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.75%	7.24%	7/15/2034		6,500	6,500	6,203	0.03%

190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands

Benefit Street Partners CLO XXII (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.70%	7.50%	10/15/2034		3,000	2,970	2,898	0.02%

9 W 57th St Suite 4920, New York, NY 10019

Carlyle US CLO 2020-1, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.25%	6.50%	7/20/2034		7,000	7,000	6,711	0.04%

c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands

Carval CLO V-C, LTD. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.75%	6.96%	10/15/2034		8,000	7,922	7,775	0.04%

9320 Excelsior Blvd 7th Floor Hopkins,MN,55343 United States

CIFC Funding 2019-III, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.80%	7.31%	10/16/2034		8,000	8,000	7,783	0.04%

875 3rd Avenue 24th Floor New York,NY,10022 United States

Dryden 95 CLO, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.15%	6.79%	8/20/2034		8,000	8,000	7,748	0.04%

3 Gateway Center 14th Floor Newark,NJ,7102 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Eaton Vance CLO 2019-1 Ltd (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.74%	4/15/2031		3,750	3,755	3,644	0.02%

Cayman Corporate Centre 27 Hospital Road George Town KY1-9008 Cayman Islands

Elmwood CLO III, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.22%	7.22%	10/20/2034		9,500	9,439	9,354	0.05%

c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801 United States

Elmwood CLO VI, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.74%	10/20/2034		4,000	4,000	3,815	0.02%

c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801 United States

Flatiron RR CLO 22, LLC (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.20%	6.52%	10/15/2034		5,000	5,000	4,848	0.03%

51 Madison Avenue 2nd Floor New York,NY,10010 United States

Fort Washington CLO 2021-2, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.61%	7.44%	10/20/2034		12,000	11,885	11,351	0.06%

303 Broadway Suite 1200 Cincinnati, OH,45202 United States

Galaxy 30 CLO, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 5.95%	6.90%	10/25/2031		4,000	3,944	3,899	0.02%

1 Nexus Way, KY1-9005, Cayman Islands

Galaxy XXV CLO, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.00%	7.00%	4/15/2035		3,000	2,970	2,970	0.02%

P.O. Box 1093 Queensgate House George Town, Grand Cayman, Cayman Islands

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Goldentree Loan Management US Clo 12 Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.25%	7.25%	4/20/2034		6,500	6,438	6,438	0.04%

300 Park Avenue, 21st Floor New York, NY 10022, United States

Goldentree Loan Management US Clo 8 Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.15%	6.66%	10/20/2034		6,200	6,200	5,968	0.03%

300 Park Avenue, 21st Floor New York, NY 10022, United States

Gulf Stream Meridian 5, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.33%	6.57%	7/15/2034		3,500	3,488	3,327	0.02%

4350 Congress Street, Charlotte, NC 28209 United States

Gulf Stream Meridian 7, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.90%	6.90%	7/15/2035		5,000	4,950	4,950	0.03%

4350 Congress Street Suite 125 Charlotte, NC 28209

Halseypoint Clo 5, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.95%	7.17%	1/30/2035		9,500	9,314	9,340	0.05%

c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands

HPS Loan Management 15-2019 Ltd (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.80%	6.80%	1/22/2035		4,000	3,960	3,960	0.02%

Windward 3 Regatta Office Park, PO Box 1350 KY1-1108 Grand Cayman KY Cayman Islands

Jamestown CLO XIV, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.20%	7.45%	10/20/2034		10,000	9,806	9,527	0.05%

280 Park Avenue New York,NY,10017 United States

Kayne CLO III, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.74%	4/15/2032		5,000	5,009	4,912	0.03%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States

Magnetite XXXII Ltd (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.90%	6.90%	4/15/2035		5,000	5,000	5,000	0.03%

190 Elgin Avenue, George Town, KY1-9008, Cayman Islands

Morgan Stanley Eaton Vance Clo 2021-1, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.75%	7.06%	10/20/2034		6,500	6,500	6,428	0.04%

522 5th Avenue New York,NY,10036 United States

Neuberger Berman Loan Advisers CLO 38, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.25%	6.50%	10/20/2035		11,000	11,000	10,459	0.06%

1290 Avenue of the Americas New York,NY,10104 United States

OCP CLO 2021-22, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.75%	10/20/2034		4,250	4,061	4,039	0.02%

c/o Appleby Trusty (Cayman) Lt Clifton House, 75 Fort Street George Town, Grand Cayman, Cayman Islands

OCP CLO 2021-22, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.60%	7.10%	12/2/2034		7,500	7,500	7,244	0.04%

c/o Appleby Trusty (Cayman) Lt Clifton House, 75 Fort Street George Town, Grand Cayman, Cayman Islands

Octagon Investment Partners 41, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.13%	7.37%	10/15/2033		5,000	4,977	4,888	0.03%

250 Park Avenue 15th Floor New York,NY,10177 United States

Palmer Square CLO 2019-1, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.90%	11/14/2034		14,500	14,500	14,018	0.08%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
1900 Shawnee Mission Parkway Suite 315 Mission Woods,KS,66205 United States

Park Avenue Institutional Advisers CLO Ltd 2022-1 (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.30%	7.30%	4/20/2035		6,000	5,821	6,000	0.03%

10 Hudson Yards New York, NY, 10001-2157 United States

Post CLO 2021-1, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.80%	7.15%	10/15/2034		11,000	10,976	10,731	0.06%

2049 Century Park East Suite 3050 Santa Monica,CA,90067 United States

PPM CLO 2, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.55%	6.79%	4/16/2032		5,000	5,008	4,889	0.03%

1 Angel Court, London EC2R 7AG United Kingdom

PPM CLO 4, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.74%	10/18/2034		8,775	8,775	8,551	0.05%

1 Angel Court, London EC2R 7AG United Kingdom

PPM CLO 6, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.75%	10/18/2034		4,800	4,800	4,679	0.03%

1 Angel Court, London EC2R 7AG United Kingdom

Rad CLO 14, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.70%	1/15/2035		6,750	6,750	6,613	0.04%

1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States

Rockford Tower CLO 2021-3, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.72%	6.99%	10/20/2034		4,000	3,942	3,855	0.02%

65 East 55th Street, 30th Floor, New York, NY 10022 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
RR 19, Ltd. (5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.50%	6.81%	10/15/2035		3,000	3,000	2,872	0.02%

9 West 57th Street 43rd Floor New York,NY,10019 United States

Sound Point CLO XXVII, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.56%	6.82%	10/25/2034		6,900	6,767	6,434	0.04%

375 Park Avenue 33rd Floor New York,NY,10152 United States

Trestles Clo IV, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.25%	6.65%	7/21/2034		8,000	8,000	7,646	0.04%

Windward 3, Regatta Office, PO Box 1350, Grand Cayman, KY1-1108, KY

Vibrant CLO XII, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.11%	8.12%	1/20/2034		2,875	2,849	2,681	0.01%

747 3rd Avenue 38th Floor New York,NY,10017 United States

Vibrant CLO XIII, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 7.06%	7.30%	7/15/2034		6,250	6,191	6,023	0.03%

747 3rd Avenue 38th Floor New York,NY,10017 United States

Voya CLO 2019-4, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.70%	6.92%	1/15/2035		8,250	8,088	7,872	0.04%

230 Park Avenue, New York, NY 10169

Voya CLO 2020-2, Ltd. (4)(5)(6)(8)	Diversified Financial Services	Structured Finance Obligations	L + 6.40%	6.64%	7/19/2034		5,000	4,902	4,837	0.03%

230 Park Avenue, New York, NY 10169

Condor Merger Sub, Inc. (8)	Software	Unsecured Debt	L + 7.38%	7.38%	2/15/2030		14,286	14,286	13,724	0.08%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
320 Park Avenue, 28th Floor, New York, New York, 10022, United States

Endurance International Group Holdings, Inc. (5)(8)	IT Services	Unsecured Debt	6.00%	6.00%	2/15/2029		6,272	6,068	5,423	0.03%

10 Corporate Drive Suite 300 Burlington MA 01803 United States

Minerva Merger Sub, Inc. (5)(8)	Health Care Technology	Unsecured Debt	L + 6.50%	6.50%	2/15/2030		7,146	7,146	6,941	0.04%

311 Arsenal Street Watertown Massachusetts 02472 United States

BCRED Emerald JV (6)	Investment in Joint Venture	Investment in Joint Venture						733,404	738,201	4.12%

345 Park Ave, New York, NY 10154

AGI Group Holdings LP - A2 Units (4)	Air Freight & Logistics	Equity				0.7%	1,674	1,674	1,802	0.01%

9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States

Atlas Intermediate Holding LLC - Preferred Interest (4)	Transportation Infrastructure	Equity				13.5%	34,238,400	33,725	37,320	0.21%

9465 Wilshire Blvd, Suit 300 Beverly Hills, California 90212 United States

AVE Holdings I Corp. (4)	Health Care Providers & Services	Equity				8.1%	12,237,213	11,870	11,870	0.07%

520 Madison Avenue, New York, NY 10022

Box Co-Invest Blocker, LLC (4)	Distributors	Equity				0.8%	3,308,320	3,308	3,390	0.02%

2650 Galvin Dr, Elgin, IL 60124, United States

Cambium Holdings, LLC - Senior Preferred Interests (4)	Diversified Consumer Services	Equity				5.5%	29,194,330	28,735	35,234	0.20%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States

CD&R Artemis Holdco 2 Limited - Preferred Shares (4)(6)	Health Care Providers & Services	Equity				20.0%	33,000,000	43,662	44,638	0.25%

26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom

CD&R Ulysses Equity Holdings, L.P. - Common Shares (4)(6)	Health Care Providers & Services	Equity				0.2%	6,000,000	6,090	5,460	0.03%

375 Park Avenue 18th Floor New York, NY,10152 United States

Connatix Parent, LLC - Class L Common Units (4)	Software	Equity				0.3%	126,136	1,388	1,770	0.01%

666 Broadway, 10th Floor, New York, NY 10012, United States

Deneb Ultimate Topco, LLC - Class A Units (4)	Diversified Consumer Services	Equity				0.6%	4,060	4,060	4,175	0.02%

777 108th Ave NE, Bellevue, WA 98004, United States

Expedition Holdco, LLC (4)	Software	Equity				81.0%	810,810	810	810	0.00%

3493 FRENCH RD CLINTON 98236-9304 WA USA

Frontline Road Safety Investments, LLC - Class A Common Units (4)	Transportation Infrastructure	Equity				2.3%	41,304	4,363	3,942	0.02%

2714 Sherman Street, Grand Prairie, TX 75051 United States

GCX Corporation Group Holdings, L.P. - Class A-2 Units (4)	Health Care Equipment & Supplies	Equity				0.2%	4,500	4,500	4,149	0.02%

3875 Cypress Drive, Petaluma, CA 94954, United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units (4)(6)(14)	Specialty Retail	Equity				20.1%		1,421	1,809	0.01%

2910 District Avenue Fairfax VA 22031 United States

GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units (4)(6)(14)	Distributors	Equity				31.3%		583	1,799	0.01%

2018 Powers Ferry Road, Suite 400 Atlanta, Georgia 30339 United States

Guidehouse Holding Corp. - Preferred Equity (4)	Professional Services	Equity				7.4%	54,010	52,935	56,170	0.31%

2941 Fairview Park Dr Ste 501 Falls Church, VA, 22042-4543 United States

Jayhawk Holdings, LP - A-1 Common Units (4)	Health Care Providers & Services	Equity				0.4%	12,472	2,220	3,552	0.02%

8717 West 110th Street, Suite 300 Overland Park, KS 66210

Jayhawk Holdings, LP - A-2 Common Units (4)	Health Care Providers & Services	Equity				0.4%	6,716	1,195	1,913	0.01%

8717 West 110th Street, Suite 300 Overland Park, KS 66210

Loar Acquisition 13, LLC - Common Units (4)	Aerospace & Defense	Equity				0.7%	2,890,586	4,336	5,405	0.03%

450 Lexington Avenue, New York, NY 10017

Lobos Parent, Inc. - Series A Preferred Shares (4)	Software	Equity				0.1%	45,090	43,962	45,542	0.25%

206 S Earl St # 394, Schaller, Iowa, United States

Maia Aggregator, L.P. - Class A Units (4)	Health Care Providers & Services	Equity				98.5%	19,700,000	19,700	19,700	0.11%

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
One World Trade Center 285 Fulton Street, 84th Floor New York, NY 10007

Mandolin Technology Holdings, Inc. - Series A Preferred Shares (4)	Software	Equity				30.4%	31,950,000	30,992	33,228	0.19%

Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh,PA,15212 United States

Micross Topco, Inc. (4)	Aerospace & Defense	Equity				0.03%	116	125	116	0.00%

1050 Perimeter Road, Manchester, NH 03103 United States

Mode Holdings, L.P. - Class A-2 Common Units (4)	Air Freight & Logistics	Equity				1.8%	1,076,923	1,077	1,938	0.01%

17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States

NC Eve, L.P. - LP Interest (4)(6)	Health Care Providers & Services	Equity				50.0%	2,500,000	3,398	3,284	0.02%

26 Esplanade, St Helier, Jersey JE4 8PS, Jersey

NC Ocala Co-Invest Beta, L.P. - LP Interest (4)	IT Services	Equity				31.7%	25,687,196	25,687	25,687	0.14%

4321 Collington Rd, Bowie, MD 20716, United States

Ncp Helix Holdings, LLC. - Preferred Shares (4)	Transportation Infrastructure	Equity				0.6%	1,485,282	1,116	1,116	0.01%

888 Boylston Street, Suite 1100, Boston, Massachusetts 02199

OHCP V TC COI, LP. - LP Interest (4)	Professional Services	Equity				0.8%	6,500,000	6,500	6,500	0.04%

330 7th Ave, New York, NY 10001 United States

Point Broadband Holdings, LLC - Class A Units (4)	Diversified Telecommunication Services	Equity				3.4%	15,636	13,261	13,261	0.07%

617 E. Lake St. Stanton, MI 48888 United States

Name and Address of Portfolio Company (1)	Industry	Type of Investment	Reference Rate and Spread	Interest Rate (2)(14)	Maturity Date	% of Class Held at 3/31/2022	Par Amount/ Units	Cost (3)	Fair Value	Percentage of Net Assets
Point Broadband Holdings, LLC - Class B Units (4)	Diversified Telecommunication Services	Equity				3.4%	833,140	2,375	2,374	0.01%

617 E. Lake St. Stanton, MI 48888 United States

Specialty Lending Company LLC - LLC Interest (4)(5)(6)	Diversified Financial Services	Equity/ LLC Interest				90.0%		189,900	189,900	1.06%

251 Little Falls Drive, Wilmington, DE 19808 United States

(1)

Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for debt investments and the number of shares or units owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of March 31, 2022. Variable rate loans typically include an interest reference rate floor feature. As of March 31, 2022, 91.9% of the portfolio at fair value had a base rate floor above zero. For each such loan, the Company has provided the interest rate in effect on the date presented.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of March 31, 2022, non-qualifying assets represented 17.1% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt

ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	$74,169	$—

ACI Group Holdings, Inc.	Revolver	8/2/2027	21,482	(215)

ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	2,749	—

ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	3,902	(78)

AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	34,698	(347)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value

AI Aqua Merger Sub, Inc.	Delayed Draw Term Loan	7/30/2028	5,741	—

Albireo Energy, LLC	Delayed Draw Term Loan	6/23/2022	11,026	—

Alera Group, Inc.	Delayed Draw Term Loan	9/30/2028	536	—

Alera Group, Inc.	Delayed Draw Term Loan	10/2/2028	40,593	(203)

Amerivet Partners Management, Inc.	Delayed Draw Term Loan	2/25/2024	68,476	(685)

Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	(230)

Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	22,500	(225)

Armada Parent, Inc.	Revolver	10/29/2027	24,750	—

Ascend Buyer, LLC	Revolver	9/30/2027	6,467	—

athenahealth, Inc.	Delayed Draw Term Loan	2/15/2029	4,579	—

Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(156)

Atlas CC Acquisition Corp.	Revolver	5/26/2026	18,518	(201)

AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	5,478	(110)

AxiomSL Group, Inc.	Revolver	12/3/2025	5,983	(120)

Barbri Holdings, Inc.	Delayed Draw Term Loan	4/28/2023	22,662	—

Bazaarvoice, Inc.	Delayed Draw Term Loan	11/7/2022	57,432	—

Bazaarvoice, Inc.	Revolver	5/7/2026	42,994	—

Benefytt Technologies, Inc.	Delayed Draw Term Loan	8/12/2023	26,865	(269)

Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—

Canadian Hospital Specialties Ltd.	Delayed Draw Term Loan	4/14/2023	7,659	—

Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	4,174	—

Capstone Logistics, LLC	Delayed Draw Term Loan	11/12/2027	1,350	—

Caramel Bidco Limited	Delayed Draw Term Loan	2/24/2024	26,770	—

CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	91,739	(917)

CD&R Artemis UK Bidco Ltd.	Revolver	8/19/2026	25,000	—

CFGI Holdings, LLC	Delayed Draw Term Loan	11/2/2027	22,800	(228)

CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)

Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)

Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—

Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	(162)

Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2028	10,809	(108)

Community Brands ParentCo, LLC	Revolver	2/24/2028	6,330	(127)

Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	55,557	—

Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	32,700	(327)

Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	—

COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	7,664	—

CPI Holdco, LLC	Delayed Draw Term Loan	5/1/2023	78,721	—

CPI Holdco, LLC	Revolver	11/1/2026	28,928	(579)

Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	51,930	(478)

Cumming Group, Inc.	Revolver	5/26/2027	20,066	—

DCA Investment Holdings, LLC	Delayed Draw Term Loan	3/12/2023	4,832	—

DG Investment Intermediate Holdings 2, Inc.	Delayed Draw Term Loan	3/31/2028	3,162	—

Diversitech Holdings, Inc.	Delayed Draw Term Loan	12/22/2028	3,300	—

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value

Donuts, Inc.	Delayed Draw Term Loan	5/14/2023	128,295	—

Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	56,100	—

Engineered Stone Group Holdings III Ltd.	Delayed Draw Term Loan	11/22/2023	55,800	—

Episerver, Inc.	Delayed Draw Term Loan	4/9/2026	10,185	(127)

Episerver, Inc.	Revolver	4/9/2026	3,833	(48)

Experity, Inc.	Revolver	7/22/2027	13,452	(269)

Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	8/2/2022	30,625	—

Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2023	3,537	—

Foundation Risk Partners Corp.	Revolver	10/29/2027	9,529	(143)

Frontline Road Safety, LLC—A	Delayed Draw Term Loan	5/3/2027	5,129	—

Frontline Road Safety, LLC—B	Delayed Draw Term Loan	5/3/2022	39,526	—

Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	32,397	—

Galway Borrower, LLC	Revolver	9/30/2027	19,017	(380)

GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	67,500	—

Genuine Cable Group, LLC	Delayed Draw Term Loan	4/1/2023	2,246	—

GI Consilio Parent, LLC	Revolver	5/14/2026	6,300	(114)

GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/30/2028	36,000	—

GI Ranger Intermediate, LLC	Revolver	10/29/2027	9,720	—

Gigamon Inc.	Revolver	3/11/2028	25,774	(515)

Go Car Wash Management Corp.	Delayed Draw Term Loan	8/31/2023	32,111	—

GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	62,600	—

GovernmentJobs.com, Inc.	Revolver	11/30/2027	19,764	(395)

GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	8,571	(86)

GraphPAD Software, LLC	Revolver	4/27/2027	2,832	—

Great Day Improvements, LLC	Revolver	12/28/2027	28,703	(574)

Gruden Acquisition, Inc.	Delayed Draw Term Loan	7/1/2023	6,930	—

Gruden Acquisition, Inc.	Revolver	7/1/2026	8,325	—

Helix TS, LLC	Delayed Draw Term Loan	8/3/2023	38,209	—

HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	18,629	(186)

HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	2,221	—

High Street Buyer, Inc.	Delayed Draw Term Loan	2/2/2024	77,875	—

High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)

IG Investments Holdings, LLC	Revolver	9/22/2027	35,862	—

Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)

Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	7,318	—

Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	7/9/2023	73,250	(549)

Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	90,495	—

Jones Deslauriers Insurance Management, Inc.	Delayed Draw Term Loan	3/27/2028	12,054	—

Kaufman Hall & Associates, LLC	Delayed Draw Term Loan	12/14/2023	19,840	(198)

Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	18,452	(185)

Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	5,747	—

KPSKY Acquisition, Inc.	Delayed Draw Term Loan	10/19/2023	10,688	—

Kwor Acquisition, Inc.	Revolver	12/22/2027	11,402	—

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value

L&S Mechanical Acquisition, LLC	Delayed Draw Term Loan	9/1/2022	36,794	—

LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	19,979	—

Legacy Intermediate, LLC	Delayed Draw Term Loan	2/25/2023	36,000	(360)

Legacy Intermediate, LLC	Revolver	2/25/2028	17,242	(172)

Linquest Corp.	Delayed Draw Term Loan	1/27/2023	44,775	(448)

Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	10,800	(108)

Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	22,348	—

Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	31,793	—

Material Holdings, LLC	Revolver	8/17/2027	10,810	—

Maverick Acquisition, Inc.	Delayed Draw Term Loan	6/1/2023	16,185	(59)

Medallia, Inc.	Delayed Draw Term Loan	10/29/2023	11,138	—

Medical Knowledge Group, LLC	Revolver	2/1/2029	34,020	—

Metis Buyer, Inc.	Revolver	5/4/2026	3,600	—

MHE Intermediate Holdings, LLC	Delayed Draw Term Loan	7/21/2023	509	—

MHE Intermediate Holdings, LLC	Revolver	7/21/2027	771	—

Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	42,074	—

MRI Software, LLC	Delayed Draw Term Loan	2/10/2026	16,834	—

MRI Software, LLC	Revolver	2/10/2026	673	—

Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	122,548	—

NDC Acquisition Corp.	Revolver	3/9/2027	3,425	—

New Arclin US Holding Corp.	Delayed Draw Term Loan	9/22/2028	4,224	—

NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	3/1/2023	31,400	(471)

Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	30,494	—

Paya Holdings III, LLC	Revolver	6/16/2028	3,375	—

Peak Utility Services Group, Inc.	Delayed Draw Term Loan	3/2/2028	7,200	—

Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/28/2028	57	—

PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	22,406	—

PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	6,274	(63)

Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	73,003	(913)

Polyphase Elevator Holding Co.	Delayed Draw Term Loan	12/21/2027	15,000	—

Polyphase Elevator Holding Co.	Delayed Draw Term Loan	1/1/2024	65,000	—

Polyphase Elevator Holding Co.	Revolver	6/23/2027	2,400	—

Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/30/2022	21,722	(638)

Pro Mach Group, Inc.	Delayed Draw Term Loan	8/31/2028	1,324	—

Prodege International Holdings, LLC	Delayed Draw Term Loan	12/15/2022	114,448	—

Profile Products, LLC	Delayed Draw Term Loan	11/12/2027	25,460	—

Profile Products, LLC	Revolver	11/12/2027	15,771	—

Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	16,623	—

Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	9,016	—

R1 Holdings, LLC	Delayed Draw Term Loan	4/19/2022	5,686	—

Radwell International, LLC	Delayed Draw Term Loan	7/13/2023	29,219	—

Radwell International, LLC	Revolver	7/13/2027	34,375	—

Red River Technology, LLC	Delayed Draw Term Loan	5/26/2023	47,832	—

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value

Refficiency Holdings, LLC	Delayed Draw Term Loan	12/16/2027	2,381	43

Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)

Relay Purchaser, LLC	Revolver	8/30/2026	28,571	(286)

Reverb Buyer, Inc.	Delayed Draw Term Loan	11/1/2028	1,957	—

Roadsafe Holdings, Inc.	Delayed Draw Term Loan	7/31/2023	77,680	—

RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	25,904	—

RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	58,064	(581)

Safety Borrower Holdings LP	Delayed Draw Term Loan	9/1/2022	8,390	—

Safety Borrower Holdings LP	Revolver	9/1/2027	2,517	—

Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	44,400	—

Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	(480)

SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2022	15,200	(210)

SEKO Global Logistics Network, LLC	Revolver	12/30/2026	7,771	—

SelectQuote, Inc.	Delayed Draw Term Loan	11/5/2024	58,933	—

Sherlock Buyer Corp.	Delayed Draw Term Loan	12/1/2028	11,177	(112)

Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	(89)

Smile Doctors, LLC	Delayed Draw Term Loan	12/21/2023	33,940	—

Smile Doctors, LLC	Revolver	12/21/2027	48,007	—

Snoopy Bidco, Inc.	Delayed Draw Term Loan	6/1/2023	129,000	—

Sovos Compliance, LLC	Delayed Draw Term Loan	8/11/2028	3,643	—

SpecialtyCare, Inc.	Delayed Draw Term Loan	6/18/2023	7,139	(178)

SpecialtyCare, Inc.	Revolver	6/18/2026	5,935	—

Spitfire Parent, Inc.	Delayed Draw Term Loan	9/4/2022	13,833	—

Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	45,312	(453)

Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	18,901	—

Tailwind Colony Holding Corporation	Delayed Draw Term Loan	12/10/2022	6,519	—

Tennessee Bidco Limited	Delayed Draw Term Loan	8/3/2028	89,723	—

The Action Environmental Group, Inc.	Delayed Draw Term Loan	1/16/2026	8,518	—

The Fertility Partners, Inc.	Delayed Draw Term Loan	3/16/2028	18,972	(25)

The Fertility Partners, Inc.	Revolver	9/16/2027	7,589	(10)

The GI Alliance Management, LLC	Delayed Draw Term Loan	2/4/2023	65,222	—

The NPD Group L.P.	Revolver	12/1/2027	52,471	(355)

Therapy Brands Holdings, LLC	Delayed Draw Term Loan	5/18/2028	1,627	—

Thermostat Purchaser III, Inc.	Delayed Draw Term Loan	8/31/2028	7,481	—

Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	—

Thermostat Purchaser III, Inc. (2nd Lien)	Delayed Draw Term Loan	8/31/2023	5,600	—

Trident TPI Holdings, Inc.	Delayed Draw Term Loan	9/15/2028	789	—

Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2023	28,754	—

Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	12,780	—

Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	109,037	(1,090)

Triple Lift, Inc.	Revolver	5/6/2028	14,295	(286)

TRP Infrastructure Services, LLC	Delayed Draw Term Loan	1/9/2023	13,187	(132)

Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	6,916	—

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value

US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	49,353	—

US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(194)

VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	1,243	—

West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	188,572	—

West Monroe Partners, LLC	Revolver	11/9/2027	56,571	—

WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	19,482	—

WHCG Purchaser III, Inc.	Revolver	6/22/2026	12,486	(125)

Specialty Lending Company LLC	LLC Interest		125,100	—

Total Unfunded Commitments			$5,179,166	$(19,815)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of March 31, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of March 31, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of March 31, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of March 31, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of March 31, 2022 was 1.50%.
(14)	For unsettled positions the interest rate does not include the base rate.
(15)

Under the 1940 Act, the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of March 31, 2022, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair value as of December 31, 2021	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Fair value as of March 31, 2022	Dividend and Interest Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$1,614	$—	$—	$185	$1,799	$—
Controlled/Affiliated Investments
Specialty Lending Company LLC	212,400	—	(22,500)	—	189,900	10,125
BCRED Emerald JV	—	733,404	—	4,797	738,201	9,176
GSO DL Co-Invest CI LP	1,809	—	—	—	1,809	—

Total Controlled/Affiliated Investments	$214,209	$733,404	$(22,500)	$4,797	$929,910	$19,301

FINANCIAL STATEMENTS

The information in “Consolidated Financial Statements and Supplementary Data” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and “Financial Statements” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q is incorporated herein by reference. The financial data should be read in conjunction with the Company’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein.

MANAGEMENT

The information in “Directors, Executive Officers and Corporate Governance” in Part III, Item 10, “Executive Compensation” in Part III, Item 11 and “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” in Part III, Item 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are incorporated herein by reference.

PORTFOLIO MANAGEMENT

The Company’s investment activities are managed by Blackstone Credit BDC Advisors LLC.

Investment Committee

The Investment Committee is composed of Dwight Scott, Brad Marshall, Steve Kuppenheimer, Rob Zable, Michael Zawadzki, Daniel H. Smith, Jr., Robert Horn, Robert Petrini, Louis Salvatore and Paulo Eapen. Biographical information regarding members of the Investment Committee, who are not Trustees or our executive officers, is as follows:

Dwight Scott, Senior Managing Director, Global Head of Blackstone Credit. Mr. Scott oversees the management of Blackstone Credit and sits on the investment committees for Blackstone Credit’s energy funds, performing credit funds and distressed funds. Prior to his current role, Mr. Scott managed the energy investing activity at BXC, where he remains active. Before joining BXC in 2005, at its inception, Mr. Scott was an Executive Vice President and Chief Financial Officer of El Paso Corporation. Prior to joining El Paso, Mr. Scott served as a Managing Director in the energy investment banking practice of Donaldson, Lufkin & Jenrette. Mr. Scott is currently a Director of GEP Haynesville. He is a member of the Wall Street for McCombs Board. Mr. Scott graduated from the University of North Carolina and the University of Texas’ McCombs School of Business.

Robert Zable (Portfolio Manager), Senior Managing Director of Blackstone, Chief Investment Officer of Blackstone Credit’s Liquid Credit Strategies. Mr. Zable is a Portfolio Manager of BCRED and a Senior Portfolio Manager for BXC’s U.S. CLOs and closed-end funds in Blackstone Credit’s LCS unit. He is also a member of BXC’s LCS Management Committee and sits on LCS’s U.S. Syndicated Credit Investment Committee, Global Structured Credit Investment Committee, Global Dynamic Credit Asset Allocation Committee, and CLO Origination Committee. Prior to joining BXC in 2007, Mr. Zable was a Vice President at FriedbergMilstein LLC, where he was responsible for credit opportunity investments and junior capital origination and execution. Mr. Zable began his career at JP Morgan Securities Inc., where he focused on leveraged finance in New York and London. Mr. Zable received a B.S. from Cornell University and an M.B.A in Finance from The Wharton School at the University of Pennsylvania.

Daniel H. Smith, Jr., Senior Managing Director, Head of Blackstone Credit’s Liquid Credit Strategies. Mr. Smith oversees Blackstone Credit’s Liquid Credit Strategies unit, which includes various commingled credit funds, permanent capital vehicles, CLOs, closed-end funds, and leveraged and unleveraged separately managed accounts. Additional responsibilities include serving as Chairman and Chief Executive Officer of the NYSE listed closed-end funds and interval fund that are managed by LCS. Prior to joining Blackstone Credit, then known as GSO Capital Partners, in 2005 Mr. Smith was Managing Partner and Co-Head of RBC Capital Market’s Alternative Investment Unit at Royal Bank of Canada in New York. Mr. Smith joined RBC in 2001 from Indosuez Capital, a division of Crédit Agricole Indosuez, where he was a Co-Head and Managing Director overseeing the firm’s debt investments business and merchant banking activities. He began his career in investment management in 1987 at Van Kampen American Capital (f/k/a Van Kampen Merritt), a mutual fund company in Chicago where he held a variety of positions managing portfolios of bonds and stocks including overseeing the firm’s high-yield investment group. Mr. Smith received a B.S. in Petroleum Engineering from the University of Southern California and a Master’s Degree in Management from the J.L. Kellogg Graduate School of Management at Northwestern University.

Michael Zawadzki (Portfolio Manager), Senior Managing Director, Global Chief Investment Officer of Blackstone Credit. Mr. Zawadzki serves as a Portfolio Manager of BCRED, Blackstone Green Private Credit Fund III (BGREEN III), and Energy Select Opportunities Funds I and II. Before joining Blackstone in 2006, Mr. Zawadzki was with Citigroup Private Equity. Before that, he worked in the investment banking division of Salomon Smith Barney. Mr. Zawadzki received a B.S. in Economics, magna cum laude, from the Wharton School of the University of Pennsylvania.

Robert Horn, Senior Managing Director, Global Head of Sustainable Resources Group for Blackstone Credit. Mr. Horn oversees investment activities focused on energy transition, climate change solutions, and a broad range of sectors related to sustainable investing. In addition, Mr. Horn is a member of Blackstone’s ESG committee which helps to develop and implement the firm’s ESG policies. Mr. Horn also sits on various investment committees of Blackstone Credit. Mr. Horn serves on the board of directors of various companies, including Altus Power and ClearGen. Prior to joining Blackstone Credit, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. Mr. Horn has a bachelor of commerce from McGill University, where he graduated with academic honors.

Robert Petrini, Senior Managing Director, Chief Investment Officer of North America PCS. Mr. Petrini a Joint Portfolio Manager for Capital Opportunities Funds I, II, III and IV. Mr. Petrini joined Blackstone Credit in 2005 and sits on the investment committees for Blackstone Credit’s performing credit funds, distressed funds and energy funds. Before joining Blackstone, Mr. Petrini was a Principal of DLJ Investment Partners (“DLJIP”), the $1.6 billion mezzanine fund of CSFB’s Alternative Capital Division. Prior to that, Mr. Petrini was a member of DLJ’s Leveraged Finance Group since 1997. Mr. Petrini graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania, where he was a Joseph Wharton and Benjamin Franklin Scholar.

Louis Salvatore, Senior Managing Director, Head of Portfolio Initiatives. Mr. Salvatore is the Co-Head of Blackstone Credit’s Performing Credit team and a member of the Performing Credit investment committees. Mr. Salvatore is responsible for sourcing, diligencing, structuring and managing performing credit investments. He is a Joint Portfolio Manager of Blackstone Credit’s mezzanine and direct lending funds. He also serves on the Blackstone Insurance Solutions and BTAS investment committees. Before joining Blackstone Credit, then known as GSO Capital Partners, in 2005 Mr. Salvatore was a Principal of DLJ Investment Partners, the mezzanine fund of CSFB’s Alternative Capital Division. Mr. Salvatore joined CSFB in 2000 when it acquired DLJ, where he was a member of the Merchant Banking Group. He had been a member of DLJ’s Leveraged Finance Group, specializing in corporate restructurings. Prior to that, he worked for Kidder Peabody. Mr. Salvatore received a BA in Economics from Cornell University and an MBA from the Wharton School of the University of Pennsylvania.

Paulo Eapen, Senior Managing Director, Head of Europe and APAC PCS. Mr. Eapen is the Head of the European Business of Blackstone Credit. Mr. Eapen sits on the investment committees for Blackstone Credit, performing credit funds and distressed funds. Mr. Eapen is focused on the origination and management of private credit and equity investments, spanning acquisitions and corporate refinancings. These investments include a wide variety of industries and geographies, primarily headquartered in Europe. Before joining Blackstone Credit, then known as GSO Capital Partners, in 2007 Mr. Eapen was with Citigroup Private Equity and previously worked in M&A investment banking with Salomon Smith Barney. Mr. Eapen is, or has been, on the boards (as a director or observer) of iAero Group, Ainscough Group, Cobham Mission Systems, Curium Pharma, EMI Music Publishing, Morson Group, Ring International / Helios and Welcome Break. Additionally, Mr. Eapen is on the board of directors for the Ubuntu Education Fund, a charitable organization. Mr. Eapen has a B.A. in Economics and Political Science from the University of Pennsylvania and is an Infantry Officer in the Singapore Armed Forces.

Portfolio Management

Set forth below is information regarding the portfolio manager and the team of professionals at the Adviser (who are not Trustees or members of the Investment Committee) that support overseeing the day-to-day operations of the Company. The Adviser utilizes a team approach, with decisions derived from interaction among various investment management sector specialists. Under this team approach, management of the Company’s portfolio will reflect a consensus of interdisciplinary views. Mr. Marshall is primarily responsible for overseeing the day-to-day operations of the Company.

Investment Management and Strategy

Teddy Desloge, Managing Director. Mr. Desloge is a Managing Director with Blackstone Credit. He is involved with investment management for various direct lending vehicles including the Fund and BXSL. Since joining Blackstone Credit in 2015, Mr. Desloge has focused on origination, research, and execution of private and opportunistic credit investments across industries, and has primarily supported Blackstone Credit’s direct lending strategy. Before joining Blackstone Credit in 2015, Mr. Desloge was an Associate at Gefinor Capital where he focused on research and execution of private credit investments. He started his career in the Leveraged Finance group at Jefferies. Mr. Desloge graduated with a BA and a major in Economics from Hobart & William Smith Colleges.

Portfolio and Asset Management

Bradley Boggess, Managing Director, Head of Blackstone Credit Asset Management. Mr. Boggess is a Managing Director with Blackstone Credit and is involved with portfolio management and monitoring. Since joining Blackstone in 2018, Mr. Boggess has been focused on the Blackstone Credit Advantage program, which looks to bring Blackstone’s broad set of capabilities to bear for Blackstone Credit’s portfolio companies. Prior to joining Blackstone, Mr. Boggess was Managing Director and Chief Administrative Officer of Hudson Advisors, the asset management affiliate of Lone Star Funds since 2011. He also previously led the asset management team for private equity investments at Hudson. Mr. Boggess served as Chairman of the Board of Continental Building Products (NYSE:CBPX) and on the Board of Del Frisco’s Restaurant Group (NASDAQ:DFRG) and Forterra, PLC (LSE:FORT). Prior to Hudson he had various roles as a management consultant and restructuring advisor at AlixPartners, Ariba, and Accenture.

Mr. Boggess was an Armor Officer in the United States Army and received a BS in Management from Tulane University.

Joseph McKnight, Managing Director. Mr. McKnight is a Managing Director with Blackstone Credit and is focused on portfolio management and monitoring in the U.S. Direct Lending business. Mr. McKnight previously focused on mezzanine lending and private equity investments as part of Blackstone Credit’s energy platform. Before joining Blackstone Credit in 2014, Mr. McKnight served as a Vice President at Goldman Sachs, where he focused on private equity and proprietary direct investments in power generation and renewable energy within the firm’s J. Aron commodity division. He previously worked as an Associate in the Natural Resources private equity vertical at Apollo Management. Mr. McKnight received a BA in History from the University of Pennsylvania and a BS in Economics from The Wharton School of the University of Pennsylvania, where he graduated with academic honors.

Angelina Perkovic, Managing Director. Angelina Perkovic is a Managing Director with Blackstone Credit, and is involved with portfolio financing and management. Ms. Perkovic joined Blackstone Credit, then known as GSO Capital Partners, in 2005 and was previously a Senior Vice President responsible for compliance monitoring, testing and reporting for various leverage facilities as well as coordinating closing and funding of directly originated transactions. Prior to that, she handled bank debt settlements and compliance reporting for CLOs. Before joining Blackstone Credit, Ms. Perkovic worked at Royal Bank of Canada as an Assistant to the Portfolio Managers and Credit Analysts. Ms. Perkovic received a BBA in Finance and Investments from Zicklin School of Business, Baruch College.

Other Accounts Managed

The table below identifies the number of accounts (other than the Company) for which the Company’s portfolio manager has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles and other accounts. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated as of December 31, 2021.

Brad Marshall

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	3	$46.981 billion	3	$46.981 billion
Other accounts	7	$8.242 billion	7	$8.242 billion

Steve Kuppenheimer

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	2	$45.968 billion	2	$45.968 billion
Other accounts	3	$0.485 billion	3	$0.485 billion

Michael Zawadzki

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	2	$5.929 billion	2	$5.929 billion
Other accounts	9	$2.464 billion	7	$2.301 billion

Robert Zable

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	4	$2.134 billion	4	$2.134
Other pooled investment vehicles(1)	47	$60.381 billion	47	$2.134 billion
Other accounts	1	$0.042 billion	1	$0.042 billion

(1)	Includes management investment companies that have elected to be regulated as business development companies under the 1940 Act.

Portfolio Manager Compensation

The Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.

Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the firm.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Adviser and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of the Adviser and its clients.

Securities Ownership of the Portfolio Manager

The table below shows the dollar range of Common Shares owned by the portfolio managers as of

December 31, 2021:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company(1)
Brad Marshall	Over $1,000,000
Steve Kuppenheimer	$500,000 - $1,000,000
Rob Zable	None
Michael Zawadski	None

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of the Independent Trustees and, in some cases, the prior approval of the SEC. We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

In addition, we and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. A copy of the code of ethics is available on the Governing Documents section of the Company’s website at www.bcred.com.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of May 31, 2022, information with respect to the beneficial ownership of our Common Shares by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding Common Shares;

•	each of our Trustees and each executive officers; and

•	all of our Trustees and executive officers as a group.

Percentage of beneficial ownership is based on 818,501,495 shares outstanding as of May 31, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of the offering. No person is deemed to control the Company, as such term is defined in the 1940 Act.

	Type of Ownership	Number	Percentage
Interested Trustees
Brad Marshall	Record/Beneficial	66,889	*
Vikrant Sawhney	—	39,284	*
Independent Trustees
Robert Bass	Record/Beneficial	4,459	*
Tracy Collins	—	—	—
Vicki L. Fuller	—	—	—
James F. Clark	Record/Beneficial	15,608	*
Michelle Greene(1)	Record/Beneficial	—	*
Executive Officers Who Are Not Directors(3)
Stephan Kuppenheimer	Record/Beneficial	22,296	*
Katherine Rubenstein	Record/Beneficial	3,043	*
Carlos Whitaker	—	—	—
Abby Miller(2)	—	—	—
Marisa J. Beeney	Record/Beneficial	986	*
All officers and Trustees as a group (12 persons)		152,565

*	Less than 1%.
(1)	Ms. Greene was appointed Trustee effective May 2, 2022.
(2)	Ms. Miller was appointed Chief Accounting Officer and Treasurer effective May 23, 2022.
(3)	The address for all of the Company’s officers and Trustees is c/o Blackstone Credit BDC Advisers LLC, 345 Park Avenue, 31st Floor, New York, NY 10154.

Set forth in the table below is the dollar range of equity securities held in the Company by each Trustee as of December 31, 2021.

Name and Address	Dollar Range of Equity Securities in the Company(1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(2)(3)
Interested Trustees
Brad Marshall	Over $100,000	Over $100,000
Daniel H. Smith, Jr.(4)	Over $100,000	Over $100,000
Vikrant Sawhney	None	None
Independent Trustees(1)
Robert Bass	Over $100,000	Over $100,000
James F. Clark	Over $100,000	Over $100,000
Tracy Collins	None	None
Vicki L. Fuller	None	None
Michelle Greene(5)	—	—

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: none, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000 or over $100,000.
(3)

The “Fund Complex” consists of the Company, Blackstone Secured Lending Fund, the Blackstone Credit Closed-End Funds (Blackstone Senior Floating Rate Term Fund, Blackstone Long-Short Credit Income Fund, Blackstone Strategic Credit Fund and Blackstone Floating Rate Enhanced Income Fund), as well as the Blackstone Alternative Alpha Funds (Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II and Blackstone Alternative Alpha Master Fund) and Blackstone Alternative Multi-Strategy Fund.

(4)	Mr. Smith resigned as Trustee effective May 3, 2022.
(5)	Ms. Greene was appointed Trustee effective May 2, 2022.

DESCRIPTION OF OUR SHARES

The following description is based on relevant portions of Delaware law and on our Second Amended and Restated Declaration of Trust (“Declaration of Trust”) and bylaws. This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and our bylaws for a more detailed description of the provisions summarized below.

General

The terms of the Declaration of Trust authorize an unlimited number of Common Shares of any class, par value $0.01 per share, of which 693,235,505 shares were outstanding as of March 31, 2022, and an unlimited number of shares of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board of Trustees may classify or reclassify any unissued Common Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to distributions, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our Common Shares, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. No shares have been authorized for issuance under any equity compensation plans. Under the terms of our Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board of Trustees in setting the terms of any class or series of Common Shares, no shareholder will be entitled to exercise appraisal rights in connection with any transaction.

The following are the Company’s outstanding classes of securities as of March 31, 2022.

Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Fund for its Account	Amount Outstanding as of March 31, 2022
Class S	Unlimited	—	190,961,700
Class D	Unlimited	—	26,986,663
Class I	Unlimited	—	475,287,142

Common Shares

Under the terms of our Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our Common Shares if, as and when authorized by our Board of Trustees and declared by us out of funds legally available therefore. Except as may be provided by our Board of Trustees in setting the terms of classified or reclassified shares, our Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board of Trustees. In the event of our liquidation, dissolution or winding up, each share of our Common Shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our Common Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in our bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees. Pursuant to our Declaration of Trust, our Board of Trustees may amend the bylaws to alter the vote required to elect trustees.

Class S Shares

No upfront selling commissions are paid for sales of any Class S shares, however, if you purchase Class S shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 3.5% cap on NAV for Class S shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D Shares

No upfront selling commissions are paid for sales of any Class D shares, however, if you purchase Class D shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 1.5% cap on NAV for Class D shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/ brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

Class I Shares

No upfront selling commissions or shareholder servicing and/or distribution fees are paid for sales of any Class I shares and financial intermediaries will not charge you transaction or other such fees on Class I Shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Blackstone, Blackstone Credit or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares.

Other Terms of Common Shares

We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with the exemptive relief allowing us to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares. In addition, immediately before any liquidation, dissolution or winding up, each Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board of Trustees may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board of Trustees has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares in the near future. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our Common Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Company determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an independent Trustee), officer, employee, controlling person or agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company and not from the shareholders.

In addition, the Declaration of Trust permits the Company to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Company’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on February 11, 2020, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board of Trustees may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; our Board of Trustees may, without shareholder action, amend our Declaration of Trust to increase the number of our Common Shares, of any class or series, that we will have authority to issue; and our Declaration of Trust provides that, while we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of Trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Sales and Leases to the Company

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except as otherwise permitted under the 1940 Act, we may not purchase or lease assets in which the Adviser or any of its affiliates have an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Adviser may purchase assets in its own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Adviser apart from compensation otherwise permitted by the Omnibus Guidelines, as adopted by the NASAA.

Sales and Leases to our Adviser, Trustees or Affiliates

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we may not sell assets to the Adviser or any of its affiliates unless such sale is approved by the holders of a majority of our outstanding Common Shares. Our Declaration of Trust also provides that we may not lease assets to the Adviser or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.

Loans

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we generally may not pay, directly or indirectly, a commission or fee to the Adviser or any of its affiliates in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

Lending Practices

Our Declaration of Trust provides that, with respect to financing made available to us by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser may not impose a prepayment charge or penalty in connection with such financing and the Adviser may not receive points or other financing charges. In addition, the Adviser will be prohibited from providing financing to us with a term in excess of 12 months.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of Trustees will be set by our Board of Trustees in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Trustees may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the independent Trustees’ positions.

Our Declaration of Trust provides that a Trustee may be removed only for cause and only by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an interested person, a majority of the remaining Trustees that are not interested persons). Our Declaration of Trust provides that, notwithstanding the foregoing provision, any Trustee may be removed with or without cause upon the vote of a majority of then-outstanding shares.

We have a total of seven members of our Board of Trustees, five of whom are independent Trustees. Our Declaration of Trust provides that a majority of our Board of Trustees must be independent Trustees except for a period of up to 60 days after the death, removal or resignation of an independent Trustee pending the election of his or her successor. Each Trustee will hold office until his or her successor is duly elected and qualified. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of Trustees serving staggered terms of three years each.

Action by Shareholders

Our bylaws provide that shareholder action can be taken only at a special meeting of shareholders or by unanimous consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under our Declaration of Trust and bylaws, the Company is not required to hold annual meetings. Special meetings may be called by the Trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our Declaration of Trust provides that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by our secretary upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. The secretary shall provide all shareholders, within ten days after receipt of said request, written notice either in person or by mail of the date, time and location of such requested special meeting and the purpose of the meeting. Any special meeting called by such shareholders is required to be held not less than fifteen nor more than 60 days after notice is provided to shareholders of the special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that Trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

Our Declaration of Trust also provides that, subject to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations or other provisions of the Declaration of Trust, the following actions may be taken by the shareholders, without concurrence by our Board of Trustees or the Adviser, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

•	modify the Declaration of Trust;

•	remove the Adviser or appoint a new investment adviser;

•	dissolve the Company;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	remove any Trustee with or without cause (provided the aggregate number of Trustees after such removal shall not be less than the minimum required by the Declaration of Trust).

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board of Trustees any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Our Adviser may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:

•	amend the Investment Advisory Agreement except for amendments that would not adversely affect the rights of our shareholders;

•

except as otherwise permitted under the Investment Advisory Agreement, voluntarily withdraw as our investment adviser unless such withdrawal would not affect our tax status and would not materially adversely affect our shareholders;

•	appoint a new investment adviser (other than a sub-adviser pursuant to the terms of the Investment Advisory Agreement and applicable law);

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause the merger or similar reorganization of the Company.

Amendment of the Declaration of Trust and Bylaws

Our Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter or change the powers, preferences or special rights of the shares held by such shareholders so as to affect them adversely. Approval of any such amendment requires at least a majority of the votes cast by such shareholders at a meeting of shareholders duly called and at which a quorum is present. In addition, amendments to our Declaration of Trust to make our Common Shares a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by (a) the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter prior to the occurrence of a listing of any class of our shares on a national securities exchange and (b) the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter upon and following the occurrence of a listing of any class of our shares on a national securities exchange.

Our Declaration of Trust provides that our Board of Trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Except as described above and for certain provisions of our Declaration of Trust relating to shareholder voting and the removal of trustees, our Declaration of Trust provides that our Board of Trustees may amend our Declaration of Trust without any vote of our shareholders.

Actions by the Board Related to Merger, Conversion, Reorganization or Dissolution

The Board of Trustees may, without the approval of holders of our outstanding shares, approve a merger, conversion, consolidation or other reorganization of the Company, provided that the resulting entity is a business development company under the 1940 Act. The Company will not permit the Adviser to cause any other form of merger or other reorganization of the Company without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding shares of the Company entitled to vote on the matter. The Company may be dissolved at any time, without the approval of holders of our outstanding shares, upon affirmative vote by a majority of the Trustees.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No shareholder may maintain a derivative action on behalf of the Company unless holders of at least ten percent (10%) of the outstanding shares join in the bringing of such action. A “derivative” action does not include any derivative or other action arising under the U.S. federal securities laws.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Board of Trustees who are not “independent Trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board of Trustees determine not to bring such action. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more Trustees to consider a shareholder demand.

Exclusive Delaware Jurisdiction

Each Trustee, each officer and each person legally or beneficially owning a share or an interest in a share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Company, to the shareholders or each other, (C) the rights or powers of, or restrictions on, the Company, the officers, the Board of Trustees or the shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Statute or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed,

(B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with us and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us, who is qualified to perform such work. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our shareholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to the shareholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in the Declaration, including rights with respect to the election and removal of directors, annual and special meetings, amendments to the Declaration and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Common Shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which shareholders’ rights to access to records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in the Declaration;

•	in which we would bear any of the costs of the roll-up transaction if the shareholders reject the roll-up transaction; or

•

unless the organizational documents of the entity that would survive the roll-up transaction provide that neither its adviser nor its intermediary-manager may vote or consent on matters submitted to its shareholders regarding the removal of its adviser or any transaction between it and its adviser or any of its affiliates.

Access to Records

Any shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of Common Shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.

Reports to Shareholders

Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Adviser. These reports will also be available on our website at www.bcred.com and on the SEC’s website at www.sec.gov.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Conflict with the 1940 Act

Our Declaration of Trust provide that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DISTRIBUTION REINVESTMENT PLAN

The information in “Business—Distribution Reinvestment Plan” in Part 1, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is incorporated herein by reference.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is: 100 Summer Street, Floor 5, Boston, Massachusetts 02110. DST Systems, Inc. acts as our transfer agent, distribution disbursing agent for our common shares. The principal business address of DST Systems, Inc. is 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105-1594, telephone number: (816) 435-3455.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board, if any, the Adviser will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes offered by this prospectus have been passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware and Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company and its consolidated subsidiaries at December 31, 2021 and 2020, incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York, 10112, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bcred.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5, our trustees and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus (except for SEC filings expressly incorporated herein).

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below. The information that we incorporate by reference is considered to be part of this prospectus. Specifically, we incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 9, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 13, 2022; and

•

our Current Reports on Form 8-K filed with the SEC on March  23, 2022, March  28, 2022, April  11, 2022, April 21, 2022, May  4, 2022, May 12, 2022, May  24, 2022 and June 27, 2022 (other than any information furnished rather than filed).

Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website at www.bcred.com, or by writing or telephoning us at the following address:

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, NY 10154

(212) 503-2100